Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283915

PROSPECTUS SUPPLEMENT

to Prospectus dated August 29, 2025.

$3,500,000,000

$500,000,000 Senior Floating Rate Notes due 2029

$300,000,000 Senior Floating Rate Notes due 2031

$1,000,000,000 4.996% Senior Fixed Rate Notes due 2029

$700,000,000 5.166% Senior Fixed Rate Notes due 2031

$1,000,000,000 5.545% Senior Fixed Rate Notes due 2036

Nomura Holdings, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Nomura Holdings, Inc.” or the “Issuer”), will issue, in the aggregate principal amounts listed above, senior floating rate notes due June 29, 2029 (the “3-year Floating Rate Notes”), senior floating rate notes due July 14, 2031 (the “5-year Floating Rate Notes,” and together with the 3-year Floating Rate Notes, the “Floating Rate Notes”), senior fixed rate notes due June 29, 2029 (the “3-year Fixed Rate Notes”), senior fixed rate notes due July 14, 2031 (the “5-year Fixed Rate Notes”) and senior fixed rate notes due July 14, 2036 (the “10-year Fixed Rate Notes,” and together with the 3-year Fixed Rate Notes and the 5-year Fixed Rate Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes collectively with the Floating Rate Notes, the “Securities”) pursuant to a senior debt indenture dated January 16, 2020 (the “Indenture”). Nomura Securities International, Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Securities after their initial sale.

The 3-year Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined in “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes”) plus 0.95%, from and including June 30, 2026, payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year, with the first interest payment to be made on September 29, 2026 (short first coupon). The 5-year Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR plus 1.14%, from and including June 30, 2026, payable quarterly in arrears on January 14, April 14, July 14 and October 14 of each year, with the first interest payment to be made on October 14, 2026 (long first coupon). See “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes.” The 3-year Fixed Rate Notes will bear interest at the rate of 4.996% per annum payable semi-annually in arrears on June 29 and December 29 of each year, with the first interest payment to be made on December 29, 2026 (short first coupon). The 5-year Fixed Rate Notes will bear interest at the rate of 5.166% per annum payable semi-annually in arrears on January 14 and July 14 of each year, with the first interest payment to be made on January 14, 2027 (long first coupon). The 10-year Fixed Rate Notes will bear interest at the rate of 5.545% per annum payable semi-annually in arrears on January 14 and July 14 of each year, with the first interest payment to be made on January 14, 2027 (long first coupon). See “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes.” Nomura Holdings, Inc. may at its option, subject to the prior confirmation of the Financial Services Agency of Japan (the “FSA”) (if such confirmation is required under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Securities for redemption, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The Securities will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity. The Securities will not be subject to any sinking fund. Each series of the Securities will be represented by one or more global securities deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Securities will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Securities will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. Each series of the Securities is intended to qualify as total loss-absorbing capacity (“TLAC”) debt under the TLAC regulations in Japan applicable to Nomura Holdings, Inc. See also “Risk Factors—Risks Relating to the Debt Securities Generally—The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors related to TLAC regulations in the “Risk Factors” section of the accompanying prospectus.

Approval in-principle has been received for the listing of the Securities on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle for the listing of the Securities on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Securities.

Investing in the Securities involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), in “Risk Factors” in any other document incorporated by reference into this prospectus supplement, in the “Risk Factors” section beginning on page 6 of the accompanying prospectus and in the “Risk Factors” section beginning on page S-13 of this prospectus supplement before making any decision to invest in the Securities.

	Per 3-year Floating Rate Note	Per 5-year Floating Rate Note	Per 3-year Fixed Rate Note	Per 5-year Fixed Rate Note	Per 10-year Fixed Rate Note	Total
Public offering price(1)	100.000%	100.000%	100.000%	100.000%	100.000%	$3,500,000,000
Underwriting commissions(2)	0.250%	0.350%	0.250%	0.350%	0.450%	$11,750,000
Proceeds, before expenses, to Nomura Holdings, Inc.(1)	99.750%	99.650%	99.750%	99.650%	99.550%	$3,488,250,000

(1)	Plus accrued interest from June 30, 2026, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any other regulatory body has approved or disapproved of the Securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Securities will be delivered in book-entry form only, on or about June 30, 2026, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Nomura	Citigroup	J.P. Morgan

BofA Securities	SMBC NIKKO	BBVA	BNP PARIBAS	CIBC Capital Markets	ING

IMI – Intesa Sanpaolo	NORDEA	Scotiabank	Société Générale Corporate & Investment Banking	Swedbank	TD Securities

Co-Managers

Banco Sabadell	CaixaBank	Danske Markets	La Banque Postale	Mediobanca	Morgan Stanley	Rabo Securities

Prospectus Supplement dated June 23, 2026.

Prospectus Supplement

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

The Securities have not been and will not be registered under the FIEA and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation

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Measures Act”). The Securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” In addition, the Securities are not, as part of the distribution by the underwriters, dealers and agents under the underwriting agreement relating to the Securities, at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”) (excluding an underwriter designated in Article 6, paragraph 12, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Securities from the other underwriters) or (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended, the “Cabinet Order”). BY SUBSCRIBING FOR THE SECURITIES, THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A BENEFICIAL OWNER THAT IS, (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF OURS (EXCLUDING AN UNDERWRITER DESIGNATED IN ARTICLE 6, PARAGRAPH 12, ITEM 1 OF THE SPECIAL TAXATION MEASURES ACT WHICH PURCHASES UNSUBSCRIBED PORTIONS OF THE SECURITIES FROM THE OTHER UNDERWRITERS) OR (II) A JAPANESE FINANCIAL INSTITUTION, DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH 29 OF THE CABINET ORDER.

Interest payments on the Securities will be subject to Japanese withholding tax unless it is established that such Securities are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours, (ii) a Japanese designated financial institution as described in Article 6, paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the Securities to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, (as amended, the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the

S-ii

Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation and any relevant implementing measure in each EEA Member State.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a key information document under the PRIIPs Regulation in respect of the Securities, then following such publication, the prohibition on the offering, sale or otherwise making available the Securities to a retail investor as described in the above paragraph and in such legend shall no longer apply.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The Securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, the expression retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic UK law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”). Consequently, no disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 (the “CCI Regulations”) and the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the CCI Regulations. This prospectus supplement has been prepared on the basis that any offer of Securities in the UK will be made pursuant to an exemption under the POAT Regulations from the requirement to publish a prospectus for offers of Securities. This prospectus supplement is not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA handbook of rules and guidance (the “FCA Handbook”).

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a disclosure document under the CCI Regulations in respect of the Securities, then following such publication, the prohibition on the offering, sale or otherwise making available the Securities to a retail investor in the UK as described in the above paragraph and in such legend shall no longer apply.

In addition, in the UK, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (ii) are high net worth companies, unincorporated associations and other bodies falling within Article 49(2)(a) to (d) of the Order; or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents. Any investment or investment activity to which this prospectus supplement relates is available in the UK only to Relevant Persons and will be engaged in only with Relevant Persons.

SINGAPORE — Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be

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offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Securities and also adds to, updates and changes information contained in the prospectus filed with the SEC dated August 29, 2025 and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the Securities and gives more general information, some of which may not apply to the Securities. If the description of the Securities in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, in “Risk Factors” in any other document incorporated by reference into this prospectus supplement, and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-vi

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “NHI,” “Nomura,” the “Nomura Group,” “we,” “us,” and “our” refer to Nomura Holdings, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Securities and the word “holder,” “Security holder” or “Security holders” to refer to the holders of the Securities.

Our consolidated financial statements are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

Unless otherwise specified, our financial information contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP, as specified herein or in the relevant document being incorporated by reference. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “USD” and “$” refer to the lawful currency of the United States and those to “Japanese yen,” “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, amounts have been rounded to the nearest indicated digit unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Nomura Holdings, Inc.

We are a joint stock corporation incorporated on December 25, 1925, with limited liability under the laws of Japan. On October 1, 2001, we adopted a holding company structure, at which time we changed our name from “The Nomura Securities Co., Ltd.” to “Nomura Holdings, Inc.,” and on December 17, 2001, we were listed on the New York Stock Exchange. In connection with this reorganization, one of our wholly-owned subsidiaries assumed our securities businesses and was named “Nomura Securities Co., Ltd.” We continue to be listed on the Tokyo Stock Exchange (the “TSE”), the New York Stock Exchange and other stock exchanges on which we are listed.

Today, we are one of the leading financial services groups in Japan and have global operations, operating offices in countries and regions worldwide, including Japan, the United States, the United Kingdom, Singapore and the Hong Kong Special Administrative Region, through our subsidiaries. Our clients include individuals, corporations, financial institutions, governments and governmental agencies.

Our business is organized into the following four divisions: Wealth Management, Investment Management, Wholesale and Banking.

The address of our registered head office is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Our telephone number is +81-3-5255-1000, and our website is https://www.nomura.com. The information contained on our website does not form a part of and is not incorporated by reference into this prospectus supplement.

SUMMARY RISK FACTORS

Investing in the Securities involves a number of risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” prior to making an investment in the Securities. Such risks include, but are not limited to:

•	Risks relating to the business environment, such as:

•	risks associated with financial markets, economic conditions, and market fluctuations in Japan and elsewhere around the world, including the ones caused by geopolitical events;

•	the effect of intense competition in the financial services industry;

•	event risks, including the ones caused by geopolitical events, which may cause losses in our trading and investment assets as well as market and liquidity risk; and

•	the effect of sustainability factors including climate change and broader associated policy changes in each jurisdiction;

•	Risks relating to the conduct of our business, such as:

•	potential significant losses from trading and investment activities;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	the effect of market risk, which may increase other risks that we face;

•	potential revenue declines in our brokerage and asset management or investment banking businesses;

•	potential exposure to losses when third parties do not perform their obligations to us;

•	potential exposure to model risk, i.e., risk of financial loss, incorrect decision-making, or damage to our credibility arising from model errors or incorrect or inappropriate model application;

•	risks associated with our position as a holding company, which makes us dependent on payments from our subsidiaries;

•	risks relating to our inability to realize gains or potential losses on our investments in equity securities and non-trading debt securities; and

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•	Risks relating to our financial position, such as:

•	potential recognition of impairment losses with regard to the amount of goodwill, tangible assets and intangible assets recognized on our consolidated balance sheets;

•	the effect of liquidity risk on our ability to fund operations which could jeopardize our financial condition; and

•

potential decline in the value of our equity investments in affiliates and other investees accounted for under the equity method in our consolidated financial statements, which may decline significantly over a period of time and result in us recognizing impairment losses;

•	Risks relating to legal, compliance and other operational issues, such as:

•	operational risk;

•	reputational risk;

•

risks relating to the possibility that we may identify material weaknesses in our internal control over financial reporting in the future, indicating that our internal control over financial reporting may not be effective;

•	misconduct, fraud or other criminal activity by our employee, director or officer, or any third party, which harms our reputation in the market and our relationships with our clients;

•	failure to identify and appropriately address conflicts of interest;

•	legal and regulatory risks;

•	unauthorized disclosure or misuse of personal information held by us;

•	system failure, information leakage and cost of maintaining sufficient cybersecurity; and

•	failure to hire, retain or develop qualified personnel;

•	Risks related to the terms of the Securities and the market therefor, including:

•	risks related to structural subordination of our obligations under the Securities to the indebtedness and other liabilities of our subsidiaries;

•

the risk that the value of the Securities will be materially adversely affected, up to their full value, due to the possibility that the Securities will become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended; the “Deposit Insurance Act”) and Japanese insolvency laws;

•	the risks that the circumstances surrounding or triggering orderly resolution are unpredictable and the Japanese TLAC Standard (as defined in the accompanying prospectus) is subject to change;

•	the limited nature of the restrictive covenants and protection in the event of a change in control contained in the Indenture and the Securities;

•

risks relating to the use of SOFR to calculate the interest rate for the Floating Rate Notes, including its volatility, differences in nature from other benchmark rates and the possibility that it may be discontinued in the future; and

•

the risk that investors may be unable to secure personal jurisdiction within the United States over us or our directors or executive officers, or to enforce judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

For a discussion of these and other risks you should consider before making an investment in the Securities, see “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, “Risk Factors” in any other document incorporated by reference into this prospectus supplement, the “Risk Factors” section of the accompanying prospectus, and the “Risk Factors” section of this prospectus supplement.

THE OFFERING

$500,000,000 Senior Floating Rate Notes due 2029

Securities offered	$500,000,000 aggregate principal amount of senior floating rate notes due June 29, 2029 The 3-year Floating Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from June 30, 2026, if settlement occurs after that date.

Maturity	June 29, 2029.

Interest

The 3-year Floating Rate Notes will bear interest from and including June 30, 2026 at a floating rate, payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year, with the first interest payment to be made on September 29, 2026 (short first coupon), subject to adjustments as described in the next paragraph. The interest rate on the 3-year Floating Rate Notes for each Interest Period (as defined in “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes”) will be a per annum rate equal to Compounded Daily SOFR plus 0.95%, determined as described under “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes”. Interest on the 3-year Floating Rate Notes will be computed on the basis of the actual number of days in an Interest Period and a 360-day year (actual/360 day count convention).

See “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes.”

Interest Determination Date	The date that is five U.S. Government Securities Business Days before the related Interest Payment Date.

Business Day

A “Business Day” for the 3-year Floating Rate Notes means a day that is a U.S. Government Securities Business Day (as defined below), a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes”).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Other terms	For more information on the terms of the 3-year Floating Rate Notes, see “—General Terms of the Securities” below, “Description of the Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation agent	Citibank, N.A., London Branch

Security codes	CUSIP: 65535H CH0 ISIN: US65535HCH03 Common Code: 341733626

$300,000,000 Senior Floating Rate Notes due 2031

Securities offered	$300,000,000 aggregate principal amount of senior floating rate notes due July 14, 2031 The 5-year Floating Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from June 30, 2026, if settlement occurs after that date.

Maturity	July 14, 2031.

Interest

The 5-year Floating Rate Notes will bear interest from and including June 30, 2026 at a floating rate, payable quarterly in arrears on January 14, April 14, July 14 and October 14 of each year, with the first interest payment to be made on October 14, 2026 (long first coupon), subject to adjustments as described in the next paragraph. The interest rate on the 5-year Floating Rate Notes for each Interest Period (as defined in “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes”) will be a per annum rate equal to Compounded Daily SOFR plus 1.14%, determined as described under “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes”. Interest on the 5-year Floating Rate Notes will be computed on the basis of the actual number of days in an Interest Period and a 360-day year (actual/360 day count convention).

See “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes.”

Interest Determination Date	The date that is five U.S. Government Securities Business Days before the related Interest Payment Date.

Business Day

A “Business Day” for the 5-year Floating Rate Notes means a day that is a U.S. Government Securities Business Day (as defined below), a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes”).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Other terms	For more information on the terms of the 5-year Floating Rate Notes, see “—General Terms of the Securities” below, “Description of the Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation agent	Citibank, N.A., London Branch

Security codes	CUSIP: 65535H CJ6 ISIN: US65535HCJ68 Common Code: 341733448

$1,000,000,000 4.996% Senior Fixed Rate Notes due 2029

Securities offered	$1,000,000,000 aggregate principal amount of senior fixed rate notes due June 29, 2029 The 3-year Fixed Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from June 30, 2026, if settlement occurs after that date.

Maturity	June 29, 2029.

Interest

The 3-year Fixed Rate Notes will bear interest at the rate of 4.996% per annum, payable semi-annually in arrears on June 29 and December 29 of each year, with the first interest payment to be made on December 29, 2026 (short first coupon). Interest on the 3-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

See “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes.”

Business Day	A “Business Day” for the 3-year Fixed Rate Notes means a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes”).

Other terms	For more information on the terms of the 3-year Fixed Rate Notes, see “—General Terms of the Securities” below, “Description of the Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 65535H CK3 ISIN: US65535HCK32 Common Code: 341733499

$700,000,000 5.166% Senior Fixed Rate Notes due 2031

Securities offered	$700,000,000 aggregate principal amount of senior fixed rate notes due July 14, 2031 The 5-year Fixed Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from June 30, 2026, if settlement occurs after that date.

Maturity	July 14, 2031.

Interest

The 5-year Fixed Rate Notes will bear interest at the rate of 5.166% per annum, payable semi-annually in arrears on January 14 and July 14 of each year, with the first interest payment to be made on January 14, 2027 (long first coupon). Interest on the 5-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

See “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes.”

Business Day	A “Business Day” for the 5-year Fixed Rate Notes means a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes”).

Other terms	For more information on the terms of the 5-year Fixed Rate Notes, see “—General Terms of the Securities” below, “Description of the Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 65535H CL1 ISIN: US65535HCL15 Common Code: 341733553

$1,000,000,000 5.545% Senior Fixed Rate Notes due 2036

Securities offered	$1,000,000,000 aggregate principal amount of senior fixed rate notes due July 14, 2036 The 10-year Fixed Rate Notes will be issued only in fully registered form, without coupons.

Offering price	100.000% of the principal amount plus accrued interest from June 30, 2026, if settlement occurs after that date.

Maturity	July 14, 2036.

Interest

The 10-year Fixed Rate Notes will bear interest at the rate of 5.545% per annum, payable semi-annually in arrears on January 14 and July 14 of each year, with the first interest payment to be made on January 14, 2027 (long first coupon). Interest on the 10-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

See “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes.”

Business Day	A “Business Day” for the 10-year Fixed Rate Notes means a New York business day, a London business day and a Tokyo business day (each as defined in “Description of the Securities—Principal, Maturity and Interest for the Fixed Rate Notes”).

Other terms	For more information on the terms of the 10-year Fixed Rate Notes, see “—General Terms of the Securities” below, “Description of the Securities” and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 65535H CM9 ISIN: US65535HCM97 Common Code: 341733596

General Terms of the Securities

Issuer	Nomura Holdings, Inc.

Securities offered	We will offer each series of the Securities set forth on the cover page of this prospectus supplement and in accordance with the terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	June 30, 2026.

Ranking of the Securities	Each series of the Securities will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Debt Securities Generally—The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors in relation to TLAC regulations in the same section of the accompanying prospectus.

Minimum denomination	Each series of the Securities will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. No Securities will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of a series of the Securities.

Additional amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the Securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay the Security holders an additional amount so that the net amounts that the Security holders receive after such withholding or deduction will be the amount specified in the Securities to which the Security holders are entitled. Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, unless such withholding or deduction is required by law. See “Taxation—Japanese Taxation” in this prospectus supplement and “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal (and premium, if any) and interest in respect of the Securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

Optional tax redemption	In the event of changes to Japanese withholding tax law after the date of this prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus, we may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Securities for redemption. The Securities will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity.

If we call the Securities, we must pay the Security holders 100% of their principal amount. We will also pay the Security holders accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. The Securities will stop bearing interest on the redemption date, even if the Security holders do not collect their money. We will give notice to the depositary of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds

We intend to use the net proceeds from the sales of the Securities for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

See “Use of Proceeds.”

Limitation on actions for attachment	Each Security holder and the Trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of Senior Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus.

Permitted transfer of assets or liabilities	Each Security holder and the Trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of certain requirements as set forth in “Description of Senior Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus.

Limited rights to set off	Subject to applicable law, each Security holder, by the acceptance of any interest in the Securities, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Securities or the Indenture. See “Description of Senior Debt Securities—Limited Rights to Set Off by Holders of Senior Debt Securities” in the accompanying prospectus.

Settlement	Each series of the Securities will initially be issued only in book-entry form through the facilities of DTC for the accounts of its participants. Fully registered global securities (the “global securities”), without coupons, representing the total aggregate principal amount of the Securities will be issued and registered in the name of a nominee for DTC, securities depositary for the Securities. Unless and until the Securities in definitive certificated form (“definitive Securities”) are issued, the only Security holder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a global security will not be entitled to receive physical delivery of definitive Securities. Accordingly, each beneficial owner of any interest in a global security must rely on the procedures of DTC to exercise any rights under the Securities.

Governing law	The Securities will be, and the Indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading

Approval in-principle has been received for the listing of the Securities on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle for the listing of the Securities on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Securities.

So long as the Securities are listed on the SGX-ST and the rules of the SGX-ST so require, Nomura Holdings, Inc. will appoint and maintain a paying agent in Singapore, where the Securities may be presented or surrendered for payment or redemption, in the event that a global security is exchanged for definitive Securities. In addition, in the event that a global security is exchanged for definitive Securities, an announcement of such exchange shall be made by or on behalf of Nomura Holdings, Inc. through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Securities, including details of the paying agent in Singapore.

The Securities will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as any of the Securities are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee	Citibank, N.A.

Paying agent, transfer agent, registrar and authenticating agent	Citibank, N.A., London Branch

Delivery of the Securities	We expect that delivery of the Securities will be made to investors on or about June 30, 2026, which is the fifth New York business day following the date of pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities prior to the delivery of the Securities may be required, by virtue of the fact that the Securities initially will settle five New York business days after pricing of the Securities, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Conflicts of interest	Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of securities that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)”.

RISK FACTORS

Investing in the Securities involves risks. You should consider carefully the risks relating to the Securities described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Securities offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Securities. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of Securities and the suitability of investing in the Securities in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and “Risk Factors” in any other document incorporated by reference into this prospectus supplement.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F and “Risk Factors” in any other document incorporated by reference into this prospectus supplement.

Risks Relating to the Securities Generally

For information on risks relating to the Securities see “Risk Factors—Risks Relating to the Debt Securities Generally” and “Risk Factors—Risks Relating to the Senior Debt Securities” in the same section in the accompanying prospectus, as well as the additional following risk factors.

Risks Relating to the Floating Rate Notes

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as formerly published three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Compounded Daily SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Floating Rate Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

The interest rate on the Floating Rate Notes is based on a compounded SOFR rate, which varies in the marketplace.

For each Interest Period, the interest rate on the Floating Rate Notes is based on Compounded Daily SOFR, which is calculated using the specific formula described under “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR,” not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the SOFR Observation Period (as defined in “Description of the Securities—Principal, Maturity and Interest for the Floating Rate

Notes”) for an Interest Period is negative, its contribution to Compounded Daily SOFR will be less than one, resulting in a reduction to Compounded Daily SOFR used to calculate the interest payable on the Floating Rate Notes on the Interest Payment Date for such Interest Period.

In addition, the method for calculating an interest rate based upon SOFR in other transactions varies. Accordingly, the specific formula for the Compounded Daily SOFR rate used in the Floating Rate Notes may not be the same as that adopted by other market participants. If the market widely adopts a different calculation method, that would likely adversely affect the market value of the Floating Rate Notes. We may in the future also issue securities referencing SOFR that differ in terms of interest determination from the Floating Rate Notes.

Compounded Daily SOFR with respect to a particular Interest Period will only be capable of being determined near the end of the relevant Interest Period.

The level of Compounded Daily SOFR applicable to a particular Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Determination Date (as defined in “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR”) for such Interest Period. Because each such date is near the end of such Interest Period, you will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the relevant Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

The secondary trading market for securities linked to SOFR may be limited.

The Floating Rate Notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded Daily SOFR, which could adversely affect the value of the Floating Rate Notes.

The FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices of the Floating Rate Notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the Floating Rate Notes as further described under “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition” will apply) and has no obligation to consider the interests of holders of the Floating Rate Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then the interest rate on the Floating Rate Notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Securities—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, we or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, changes to the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

Any determination, decision or election described above will be made in the sole discretion of us or our designee. Any exercise of such discretion by us may present us with a conflict of interest. In addition, if we appoint an affiliate as our designee, any exercise of such discretion may present us or such affiliate with a conflict of interest. Any of these determinations, decisions or elections may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. Moreover, certain of these determinations, decisions or elections may require the exercise of discretion and the making of subjective judgments, such as with respect to the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes, which may also adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement may not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement, and has no obligation to consider your interests in doing so.

Our affiliates may participate in press activities or publish research that could affect the market value of the Floating Rate Notes.

One or more of our affiliates may, at present or in the future, participate in press activities or publish research reports with respect to movements in interest rates generally, or with respect to SOFR specifically. Such press activities or research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Floating Rate Notes. Any of these activities may affect the market value of the Floating Rate Notes.

USE OF PROCEEDS

The net proceeds from the sale of the Securities are estimated to be approximately $3,486 million after deduction of the underwriting commissions and the estimated expenses payable by us. We intend to use the net proceeds from the sale of the Securities for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2026, presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Securities. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	At March 31, 2026
	Actual	As Adjusted
	(in millions)
Short-term borrowings	¥1,752,669	¥1,752,669
Long-term borrowings	15,544,956	15,544,956
Securities being issued(1)	—	556,780
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,088,562,601 shares; Outstanding: 2,901,337,224 shares)	594,493	594,493
Additional paid-in capital	706,261	706,261
Retained earnings	2,013,986	2,013,986
Accumulated other comprehensive income	548,221	548,221
Common stock held in treasury, at cost (187,225,377 shares)	(155,093)	(155,093)

Total NHI shareholders’ equity	3,707,868	3,707,868

Noncontrolling interests	147,047	147,047

Total equity	3,854,915	3,854,915

Total capitalization and indebtedness	¥21,152,540	¥21,709,320

Note:

(1)

The Securities being issued have been translated to Japanese yen for the purposes of this table at the following foreign currency exchange rate: ¥159.08 per $1.00, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York as of March 31, 2026.

Except as described above, there has been no material change in our capitalization and indebtedness since March 31, 2026.

SELECTED FINANCIAL AND OTHER INFORMATION

The following table presents selected financial information as of and for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, which is derived from our consolidated financial statements as of and for the same fiscal years. These financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial statements of Nomura Holdings, Inc. included in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, which is incorporated herein by reference, have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our most recent annual report on Form 20-F, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	Fiscal year ended March 31,
	2022	2023	2024	2025	2026
	(millions of yen, except per share data, number of shares and percentages)
Statement of income data:
Total revenue	¥1,593,999	¥2,486,726	¥4,157,294	¥4,736,743	¥4,758,486
Interest expense	230,109	1,151,149	2,595,294	2,844,258	2,590,773

Net revenue	1,363,890	1,335,577	1,562,000	1,892,485	2,167,713
Non-interest expenses	1,137,267	1,186,103	1,288,150	1,420,521	1,627,892

Income before income taxes	226,623	149,474	273,850	471,964	539,821
Income tax expense	80,090	57,798	96,630	124,709	165,439

Net income	146,533	91,676	177,220	347,255	374,382
Less: Net income (loss) attributable to non-controlling interests	3,537	(1,110)	11,357	6,519	12,253

Net income attributable to NHI shareholders	¥142,996	¥92,786	¥165,863	¥340,736	¥362,129

Balance sheet data (fiscal year end):
Total assets	¥43,412,156	¥47,771,802	¥55,147,203	¥56,802,170	¥62,645,925
Total NHI shareholders’ equity	2,914,605	3,148,567	3,350,189	3,470,879	3,707,868
Total equity	2,972,803	3,224,142	3,448,513	3,580,999	3,854,915
Common stock	594,493	594,493	594,493	594,493	594,493
Per share data:
Net income attributable to NHI shareholders—basic	¥46.68	¥30.86	¥54.97	¥115.30	¥123.08
Net income attributable to NHI shareholders—diluted	45.23	29.74	52.69	111.03	118.99
Total NHI shareholders’ equity(1)	965.80	1,048.24	1,127.72	1,174.10	1,277.99
Cash dividends	22.00	17.00	23.00	57.00	51.00
Cash dividends in USD(2)	$0.18	$0.13	$0.15	$0.38	$0.32
Weighted average number of shares outstanding (in thousands)(3)	3,063,524	3,006,744	3,017,128	2,955,205	2,942,280
Other data:
Return on equity(4)	5.1%	3.1%	5.1%	10.0%	10.1%

Notes:
(1)	Calculated using the number of shares outstanding at end of the respective fiscal year.
(2)

Calculated using the Japanese Yen—U.S. Dollar exchange rate as of the respective fiscal year end date utilizing the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

(3)	The number shown is used to calculate basic earnings per share.
(4)	Calculated as net income (loss) attributable to NHI shareholders divided by the average total NHI shareholders’ equity at the beginning and the end of the respective fiscal year.

DESCRIPTION OF THE SECURITIES

This section describes the specific financial and legal terms of the Securities and supplements the more general description under “Description of Senior Debt Securities” in the accompanying prospectus. To the extent that the following description is inconsistent with the terms and provisions described under “Description of Senior Debt Securities” in the accompanying prospectus, the following description replaces the description of the general terms and provisions in the accompanying prospectus.

It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement and any applicable pricing term sheet before deciding whether to invest in the Securities. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to therein.

General

We will offer the Securities under a senior debt indenture between us, as issuer, and Citibank, N.A., as trustee (the “Trustee”), dated as of January 16, 2020 (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

The Securities of each series will be issued only in fully registered form without coupons. The Securities will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the Securities will be structurally subordinated to claims of creditors of our subsidiaries. In addition, we have been classified as one of the TLAC Covered SIBs, and the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. As a result, the Securities are expected to become subject to loss absorption if we become subject to orderly resolution measures under the Companies Act, the Financial Instruments and Exchange Act, the Deposit Insurance Act and Japanese insolvency laws. These restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the Securities. See “Risk Factors—Risks Relating to the Debt Securities Generally—The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and “Risk Factors—Risks Relating to the Debt Securities Generally—The debt securities are intended to qualify as our external TLAC debt and may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments in the debt securities.” in the accompanying prospectus.

The Securities will not be redeemable prior to maturity, except as set forth in “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus, and will not be subject to any sinking fund.

The Securities will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York. The Securities of each series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Securities will not, and the Indenture does not, contain any financial covenants or other restrictions on the payment of dividends on shares of our common stock, the incurrence of unsecured indebtedness, or the issuance or repurchase of our securities. In addition, the Securities will not, and the Indenture does not, contain any covenants or other provisions to afford protection to Security holders in the event of a highly leveraged transaction or a change in control of Nomura Holdings, Inc.

We will pay the principal of and interest on the Securities in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments on the Securities will be made in accordance with any laws, regulations or administrative practices applicable to us and our agents in respect thereof, including requirements under Japanese tax law.

If and to the extent we shall default in the payment of the interest due on the interest payment date, such defaulted interest shall be paid to the person in whose name the relevant Security is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of us to the holder of the relevant Security not less than fifteen days preceding such subsequent record date.

Principal, Maturity and Interest for the Floating Rate Notes

The initial aggregate principal amount of the 3-year Floating Rate Notes and the 5-year Floating Rate Notes is $500,000,000 and $300,000,000, respectively. The 3-year Floating Rate Notes will mature on June 29, 2029 and the 5-year Floating Rate Notes will mature on July 14, 2031 (the maturity date of each series of the Floating Rate Notes, a “Floating Rate Notes Maturity Date”). The Floating Rate Notes of each series will be repaid at maturity at a price of 100% of the principal amount thereof.

The 3-year Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined below) plus 0.95% (the “3-year Floating Rate Notes Margin”) and the 5-year Floating Rate Notes will bear interest at a rate per annum equal to Compounded Daily SOFR plus 1.14% (the “5-year Floating Rate Notes Margin”), in each case, from and including June 30, 2026 to but excluding the relevant Floating Rate Notes Maturity Date, or if redeemed early, the date fixed for redemption, payable quarterly in arrears on the following dates:

•	March 29, June 29, September 29 and December 29 of each year, commencing on September 29, 2026 (short first coupon), in the case of the 3-year Floating Rate Notes, and

•	January 14, April 14, July 14 and October 14 of each year, commencing on October 14, 2026 (long first coupon) in the case of the 5-year Floating Rate Notes,

in each case, subject to adjustments as described in the next paragraph (each such date for the payment of interest, along with the relevant Floating Rate Notes Maturity Date or the date fixed for redemption of the relevant series, an “Interest Payment Date”), to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such Interest Payment Date. In no event shall the rate of interest for any series of the Floating Rate Notes be less than 0% for any Interest Period (as defined below).

If any Interest Payment Date (other than the relevant Floating Rate Notes Maturity Date or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus) falls on a day that is not a Business Day, such Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day), unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day). If the relevant Floating Rate Notes Maturity Date or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, will be paid on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the relevant series of the Floating Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

A “Business Day” as used under “—Principal, Maturity and Interest for the Floating Rate Notes” means a day that is a U.S. Government Securities Business Day (as defined below), a New York business day (as defined below), a London business day (as defined below) and a Tokyo business day (as defined below).

As further described herein, on each Interest Determination Date, the Calculation Agent (each as defined below) will calculate the amount of accrued interest payable on each series of the Floating Rate Notes on the related Interest Payment Date by multiplying (i) the outstanding principal amount of each series of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the number of days in the relevant Interest Period divided by 360 (actual/360 day count convention).

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The Federal Reserve Bank of New York notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Compounded Daily SOFR

The term “Compounded Daily SOFR” means, in respect of each Interest Period, the rate of return on a daily compounded interest investment during the relevant SOFR Observation Period (with the daily SOFR reference rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent on the relevant Interest Determination Date in accordance with the following formula:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)) and where:

“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day “i”;

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day in chronological order from and including the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each, a “U.S. Government Securities Business Day “i””);

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from and including such U.S. Government Securities Business Day “i” up to but excluding the following U.S. Government Securities Business Day;

“Interest Determination Date” means the date that is five U.S. Government Securities Business Days before the related Interest Payment Date;

“Interest Period” means each period beginning from and including June 30, 2026 to but excluding the first Interest Payment Date, or from and including any Interest Payment Date to but excluding the next Interest Payment Date; provided, however, that, in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, in respect of such Floating Rate Notes that become due and payable only, such Interest Period will end on but exclude such date on which the Floating Rate Notes have become due and payable;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the Calculation Agent in accordance with the following provision:

(i)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day at the SOFR Determination Time on the SOFR Administrator’s Website; or

(ii)

if the reference rate specified in (i) above does not appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the Secured Overnight Financing Rate published on the SOFR Administrator’s Website for the most recent preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day;

“SOFR Observation Period” means in respect of each Interest Period, the period from, and including, the date five U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date five U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period or in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in such Interest Period, but excluding, the date that is five U.S. Government Securities Business Days before such date on which the Floating Rate Notes have become due and payable; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded Daily SOFR or the then-current Benchmark (as defined below), then the benchmark replacement provisions set forth below under “—Benchmark Transition” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable Floating Rate Notes Margin.

Subject to and in accordance with its appointment and acceptance of such appointment under the calculation agency agreement between Nomura Holdings, Inc. and Citibank, N.A., London Branch dated July 3, 2024 (the “Calculation Agency Agreement”), Citibank, N.A., London Branch, will serve as the “Calculation Agent” for the Floating Rate Notes.

The Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Interest Period will be conclusive and binding on us and the holders of the Floating Rate Notes absent manifest error. Upon written request, the Calculation Agent will make available the interest rates for current (once determined) and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. We have the right to remove the Calculation Agent at any time, which removal will take effect on the date of the appointment by us of a successor Calculation Agent. The Calculation Agent may resign at any time by giving not less than sixty (60) days prior written notice thereof to us. Pursuant to the terms of the Calculation Agency Agreement, a successor Calculation Agent will be appointed.

Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time without the consent of the holders of the Floating Rate Notes.

Any determination, decision or election that may be made by us or our designee pursuant to these Benchmark Transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (i) will be conclusive and binding on us, the Trustee, the paying agent, the Calculation Agent and any other agents and the holders of the Floating Rate Notes absent manifest error, (ii) if made by us, will be made in our sole discretion, (iii) if made by our designee, will be made after consultation with us, and the designee will not make any such determination, decision or election to which we object and (iv) notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

Any determination, decision or election pursuant to these Benchmark Transition provisions not made by our designee will be made by us on the basis as described above. The designee shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with these Benchmark Transition provisions. Each holder of the Floating Rate Notes agrees (i) that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall have any duty or liability in connection with the determination of any Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Conforming Changes, or any other related matter as provided in this section and (ii) to waive any and all claims arising out of such matters against such persons. Each holder of the Floating Rate Notes agrees that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of any Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, if any, in connection with any of the foregoing. Each holder of the Floating Rate Notes agrees that none of the Trustee, the Calculation Agent, the paying agent, the registrar, the authenticating agent, nor the transfer agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any required or contemplated direction, instruction, notice or information reasonably required for the performance of such duties.

We will promptly give written notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the paying agent, the Calculation Agent and the holders of the Floating Rate Notes; provided that failure to give such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

The Calculation Agent is not required to determine any interest rate if such determination would require access to any reference rate to which it does not have access. In the event of any conflict or ambiguity relating to the prevailing interest rate on a series of Floating Rate Notes, the Calculation Agent has the right to request written direction and/or clarification from us, refrain from acting unless and until such written direction and/or clarification is received by it and resolves such ambiguity to its satisfaction, and conclusively rely upon such direction without limitation. For any circumstances under the ISDA Definitions where the Calculation Agent would be required to exercise any discretion, including the selection of any reference banks and seeking quotations from reference banks, when calculating the relevant interest rate, the relevant determination(s) which require the Calculation Agent to exercise its discretion shall instead be made by us or our designee.

For purposes of these Benchmark Transition provisions:

“Benchmark” means, initially, Compounded Daily SOFR; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)	the sum of:

(a)

the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the Corresponding Tenor; and

(b)	the Benchmark Replacement Adjustment;

(ii)	the sum of:

(a)	the ISDA Fallback Rate; and

(b)	the Benchmark Replacement Adjustment; or

(iii)	the sum of:

(a)

the alternate reference rate that has been selected by us or our designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the applicable Corresponding Tenor giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar-denominated floating rate notes at such time; and

(b)	the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “Interest Period,” changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)	in the case of sub-paragraph (i) or (ii) of the definition of “Benchmark Transition Event”, the later of:

(a)	the date of the public statement or publication of information referenced therein; and

(b)	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of sub-paragraph (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the

Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark;

“designee” means a designee as selected and separately appointed by us in writing;

“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Compounded Daily SOFR, the SOFR Determination Time, or (2) if the Benchmark is not the Compounded Daily SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/ or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Principal, Maturity and Interest for the Fixed Rate Notes

The initial aggregate principal amount of the 3-year Fixed Rate Notes, the 5-year Fixed Rate Notes and the 10-year Fixed Rate Notes is $1,000,000,000, $700,000,000 and $1,000,000,000, respectively. The 3-year Fixed Rate Notes will mature on June 29, 2029, the 5-year Fixed Rate Notes will mature on July 14, 2031 and the 10-year Fixed Rate Notes will mature on July 14, 2036. The Fixed Rate Notes of each series will be repaid at maturity at a price of 100% of the principal amount thereof.

The 3-year Fixed Rate Notes will bear interest at the rate of 4.996% per annum, the 5-year Fixed Rate Notes will bear interest at the rate of 5.166% per annum and the 10-year Fixed Rate Notes will bear interest at the rate of 5.545% per annum, from and including June 30, 2026 to but excluding the maturity date, or if redeemed early, the date fixed for redemption, payable semi-annually in arrears on the following dates:

•	June 29 and December 29 of each year, commencing on December 29, 2026 (short first coupon), in the case of the 3-year Fixed Rate Notes,

•	January 14 and July 14 of each year, commencing on January 14, 2027 (long first coupon), in the case of the 5-year Fixed Rate Notes, and

•	January 14 and July 14 of each year, commencing on January 14, 2027 (long first coupon), in the case of the 10-year Fixed Rate Notes,

in each case, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

Interest on the 3-year Fixed Rate Notes, the 5-year Fixed Rate Notes and the 10-year Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention). If any payment is due on the 3-year Fixed Rate Notes, the 5-year Fixed Rate Notes and the 10-year Fixed Rate Notes on any interest payment date, other than the maturity date, that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. If the maturity date with respect to the 3-year Fixed Rate Notes, the 5-year Fixed Rate Notes and the 10-year Fixed Rate Notes or any redemption date under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the 3-year Fixed Rate Notes, the 5-year Fixed Rate Notes and the 10-year Fixed Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

A “Business Day” as used under “—Principal, Maturity and Interest for the Fixed Rate Notes” means a New York business day, a London business day and a Tokyo business day.

A “New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

A “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close.

A “Tokyo business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Tokyo generally are authorized or obligated by law, regulation or executive order to close.

Additional Amounts

If payments of principal (and premium, if any) and interest on the Securities are subject to withholding or deduction under Japanese tax law, we will pay such additional amounts, subject to certain exceptions, in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any such withholding or deduction. For further details regarding additional amounts, see “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus. References to principal (and premium, if any) and interest in respect of the Securities include any additional amounts which may be payable in respect of the principal (and premium, if any) or interest.

Events of Default and Remedies

Security holders will have special rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities—Default, Remedies and Waiver of Default” in the accompanying prospectus.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the Securities represented by the global securities will be payable in U.S. dollars. We will cause the paying agent to pay such amounts, on the dates payment is to be made, directly to DTC.

Trustee

The Trustee for the Security holders will be Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013, United States of America.

Paying Agent, Transfer Agent, Registrar, Authenticating Agent and Calculation Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the Securities and Calculation Agent for the Floating Rate Notes. We may change the paying agent, transfer agent, registrar, authenticating agent or Calculation Agent without prior notice to the Security holders, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar, authenticating agent or Calculation Agent.

SGX-ST Listing

The Securities will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as any of the Securities are listed on the SGX-ST and the rules of the SGX-ST so require.

So long as the Securities are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global securities are exchanged for definitive Securities, we shall appoint and maintain a paying agent in Singapore, where the Securities may be presented or surrendered for payment or redemption. In addition, in the event that a global security is exchanged for definitive Securities, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Securities, including details of the paying agent in Singapore.

Transfer and Exchange

A holder of the Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. The registrar and the Trustee may require a Security holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

We will treat the registered Security holder as the owner of that Security for all purposes, except as described above under “—Methods of Receiving Payments.” See “—Book-Entry, Delivery and Form” below.

Clearance and Settlement

The Securities have been accepted for clearance through DTC for the accounts of its participants, including Clearstream and Euroclear.

Book-Entry, Delivery and Form

Each series of Securities will be represented by one or more global securities. The global securities will be deposited upon issuance with Cede & Co., as nominee for DTC or its custodian, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.

Except as otherwise described in this prospectus supplement, the global securities may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global securities for Securities in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time.

TAXATION

Japanese Taxation

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the Securities, principally relating to such holders that are individual non-residents of Japan or non-Japanese corporations, having no permanent establishment in Japan, and is applicable to interest and profit from redemption (as defined below) with respect to the Securities, as well as to certain aspects of capital gains, inheritance and gift taxes.

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Interest and Profit from Redemption

Interest payments on the Securities will be subject to Japanese withholding tax unless it is established that the debt security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”), (ii) a Japanese designated financial institution as described in Article 6, paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the Securities to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant Securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the Securities is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(a)

if the relevant Securities are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement that such recipient, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder, or the “Law”, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the “interest recipient information”, and advise the Participant if such recipient ceases to be so exempted (including where the recipient who is an individual non-resident of Japan or non-Japanese corporation becomes a specially-related person of ours), and that we prepare and file a certain confirmation prescribed by the Law with the competent local tax office in a timely manner based upon the interest recipient information communicated through the Participant and the relevant international clearing organization; and

(b)

if the relevant Securities are held not through a Participant, the requirement that such recipient submit to the relevant paying agent that makes payment of interest on the Securities a claim for exemption from withholding tax (hikazei tekiyo shinkokusho), or the “written application for tax exemption”, together with certain documentary evidence, at or prior to each time of receiving interest, and that we file the written application for tax exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the interest recipient information is not duly communicated as required under the Law) will result in the withholding by us of income tax at the rate of 15.315% of the amount of such interest.

If a recipient of interest on the Securities is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced under an applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under an applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the acquisition price of the Securities and the amount which the holder receives upon redemption thereof (the “profit from redemption”), is a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no income tax or corporation tax will be payable with respect to such profit from redemption.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the Securities, whether within or outside Japan, by a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will be, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired the Securities as a legatee, heir or donee, even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the Securities in connection with the issue of the Securities outside Japan.

United States Taxation

This section describes the material United States federal income tax consequences of owning and disposing of the Securities. It applies to you only if you hold your Securities as capital assets for United States federal income tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences (except as specifically noted below with respect to estate tax consequences) and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not address all of the United States federal income tax consequences that may apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Convention”), all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Please consult your own tax advisor concerning the consequences of owning the Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest. You will be taxed on interest on your Security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the Securities, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits (including that the election to deduct or credit creditable foreign taxes applies to all of your creditable foreign taxes for a particular tax year). Additionally, any Japanese withholding taxes on interest generally would not be eligible for a foreign tax credit to the extent that the Japanese taxes could have been eliminated by timely providing the interest recipient information or the written application for tax exemption as described in “Japanese Taxation” above, or to the extent the interest is exempt from Japanese tax pursuant to the Convention. Because interest on the Securities is generally exempt from Japanese tax pursuant to the Convention, if you are eligible for benefits under the Convention, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on the Securities. Interest paid by us on the Securities and any additional amounts paid with respect to withholding tax on the Securities is generally income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and will generally be “passive” income for purposes of computing the foreign tax credit. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Market Discount. Your Security will be treated as acquired with market discount if the principal amount of the Security exceeds your purchase price for the Security by an amount that is at least equal to the product of (i) the principal amount of the Security, (ii) 25 basis points and (iii) the remaining complete years to maturity of the Security on the date you purchased the Security. In such a case, you would treat any gain you recognize on the maturity or disposition of your Security as ordinary income to the extent of the accrued market discount on your Security. Alternatively, you may elect to include market discount in income currently over the life of your Security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service (“IRS”). If you own a Security with market discount and do not make this election, you may be required to defer deductions for interest on borrowings allocable to your Security in an amount not exceeding the accrued market discount on your Security until the maturity or disposition of your Security.

The market discount on a Security would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the Security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income on a current basis unless you elect to do so as described above.

Any amount treated as ordinary income pursuant to the market discount rules should be treated as income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Securities Purchased at a Premium. If you purchase your Security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your Security by the amount of amortizable bond premium allocable to that accrual period, based on your Security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your Security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the Security in previous accrual periods (after taking into account any bond premium deductions in such accrual periods) and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your Security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS.

Purchase, Sale, Exchange and Retirement of the Securities. Your tax basis in your Security generally will be its cost, increased by any market discount included in income and decreased by any amortizable bond premium that reduced interest income or gave rise to a deduction. Except as described above with respect to market discount, you will generally recognize capital gain or loss on the sale, exchange or retirement of your Security equal to the difference between the amount you realize on the sale, exchange or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Security. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. Capital gain or loss generally will be treated as gain or loss from sources within the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Information with Respect to Foreign Financial Assets. If you own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (and in some circumstances, a higher threshold), you may be required to file an information report with respect to such assets with your tax returns. “Specified foreign financial assets” generally include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the Securities.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest. Subject to the discussion of backup withholding below, interest on a Security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Sale, Exchange and Retirement of the Securities. You generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Estate Tax. For purposes of the United States federal estate tax, the Securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest on a Security within the United States, and the payment of proceeds to you from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number or (in the case of interest payments) if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a Security effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may credit any backup withholding against your United States federal income tax liability (if any) and obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” and each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the Securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the Securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the Securities.

Because of the foregoing, the Securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the Securities or any interest therein will be deemed to have represented by its acquisition and holding of the Securities that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated June 23, 2026, between us and the underwriters named below, for whom Nomura Securities International, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Securities listed opposite their names below.

Underwriters	Principal Amount of 3-year Floating Rate Note	Principal Amount of 5-year Floating Rate Note	Principal Amount of 3-year Fixed Rate Note	Principal Amount of 5-year Fixed Rate Note	Principal Amount of 10-year Fixed Rate Note
Nomura Securities International, Inc.	$200,000,000	$120,000,000	$400,000,000	$280,000,000	$400,000,000
Citigroup Global Markets Inc.	$55,000,000	$33,000,000	$110,000,000	$77,000,000	$110,000,000
J.P. Morgan Securities LLC	$55,000,000	$33,000,000	$110,000,000	$77,000,000	$110,000,000
BofA Securities, Inc.	$20,000,000	$12,000,000	$40,000,000	$28,000,000	$40,000,000
SMBC Nikko Securities America, Inc.	$20,000,000	$12,000,000	$40,000,000	$28,000,000	$40,000,000
BBVA Securities Inc.	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
BNP PARIBAS	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
CIBC World Markets Corp.	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
ING Financial Services LLC	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Intesa Sanpaolo IMI Securities Corp.	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Nordea Bank Abp	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Scotia Capital (USA) Inc.	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Société Générale	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Swedbank AB (publ)	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
TD Securities (USA) LLC	$11,500,000	$6,900,000	$23,000,000	$16,100,000	$23,000,000
Banco de Sabadell, S.A.	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
CaixaBank, S.A.	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
Danske Markets Inc.	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
La Banque Postale	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
Mediobanca - Banca di Credito Finanziario S.p.A.	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
Morgan Stanley & Co. LLC	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000
Rabo Securities USA, Inc.	$5,000,000	$3,000,000	$10,000,000	$7,000,000	$10,000,000

Total	$500,000,000	$300,000,000	$1,000,000,000	$700,000,000	$1,000,000,000

One or more of the underwriters may not be U.S. registered broker-dealers. All sales of securities in the United States will be made by or through U.S. registered broker-dealers, which may include affiliates of one or more of the underwriters.

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Securities. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Securities subject to their acceptance of the Securities from us and subject to prior sale, when, as and if issued or sold to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Securities, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Securities at the public offering prices listed on the cover page of this prospectus supplement.

After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Securities from us at the public offering price less an underwriting commission of 0.250% of the principal amount of the 3-year Floating Rate Notes, 0.350% of the principal amount of the 5-year Floating Rate Notes, 0.250% of the principal amount of the 3-year Fixed Rate Notes, 0.350% of the principal amount of the 5-year Fixed Rate Notes and 0.450% of the principal amount of the 10-year Fixed Rate Notes.

The estimated expenses, not including the underwriting commission, in connection with the offer and sale of the Securities payable by us include the following:

	$
Securities and Exchange Commission registration fee		$483,350
Legal fees and expenses		913,000
Accounting fees and expenses		84,000
Trustee, paying agent, transfer agent, registrar, authenticating agent and calculation agent fees and expenses		265,000
Miscellaneous		98,000

Total		$1,843,350

We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

New Issue of Securities

The Securities are new issues of securities with no established trading markets. Approval in-principle has been received for the listing of the Securities on the SGX-ST. Certain underwriters have advised us that they presently intend to make a market in each series of the Securities after completion of this offering. Nomura Securities International, Inc. may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market-making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading markets for the Securities. If active trading markets for the Securities do not develop, the market prices and liquidity of the Securities may be adversely affected. If the Securities are traded, they may trade at a discount from their initial public offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Debt Securities Generally—There are no prior markets for the debt securities and if markets develop, they may not be liquid” in the accompanying prospectus.

Settlement

We expect that delivery of the Securities will be made to investors on or about June 30, 2026, which is the fifth New York business day following the date of pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities prior to the delivery of the Securities may be required, by virtue of the fact that the Securities initially will settle five New York business days after pricing of the Securities, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Securities who wish to trade the Securities prior to their date of delivery hereunder should consult their own advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending on the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Securities or such other U.S. dollar-denominated senior debt securities, except for the Securities sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Securities in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Securities than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market prices of the Securities while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the managing underwriters may impose a penalty bid. A penalty bid is an arrangement that permits a managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when the Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Nomura Holdings, Inc. or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Securities offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of securities that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Nomura Securities International, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the Securities, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the Securities in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the Securities may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The Securities have not been and will not be registered under the FIEA and will be subject to the Special Taxation Measures Act. Accordingly, the Securities (i) have not, directly or indirectly, been offered or sold and will not, directly or indirectly, be offered or sold, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) have not, directly or indirectly, been offered or sold and will not be, as part of their distribution under the underwriting agreement relating to the Securities, at any time, directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (excluding an underwriter designated in Article 6, paragraph 12, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Securities from the other underwriters) or (b) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Cabinet Order.

Canada

The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Securities have not been offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014, (as amended, the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation and any relevant implementing measure in each EEA Member State.

Notwithstanding the above paragraph, in the case where the issuer subsequently prepares and publishes a key information document under the PRIIPs Regulation in respect of the Securities, then following such publication, the prohibition on the offering, sale or otherwise making available the Securities to a retail investor as described in the above paragraph and in such legend shall no longer apply.

Prohibition of Sales to UK Retail Investors

The Securities have not been offered, sold, distributed or otherwise made available and will not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both) of the following:

(i)

not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic UK law by virtue of the European Union (Withdrawal) Act 2018, as amended; or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently, no disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 (the “CCI Regulations”) and the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the CCI Regulations. This prospectus supplement has been prepared on the basis that any offer of Securities in the UK will be made pursuant to an exemption under the POAT Regulations from the requirement to publish a prospectus for offers of Securities. This prospectus supplement is not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA handbook of rules and guidance.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a disclosure document under the CCI Regulations in respect of the Securities, then following such publication, the prohibition on the offering, sale or otherwise making available the Securities to a retail investor in the UK as described in the above paragraph and in such legend shall no longer apply.

Other Regulatory Restrictions

Each underwriter has:

(a)

only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the UK.

Hong Kong

Each underwriter:

(a)

has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities, except for Securities which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b)

has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any Securities. No Securities have been offered or will be offered to the public in Switzerland, except that offers of Securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of Securities shall require us or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The Securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the Securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the Securities may be publicly distributed or otherwise made publicly available in Switzerland.

Italy

The offering of the Securities has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Securities may be offered, sold or delivered, nor may copies of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to any Securities be distributed in Italy, except, in accordance with any Italian securities, tax and other applicable laws and regulations.

The Securities have not been offered, sold or delivered, and will not be offered, sold or delivered, and no copy of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the Securities has been, or will be, distributed in Italy except:

(a)

to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of 24 February 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of 14 May 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Securities or distribution of copies of this prospectus supplement or any other document relating to the Securities in Italy under paragraphs (a) or (b) above must be:

(i)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of 15 February 2018, all as amended from time to time;

(ii)	in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii)

in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Kingdom of Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated December 27, 2017, as amended (“CMA”) pursuant to resolution number 2-11-2004 dated October 4, 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the Securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the Securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

State of Qatar and Qatar Financial Centre

The Securities described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar

Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Dubai International Financial Centre (excluding United Arab Emirates and Abu Dhabi Global Market)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Securities may not be offered or sold directly or indirectly to the public in the DIFC.

The Abu Dhabi Global Market

The Abu Dhabi Global Market (“ADGM”), including the Financial Services Regulatory Authority and the Registration Authority does not accept any responsibility for the content of the information included in this prospectus supplement, including the accuracy or completeness of such information. The liability for the content of this prospectus supplement lies with the issuer of this prospectus supplement and other persons, such as experts, whose opinions are included in this prospectus supplement with their consent. The ADGM has also not assessed the suitability of the Securities to which this prospectus supplement relates to any particular Security holder or type of Security holder. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this prospectus supplement or are unsure whether the Securities to which this prospectus supplement relates are suitable for your individual investment objectives and circumstances, you should consult an authorized financial adviser.

The United Arab Emirates

The Securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of Securities. Further, this prospectus supplement does not constitute a public offer of Securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (“FSRA”) or the Dubai Financial Services Authority.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Securities are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (“PRC”) (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws or other relevant regulations of the PRC.

South Korea

The Securities have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Securities have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Securities, the Securities may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, provided that (a) the Securities are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the Securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the Securities, (c) the Securities are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the Securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the Securities, the relevant underwriting agreement, and the prospectus supplement and (e) the issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Taiwan

The offer of the Securities has not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations, and the Securities may not be offered, issued or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires the registration or filing with or approval of the Financial Supervisory Commission of Taiwan. The Securities may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries), but may not be offered or sold in Taiwan except to qualified investors via a Taiwan licensed intermediary, to the extent permitted under applicable laws and regulations. Any subscriptions of Securities shall only become effective upon acceptance by us or the relevant underwriter outside Taiwan and shall be deemed a contract entered into in Japan or in the jurisdiction of incorporation of the relevant underwriter, as the case may be, unless otherwise specified in the subscription documents relating to the Securities signed by the investors.

EXPERTS

Our consolidated financial statements appearing in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, and the effectiveness of our internal control over financial reporting as of March 31, 2026 (excluding the internal control over financial reporting of Macquarie Management Holdings, Inc., Macquarie Investment Management Holdings (Luxembourg) S.à r.l., and Macquarie Investment Management Holdings (Austria) GmbH (collectively, the “Acquired Companies”)), have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing the above referenced exclusion of the Acquired Companies from the scope of such firm’s audit of internal control over financial reporting), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.

LEGAL MATTERS

The validity of the Securities will be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law and by Anderson Mori & Tomotsune as to matters of Japanese law. The validity of the Securities will be passed upon for any underwriters, dealers or agents by Simpson Thacher & Bartlett LLP as to matters of United States federal law and New York State law.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws. Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. The SEC maintains an internet site at https://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. Our corporate website is https://www.nomura.com.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “NMR.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. All of the documents incorporated by reference are available at www.sec.gov under Nomura Holdings, Inc., CIK number 0001163653. This prospectus supplement incorporates by reference (i) our annual report on Form 20-F for the fiscal year ended March 31, 2026 filed with the SEC on June 22, 2026; (ii) our current report on Form 6-K submitted to the

SEC on June 22, 2026 setting forth our consolidated capitalization and indebtedness as of March 31, 2026; and (iii) our current report on Form 6-K submitted to the SEC on June 23, 2026 containing the English translation of our announcement regarding top management appointments.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

Attention: Treasury Department

Telephone: +81-3-5255-1000

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.nomura.com.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

Dated Subordinated Debt Securities

Perpetual Subordinated Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities, which we collectively refer to herein as “debt securities.” This prospectus describes some of the general terms that may apply to these debt securities and the general manner in which they may be offered. The specific terms of any debt securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

We may offer and sell the debt securities on a continuous or delayed basis directly to investors or through one or more underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in any of these securities involves risks. See “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), any updates thereto included in any of the documents incorporated by reference herein, the “Risk Factors” section in this prospectus (beginning on page 6) and any risk factors included in the applicable prospectus supplement under the caption “Risk Factors.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these debt securities or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is August 29, 2025.

ABOUT THIS PROSPECTUS

The terms “NHI,” “Nomura,” “the Company,” “we,” “us,” and “our” refer to Nomura Holdings, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the debt securities and the word “holder,” “securityholder” or “securityholders” to refer to the holders of the debt securities.

Our annual consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as “U.S. GAAP.” Our quarterly consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with Article 5, Paragraph 4 of the Tokyo Stock Exchange Inc. and Nagoya Stock Exchange Inc.’s Standards for the Preparation of Quarterly Financial Statements (the “Standards”) and U.S. GAAP, applying the provisions for reduced disclosures as set forth in Article 5, Paragraph 5 of the Standards. Our consolidated financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 which we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. The specific terms of any debt securities we offer will be included in a supplement to this prospectus.

A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements, addenda or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the debt securities. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

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You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the debt securities.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe,” “anticipate,” “expect,” “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Certain of such factors are discussed herein under the caption “Risk Factors” and in our most recent annual report on Form 20-F, which is incorporated herein by reference, under the caption in “Item 3. Key Information—D. Risk Factors.” When evaluating forward-looking statements, you should carefully consider these factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

SUMMARY RISK FACTORS

Investing in the debt securities involves a number of risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” in this prospectus and in our most recent annual report on Form 20-F, which is incorporated herein by reference, under the caption in “Item 3. Key Information—D. Risk Factors,” as well as other similarly titled sections of other documents which may in the future be incorporated by reference herein, prior to making an investment in the debt securities. Such risks include, but are not limited to:

•	Risks relating to the business environment, such as;

•	risks associated with financial markets, economic conditions, and market fluctuations in Japan and elsewhere around the world, including the ones caused by geopolitical events;

•	the effect of intense competition in the financial services industry;

•	event risks, including ones caused by geopolitical events, which may cause losses in our trading and investment assets as well as market and liquidity risk; and

•	the effect of sustainability factors including climate change and broader associated policy changes in each jurisdiction;

•	Risks relating to the conduct of our business, such as:

•	potential significant losses from trading and investment activities;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	the effect of market risk, which may increase other risks that we face;

•	potential revenue declines in our brokerage and asset management or investment banking businesses;

•	potential exposure to losses when third parties do not perform their obligations to us;

•	potential exposure to model risk, i.e., risk of financial loss, incorrect decision-making, or damage to our credibility arising from model errors or incorrect or inappropriate model application;

•	risks associated with our position as a holding company, which makes us dependent on payments from our subsidiaries;

•	risks relating to our inability to realize gains or potential losses on our investments in equity securities and non-trading debt securities; and

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•	Risks relating to our financial position, such as:

•	potential recognition of impairment losses with regard to the amount of goodwill, tangible assets and intangible assets recognized on our consolidated balance sheets;

•	the effect of liquidity risk on our ability to fund operations which could jeopardize our financial condition; and

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potential decline in the value of our equity investments in affiliates and other investees accounted for under the equity method in our consolidated financial statements, which may decline significantly over a period of time and result in us recognizing impairment losses;

•	Risks relating to legal, compliance and other operational issues, such as:

•	operational risk;

•	reputational risk;

•	risks relating to the possibility that we may identify material weaknesses in our internal control over financial reporting in the future;

•	misconduct, fraud or other criminal activity by an employee, director or officer, or any third party, which harms our reputation in the market and our relationships with our clients;

•	failure to identify and appropriately address conflicts of interest;

•	legal and regulatory risks;

•	unauthorized disclosure or misuse of personal information held by us;

•	system failure, information leakage and cost of maintaining sufficient cybersecurity; and

•	failure to hire, retain or develop qualified personnel;

•	Risks relating to the terms of the debt securities generally and the market therefor, including:

•	risks related to structural subordination of our obligations under the debt securities to the indebtedness and other liabilities of our subsidiaries;

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the risk that the value of the debt securities could be materially adversely affected, up to their full value, due to the possibility that the debt securities may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act (as defined herein) and Japanese insolvency laws;

•	the risks that the circumstances surrounding or triggering orderly resolution are unpredictable and the Japanese TLAC Standard (as defined herein) is subject to change; and

•	the limited nature of the restrictive covenants and protection in the event of a change in control contained in the Indentures (as defined herein) and the debt securities;

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Risks relating to the dated subordinated debt securities in particular, including that the dated subordinated debt securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment;

•	Risks relating to the perpetual subordinated debt securities in particular, including:

•

that the perpetual subordinated debt securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event, in either of which cases you will lose the entire value of your investment;

•

that the perpetual subordinated debt securities will be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event, in which case you will lose all or part of the value of your investment;

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that we may cancel interest payments on the perpetual subordinated debt securities, in whole or in part, at any time; canceled interest will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights with respect to canceled interest; and

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that the perpetual subordinated debt securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the perpetual subordinated debt securities.

NOMURA HOLDINGS, INC.

We are a joint stock corporation incorporated with limited liability under the laws of Japan. We engage in a broad range of businesses and services, including securities businesses, investment banking, asset management services, trust banking and other related services in Japan and abroad through our subsidiaries and affiliated companies. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

SENIOR DEBT SECURITIES

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities; the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under the senior debt indenture entered into between us and Citibank, N.A., as trustee, dated as of January 16, 2020 (as amended or supplemented from time to time, the “Senior Debt Securities Indenture”). The senior debt securities offered in market-making transactions by our affiliates after initial issuance will include senior debt securities previously issued under the Senior Debt Securities Indenture. We have summarized the general features of the Senior Debt Securities Indenture under the heading “Description of Senior Debt Securities.” The Senior Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part.

DATED SUBORDINATED DEBT SECURITIES

For any particular series of dated subordinated debt securities we offer, the applicable prospectus supplement will describe the title and series of the dated subordinated debt securities; the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The dated subordinated debt securities will be issued under the subordinated indenture between us and Citibank, N.A., as trustee, to be entered into in connection with the first issuance of the dated subordinated debt securities (the “Dated Subordinated Debt Securities Indenture”). In addition to the initial issuance of any series of dated subordinated debt securities, our affiliates may also offer dated subordinated debt securities in market-making transactions using this prospectus. We have summarized the general features of the Dated Subordinated Debt Securities Indenture under the heading “Description of Dated Subordinated Debt Securities.” A form of the Dated Subordinated Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part.

PERPETUAL SUBORDINATED DEBT SECURITIES

For any particular series of perpetual subordinated debt securities we offer, the applicable prospectus supplement will describe the title and series of the perpetual subordinated debt securities; the aggregate principal amount and the original issue price; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; and any other specific terms. The perpetual subordinated debt securities will be issued under the perpetual subordinated indenture between us and Citibank, N.A., as trustee, dated as of July 1, 2025 (as amended or supplemented from time to time, the “Perpetual Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture, the “Indentures”). In addition to the initial issuance of any series of perpetual subordinated debt securities, our affiliates may also offer perpetual subordinated debt securities in market-making transactions using this prospectus. We have summarized the general features of the Perpetual Subordinated Debt Securities Indenture under the heading “Description of Perpetual Subordinated Debt Securities.” The Perpetual Subordinated Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part.

RISK FACTORS

Investing in the debt securities involves risks. You should consider carefully the risks relating to the debt securities generally and to each of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities described below, as well as the other information presented in, or incorporated by reference into, this prospectus and the prospectus supplement for the relevant offering, before you decide whether to invest in the debt securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the debt securities. Prospective investors should consult their own financial and legal advisors about risks associated with investment in a particular series of debt securities and the suitability of investing in the debt securities in light of their particular circumstances.

This prospectus contains, and the prospectus supplement for the relevant offering may also contain, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus and in the prospectus supplement for the relevant offering, in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, which is incorporated herein by reference.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Risks Relating to the Debt Securities Generally

The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.

Your claim as a securityholder is structurally subordinated to the liabilities of our subsidiaries, including our subsidiaries’ liabilities for collateralized financing, borrowed money, derivative and trading liabilities and payables and deposits. As a securityholder, you will only be entitled to assert a claim as a creditor of Nomura Holdings, Inc. that is to be paid out of Nomura Holdings, Inc.’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

We are a holding company that currently has no significant assets other than our investments in, or loans to, our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc. Our ability to service our debt obligations, including our obligations under the debt securities, thus depends on the dividends, loan payments and other funds that we receive from our subsidiaries. We may not be able to receive such funds from our subsidiaries due to adverse changes in their financial performance or material deterioration in their financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including loss absorption requirements, limitations under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), general corporate law or any contractual obligations applicable to such subsidiaries. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, our right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where we are a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the debt securities in full or at all even though the preference shareholders in or creditors of our subsidiaries may recover their investments in full.

Our loans to, or investments in capital instruments issued by, our subsidiaries made or to be made with the net proceeds from the sale of our instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to us or our subsidiaries under regulatory requirements, including the Internal TLAC (as defined below) requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims that we have against such subsidiaries. For example, to ensure that each of our material subsidiaries in Japan, as designated by Financial Services Agency of Japan (the “FSA”) as being systemically important, maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan or to comply with the capital adequacy regulations applicable to our material subsidiaries, we may extend to such subsidiaries, using the net proceeds from the sale of the debt securities and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into equity of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are, or are likely to be, unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such subsidiaries, to us under Article 57-19, Paragraph 1 of the FIEA. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect our ability to obtain repayment of such loans and investments and to meet our obligations under the debt securities as well as the value of the debt securities.

The debt securities are unsecured obligations.

Because the debt securities are unsecured obligations, their repayment may be compromised if:

•	we enter into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	we default on the payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the debt securities.

A portion of our other debt is secured by our assets. In addition, as is common with most Japanese corporations, our loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that we provide collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of our indebtedness have the right to make such request. Although we have not received any requests of this kind from our lenders, there can be no assurance that our lenders will not request us to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to us under specified circumstances. Whether the provisions in our loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the secured claims of these lenders and banks would, by virtue of such security, have priority over our assets and would rank senior to the claims of holders of the debt securities.

The ratings of the debt securities may change after the issuance of the debt securities, and those changes may have an adverse effect on the market prices and liquidity of the debt securities.

We intend to apply for credit ratings for each series of debt securities issued under the registration statement of which this prospectus forms a part. Our credit ratings may not reflect the potential impact of all risks relating to the market value of the debt securities. However, real or anticipated changes in our credit ratings will generally affect the market value of the debt securities.

In addition, other rating agencies may assign credit ratings to the debt securities with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal. The assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities could reduce the scope of potential investors in the debt securities and adversely affect the price and liquidity of the debt securities. We have no obligation to inform securityholders of any such downgrade, suspension, withdrawal or revision.

There are no prior markets for the debt securities and if markets develop, they may not be liquid.

There can be no assurance that any liquid markets for the debt securities will ever develop or be maintained. Any underwriters to whom offered debt securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will have no obligation to make a market in the debt securities and they may stop at any time. Given that the debt securities are complex financial instruments with increased investment risks, the debt securities may have a more limited market compared to conventional debt securities. Further, there can be no assurance as to the liquidity of any markets that may develop for the debt securities or the prices at which you will be able to sell your debt securities, if at all. Future trading prices of the debt securities will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the debt securities;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including, if applicable, the time remaining to the maturity of the debt securities, the outstanding amount of the debt securities and the level, direction and volatility of market interest rates generally.

In addition to the ordinary risks of illiquidity in the market for a new issue of securities, the debt securities may be especially susceptible to illiquid secondary markets and significant fluctuations in secondary trading prices. For example, if securities similar to the debt securities issued by other financial institutions are not redeemed when the market expects redemption or are written down, or if interest payments are canceled, the liquidity of the market for, and market prices of, the debt securities could be adversely affected. As a result, you may not find buyers for your debt securities at prices close to their principal amount or at any price, and you may lose all or part of the value of your investment in the debt securities.

The debt securities are intended to qualify as our external TLAC debt and may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the debt securities could be materially adversely affected, and you may lose all or a portion of your investments in the debt securities.

All of the debt securities are intended to qualify as our external total loss-absorbing capacity, or external TLAC, debt under the Japanese TLAC Standard (as defined below). Of these debt securities, the dated subordinated debt securities are intended to qualify also as our Tier 2 Capital while the perpetual subordinated debt securities are intended to qualify also as our Additional Tier 1 Capital, in each case under the Applicable Capital Adequacy Regulations (with respect to the dated subordinated debt securities, as defined in “Description of Dated Subordinated Debt Securities—Repurchases, Redemption and Repayment—Optional Regulatory Redemption” and, with respect to the perpetual subordinated debt securities, as defined in “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments”). As such, the dated subordinated debt securities and the perpetual subordinated debt securities will be fully and permanently written down to zero under their contractual terms, if we become subject to orderly resolution measures under the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended; the “Deposit Insurance Act”). See “Risks Relating to the Dated Subordinated Debt Securities—The dated subordinated debt securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment” and “Risks Relating to the Perpetual Subordinated Debt Securities—The perpetual subordinated debt securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event, in either of which cases you will lose the entire value of your investment,” respectively. On the other hand, the senior debt securities, which do not contain non-viability and bankruptcy-related write-down provisions, may be subject to loss absorption in court- administered insolvency proceeding if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws as described below.

In November 2015, the Financial Stability Board (the “FSB”) published the final Total Loss-Absorbing Capacity standard (“TLAC standard”) for global systemically important banks (“G-SIBs”). The FSB’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The FSB’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. In April 2016, the FSA published its policy (the “FSA Approach”) describing its approach and framework for the introduction of the TLAC standard in Japan for Japanese G-SIBs, which consist of the three so-called “mega-banks” in Japan. In April 2018, the FSA published a revised version of the FSA Approach that extended the coverage of the TLAC standard in Japan to certain domestic systemically important banks (“D-SIBs”) that are deemed (i) of particular need for a cross-border resolution arrangement and (ii) of particular systemic significance to the Japanese financial system if they fail. In the revised FSA Approach, we and the Japanese G-SIBs (each a “TLAC Covered SIB” and collectively the “TLAC Covered SIBs”) would be subject to the TLAC requirements in Japan. In the revised FSA Approach, the FSA also expressed its view that Single Point of Entry (“SPE”) resolution, in which resolution powers are applied to the top of a group by a single national resolution authority (i.e., the FSA), would be the preferred strategy for resolution of TLAC Covered SIBs. In March 2019, the FSA published regulatory notices, regulatory guidelines and related materials to implement the TLAC standard in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to three Japanese G-SIBs from March 31, 2019, and became applicable to us from March 31, 2021, requires Domestic Resolution Entities (as defined below) designated for the TLAC Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan, as designated by the FSA as being systemically important, to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (together with the internal loss-absorbing and recapitalization capacity that foreign subsidiaries are required to maintain under the FSB’s TLAC standard or similar requirements in the relevant jurisdictions, “Internal TLAC”). In keeping with its stated preference for SPE resolution, the FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each TLAC Covered SIB. Under the Japanese TLAC Standard, the FSA designated Nomura Holdings, Inc., as the Domestic Resolution Entity for Nomura, which is subject to the external TLAC requirements in Japan, and also designated Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc., as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan.

Under the Japanese TLAC Standard, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC debt. In addition, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any subordination provisions in order to qualify as external TLAC debt, so long as the Domestic Resolution Entity’s creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the grounds that the amount of excluded liabilities as defined in the Japanese TLAC Standard of such Domestic Resolution Entity ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC in principle, while the Internal TLAC incurred by material subsidiaries of a TLAC Covered SIB is required to include the Contractual

Loss Absorption Provisions and to be subordinated to such entity’s excluded liabilities. The senior debt securities are intended to qualify as external TLAC debt under the Japanese TLAC Standard due in part to their structural subordination.

The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as us. As noted above, in the revised FSA Approach published in April 2018, the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. However, it is uncertain what resolution strategy or specific measures will be taken in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution which is subject to the Japanese TLAC Standard under the FIEA, including Nomura Holdings, Inc., is non-viable due to material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 57-19, Paragraph 1 of the FIEA, the material subsidiary’s Internal TLAC instruments will be written down or written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-down, write-off or conversion of Internal TLAC instruments, if the Prime Minister of Japan recognizes that the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries in Japan, as designated by the FSA as being systemically important, or foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the financial market or systems in Japan, the Prime Minister of Japan may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), generally referred to as specified item 2 measures (tokutei dai nigō sochi), need to be applied to the financial institution for its orderly resolution under circumstances where the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations.

Under the Applicable Capital Adequacy Regulations, any such confirmation by the Prime Minister of Japan would trigger non-viability write-down provisions of Tier 2 and Additional Tier 1 instruments issued by the financial institution, causing such instruments to be written down or written off, or if applicable, converted into equity. As such, the dated subordinated debt securities, which will qualify as our Tier 2 Capital, and the perpetual subordinated debt securities, which will qualify as our Additional Tier 1 Capital, will be fully and permanently written down to zero under their contractual terms upon such confirmation by the Prime Minister of Japan. See “Risks Relating to the Dated Subordinated Debt Securities—The dated subordinated debt securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment,” “Risks Relating to the Perpetual Subordinated Debt Securities—The perpetual subordinated debt securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event, in either of which cases you will lose the entire value of your investment,” “Description of Dated Subordinated Debt Securities—Write-Down upon a Non-Viability Event” and “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation).”

Under current Japanese laws and regulations, upon the application of specified item 2 measures (tokutei dai nigō sochi), a financial institution will be placed under special supervision (tokubetsu kanshi) by, or if the Prime

Minister of Japan so orders, under special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under special control (tokutei kanri), pursuant to Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which in our case would be expected to include the shares of Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. and any of our other material subsidiaries in Japan that are designated as systemically important by the FSA. Under the Japanese TLAC Standard, to facilitate that transfer, the Prime Minister of Japan may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See also “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F, which is incorporated herein by reference. In addition, with respect to the senior debt securities, given that they are governed by the laws of the State of New York, the terms of the senior debt securities will, in order to satisfy the requirements under the Japanese TLAC Standard, expressly limit the ability of holders of the senior debt securities to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister of Japan under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi) need to be applied to us. See “Description of Senior Debt Securities—Limitation on Actions for Attachment.” The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, holders of the senior debt securities will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, the senior debt securities are expected to become subject to loss absorption in court-administered insolvency proceedings if we become subject to specified item 2 measures (tokutei dai nigō sochi) under the Deposit Insurance Act and Japanese insolvency laws. The application of specified item 2 measures (tokutei dai nigō sochi) or other measures by, or any decision of, the Prime Minister of Japan, the Deposit Insurance Corporation or a Japanese court may result in your rights as a holder of the senior debt securities or the value of your investment in the senior debt securities being adversely affected. Under the Japanese TLAC Standard, it is currently expected that the senior debt securities will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as our liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of our material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision (tokubetsu kanshi) by, or under special control (tokutei kanri) of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and we would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, given that the senior debt securities are governed by the laws of the State of New York, in order to satisfy the requirements under the Japanese TLAC Standard, holders of senior debt securities expressly acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of Senior Debt Securities—Permitted Transfer of Assets or Liabilities.” Following such transfer, the recoverable value of our residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that we may have under our liabilities, including the senior debt securities. Moreover, the senior debt securities will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the holders of the senior debt securities may lose all or a portion of their investments in the senior debt securities in court-administered insolvency proceedings.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister of Japan, following deliberation by the Financial Crisis Management Meeting, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, it is possible that specified item 2 measures (tokutei dai nigō sochi) may be applied to us as a result of, among other things, absorption of losses by us on our loans to, or investments in, or any other Internal TLAC or other regulatory capital instruments of, Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. or any of our other material subsidiaries or sub-groups in Japan that are designated as systemically important by the FSA, or any of our foreign subsidiaries that are subject to TLAC requirements, the capital adequacy regulations or similar requirements imposed by a relevant foreign authority, prior to the failure of such subsidiary, pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, we may become subject to an orderly resolution process. Accordingly, the market value of the debt securities may not necessarily be evaluated in a manner similar to other types of securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication or perception that we are approaching circumstances that could result in us becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the debt securities.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the debt securities are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the holders of the debt securities. Our creditors, including the holders of the debt securities, may encounter difficulty in challenging the application of orderly resolution measures to us.

The Japanese TLAC Standard requires us to maintain external TLAC eligible instruments in an amount not less than 18% of our consolidated risk-weighted assets and 6.75% of the applicable Basel III consolidated leverage ratio denominator starting from March 31, 2024 (which was increased to 7.1% from April 1, 2024 pursuant to an amendment to the TLAC regulations in Japan). In addition, under the Japanese TLAC Standard, our access to Japan’s deposit insurance fund reserves qualifies as TLAC in the amount equivalent to 3.5% of our consolidated risk-weighted assets from March 31, 2024. Although we expect the debt securities to qualify as external TLAC debt under the Japanese TLAC Standard, due in part to their structural subordination, there is no assurance that the debt securities will qualify as such, which could affect our ability to meet the minimum TLAC requirements and subject us to potential adverse regulatory action. In addition, the Japanese TLAC Standard may be subject to change and, if such changes occur, we may need to issue debt instruments in the future with terms that differ from those of the debt securities, which in turn could adversely affect the value of the debt securities.

The Indentures and the debt securities contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indentures and the debt securities do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock (except, in the case of the perpetual subordinated debt securities, in the case of an optional cancellation of interest payments, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments”), incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the debt securities. In addition, the Indentures and the debt securities do not contain any covenants or other provisions that afford more than limited protection to holders of the debt securities in the event of a change in control. See “Description of Senior Debt Securities—Mergers and Similar Transactions” and “Description of Perpetual Subordinated Debt Securities—Mergers and Similar Transactions.”

Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.

Changes in applicable laws and regulations after the date of issuance of the debt securities may adversely affect the rights of holders, and the market value, of the debt securities. Such changes in laws and regulations may include changes in regulatory capital, liquidity and leverage requirements and loss-absorption and tax regimes as well as additional restrictions on our business operations, which may have an adverse effect on an investment in the debt securities.

Any legislative and regulatory uncertainty may also negatively affect an investor’s ability to accurately value the debt securities and, therefore, negatively affect the trading price of the debt securities given the impact on the debt securities that one or more legislative or regulatory changes or interpretations, including those described above, could have on the debt securities.

Risks Relating to the Senior Debt Securities

We may redeem the senior debt securities at any time for tax reasons, or as otherwise stated in the applicable prospectus supplement, subject to certain conditions.

We have the option at any time to redeem the senior debt securities upon the occurrence of certain tax events, as described under “Description of Senior Debt Securities—Optional Tax Redemption,” regardless of whether such redemption would be favorable or unfavorable to you. See “—Risks Relating to the Debt Securities Generally—Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.” Furthermore, the applicable prospectus supplement for any issuance of senior debt securities may specify other circumstances in which we will have the option to redeem, whether in whole or in part, such senior debt securities. Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect).

Any decision by us as to whether we will exercise any applicable option to redeem the senior debt securities will be made at our absolute discretion, subject to certain conditions, regardless of whether such redemption would be favorable or unfavorable to you. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the senior debt securities, any tax consequences, the applicable TLAC and other regulatory requirements and the prevailing market conditions. We may, for example, decide to redeem the senior debt securities prior to their maturity if the interest payable on the senior debt securities is greater than the interest that would be payable on our other financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the senior debt securities. As a result, you may be required to bear the financial risks of an investment in the senior debt securities until maturity. You should not invest in the senior debt securities with the expectation that we will exercise our option to redeem them upon the occurrence of certain tax events. On the other hand, if we redeem the senior debt securities upon the occurrence of certain tax events, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the senior debt securities. Furthermore, the redemption feature of the senior debt securities (and, in particular, any market perception that a call right may be exercised) may limit their market value (in particular, the likelihood that such market value would rise higher than the potential redemption price).

Risks Relating to the Dated Subordinated Debt Securities

The dated subordinated debt securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment.

The dated subordinated debt securities are intended to qualify as our Tier 2 Capital under the Applicable Capital Adequacy Regulations and, accordingly, contain non-viability-related write-down provisions. Under such provisions, the dated subordinated debt securities will be subject to a Write-Down (as used in this “—Risks Relating to the Dated Subordinated Debt Securities,” as defined, along with the other capitalized terms in this paragraph, in “Description of Dated Subordinated Debt Securities—Write-Down upon a Non-Viability Event”) on the Write-Down Date if a Non-Viability Event occurs. In each case, the full principal amount of the dated subordinated debt securities will be permanently written down to zero, the dated subordinated debt securities will be canceled and you will be deemed to have irrevocably waived your right to claim or receive any payment of principal of or interest on the dated subordinated debt securities (including any additional amounts with respect thereto) unless such payments have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid, as further described in “Description of Dated Subordinated Debt Securities—Write-Down upon a Non-Viability Event.”

A Non-Viability Event will be deemed to have occurred for purposes of the dated subordinated debt securities at the time when the Prime Minister of Japan confirms (nintei) that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us under circumstances where we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations. By subscribing for, purchasing or otherwise acquiring the dated subordinated debt securities, holders of the dated subordinated debt securities will be deemed to have agreed to be bound by any Write-Down triggered by any such confirmation made by the Prime Minister of Japan.

If a Non-Viability Event occurs, it is expected that a Write-Down would take place before the determination on the treatment of our remaining liabilities, shares or other securities without similar write-down features. Upon the occurrence of a Non-Viability Event, a Write-Down of the dated subordinated debt securities will occur even if we have, or are restructured including by such Write-Down to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the dated subordinated debt securities or other liabilities that rank pari passu with or junior to the dated subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of a Non-Viability Event. Under current Japanese laws and regulations, none of such liabilities or shares that do not contain similar write-down provisions will be generally subject to any write-

down or conversion, unless we become subject to court-administered insolvency proceedings, which may not occur even if a Non-Viability Event occurs. As a result, the holders of the dated subordinated debt securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the dated subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions, or may not recover at all.

Furthermore, except for claims for payments under the dated subordinated debt securities that have become due and payable on or before the date of the occurrence of a Non-Viability Event, upon the occurrence of a Non-Viability Event, you will have no rights whatsoever under the dated subordinated debt securities or the Dated Subordinated Debt Securities Indenture to take any action or enforce any rights or to instruct the Dated Subordinated Debt Securities Trustee (as defined in “Description of Dated Subordinated Debt Securities—General”) to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the dated subordinated debt securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Non-Viability Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Non-Viability Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Non-Viability Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, clearance and settlement of dated subordinated debt securities will be suspended and may not be completed as expected or at all.”

By subscribing for, purchasing or otherwise acquiring the dated subordinated debt securities, holders of the dated subordinated debt securities will be deemed to have agreed to the foregoing.

The circumstances surrounding or triggering a Non-Viability Event, including future regulatory changes, are unpredictable.

The occurrence of a Non-Viability Event, and therefore a Write-Down, is inherently unpredictable and depends on a number of factors that may be beyond our control. The occurrence of a Non-Viability Event is dependent upon, among other things, a determination by the Prime Minister of Japan, following deliberation by the Financial Crisis Management Meeting, pursuant to the Deposit Insurance Act, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, it is possible that specified item 2 measures may be applied to us as a result of, among other things, absorption of losses by us on our loans to or investments in, or any other Internal TLAC or other regulatory capital instruments of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA (which, in our case, are Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.) or any of our foreign subsidiaries that are subject to TLAC, the capital adequacy regulations or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, what measures to be actually taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, the Prime Minister of Japan may confirm that specified item 2 measures need to be applied to us, which triggers the occurrence of a Non-Viability Event. See also “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F, which is incorporated herein by reference.

In addition, there has been no implementation of specified item 2 measures under the Deposit Insurance Act to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations in determining whether to apply specified item 2 measures, which determination would trigger a Non-Viability Event under the dated subordinated debt securities. It is possible that particular circumstances that seem similar may lead to different results. For example, it is possible that the FSA determines that one of our material subsidiaries is non-viable due to material deterioration in its financial condition, even if its regulatory capital ratios are sufficiently higher than the minimum requirements, and requires the material subsidiary’s Internal TLAC instruments or other regulatory capital instruments to be written off, and following the write-off of such Internal TLAC instruments or other regulatory capital instruments, the Prime Minister of Japan confirms that specified item 2 measures need to be applied to us based on its determination that we are, or are deemed likely to be, unable to fully perform our obligations with our assets. Our creditors, including the holders of the dated subordinated debt securities, may encounter difficulty in challenging the application of specified item 2 measures or other orderly resolution measures to us.

As a result of this uncertainty, the market value of the dated subordinated debt securities may not necessarily fluctuate in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the dated subordinated debt securities may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Non-Viability Event occurring may also have an adverse effect on the market price and liquidity of the dated subordinated debt securities.

Furthermore, future regulatory or legislative developments, including relating to the Applicable Capital Adequacy Regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Write-Down provisions of the dated subordinated debt securities and that may have terms more favorable to holders of such securities compared to the dated subordinated debt securities. Such developments or other factors could also lead to our exercising the option to redeem the dated subordinated debt securities if the dated subordinated debt securities should no longer be treated as our Tier 2 Capital under the Applicable Capital Adequacy Regulations. As a consequence, the value of the dated subordinated debt securities could be adversely affected.

The dated subordinated debt securities constitute subordinated obligations.

The dated subordinated debt securities will constitute fixed-term, direct and unsecured obligations of ours and, in the event of our bankruptcy, corporate reorganization, civil rehabilitation, or a “Subordination Event,” will be subordinated to all of the existing and future obligations of ours other than liabilities under the dated subordinated debt securities and our liabilities that rank, or are expressed to rank, effectively either pari passu with, or junior to, the liabilities under the dated subordinated debt securities, and will rank pari passu with other unsecured fixed-term subordinated obligations of ours, subject to a principal write-down, as further described in “Description of Dated Subordinated Debt Securities—Subordination.”

Upon the occurrence of a Subordination Event, your right of payment as a holder of the dated subordinated debt securities will rank senior in priority only to any payments to creditors of our unsecured and perpetual subordinated obligations and holders of our preferred and common shares, and our assets will be applied to satisfy all claims of creditors that are senior to the claims of holders of the dated subordinated debt securities before being applied to satisfy your claims. If we do not have sufficient assets to settle claims of such senior creditors in full, your claims will not be settled and, as a result, you will lose the entire amount of your investment in the dated subordinated debt securities. In case of a Subordination Event, the dated subordinated debt securities will share equally in payment with claims in respect of liabilities ranking pari passu with the dated subordinated debt securities, including any other series of dated subordinated debt securities issued under the Dated Subordinated Debt Securities Indenture, if we do not have sufficient funds to make full payments on all of them, as applicable. In such a situation, you may lose all or part of your investment. As a practical matter, if a Non-Viability Event occurs, the principal amount of the dated subordinated debt securities will be written down, and as a result, you will lose all of your investment while the holders of liabilities or shares that otherwise rank pari passu with or junior to the dated subordinated debt securities may be able to recover some or all of their investments.

Subject to compliance with applicable regulatory requirements, we expect from time to time to incur additional indebtedness or other obligations that will constitute senior or subordinated indebtedness, and the dated subordinated debt securities or the Dated Subordinated Debt Securities Indenture do not contain any provisions restricting the ability of us or our subsidiaries to incur senior or subordinated indebtedness. Although the dated subordinated debt securities may pay a higher rate of interest than comparable securities which are not so subordinated, you may lose all or some of your investment in the dated subordinated debt securities upon the occurrence of a Subordination Event since our assets will be available for any payment to you only after all of our senior creditors have been paid in full. In the future, we may also incur indebtedness that ranks pari passu with or junior to the dated subordinated debt securities but are not subject to write-down provisions similar to those of the dated subordinated debt securities, which may provide for a higher recovery than the dated subordinated debt securities as a result of the effects of any write-down of the principal amount of the dated subordinated debt securities.

Furthermore, if a competent court in Japan shall have adjudicated the Company to be subject to bankruptcy proceedings under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the claims of the holders of the dated subordinated debt securities will rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Act in more detail, in distribution in such bankruptcy proceedings. As of the date of this prospectus, statutory subordinated bankruptcy claims include: (i) any claim for interest, damages, penalty, taxes or certain other amounts arising after the commencement of bankruptcy proceedings, (ii) such portion of a claim with a fixed due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the amount of statutory interest for the claim to be accrued according to the number of years during the period from the time of commencement of bankruptcy proceedings until the due date, (iii) such portion of a claim with an uncertain due date that is to become due after the commencement of bankruptcy proceedings and bears no interest, as corresponds to the difference between the amount of the claim and the amount of the claim estimated as of the time of commencement of bankruptcy proceedings, or (iv) such portion of a claim for periodic payments the amount and duration of which are fixed, as corresponds to the total of the amounts calculated with regard to the respective periodic payments in accordance with the provisions of (ii) above of this paragraph.

Pursuant to the provisions of the Bankruptcy Act, the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Reorganization Act”) or the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the holders of our liabilities (both subordinated and unsubordinated) will be required to file a notice of claim in Japan upon the occurrence of a Subordination Event. Upon the expiration of the period for filing such notices, based on the notices filed and our records, an official list of liabilities based on which distributions are to be made in a bankruptcy proceeding, corporate reorganization proceeding or civil rehabilitation proceeding will be determined pursuant to the provisions of the Bankruptcy Act, the Reorganization Act or the Civil Rehabilitation Act. We will have no liability to you for any loss resulting from your failure to receive any distribution, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit a notice of claim in Japan in a timely manner or at all.

The Dated Subordinated Debt Securities Indenture does not contain any limitations on our incurrence or assumption of indebtedness or other liabilities that are senior to or rank pari passu with the dated subordinated debt securities.

In addition, the dated subordinated debt securities will be structurally subordinated to the liabilities of our subsidiaries. See “—Risks Relating to the Debt Securities Generally—The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.”

We may redeem the dated subordinated debt securities in our sole discretion at any time for regulatory or tax reasons, or as otherwise stated in the applicable prospectus supplement, subject to certain conditions.

We may in our sole discretion redeem the dated subordinated debt securities in whole, but not in part, at 100% of their principal amount outstanding at the time plus any accrued and unpaid interest to (but excluding) the date of redemption, upon our determination that there is more than an insubstantial risk that the dated subordinated debt securities may no longer be partially or fully included in our Tier 2 Capital, as described under “Description of Dated Subordinated Debt Securities—Repurchases, Redemption and Repayment—Optional Regulatory Redemption,” or upon the occurrence of certain tax events as described under “Description of Dated Subordinated Debt Securities—Repurchases, Redemption and Repayment—Optional Tax Redemption.” See “—Risks Related to the Debt Securities—Changes in applicable laws and regulations may adversely affect the rights of holders of the debt securities.” Furthermore, the applicable prospectus supplement for any issuance of dated subordinated debt securities may specify other circumstances in which we will have the option to redeem, whether in whole or in part, such dated subordinated debt securities (to the extent such optional redemption is specified in the applicable prospectus supplement, the date of such redemption will fall on or after the fifth-year anniversary of the issuance of the applicable series of dated subordinated debt securities, unless otherwise so specified in such prospectus supplement). Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect).

Any decision by us as to whether we will exercise any applicable option to redeem the dated subordinated debt securities will be made at our absolute discretion, subject to certain conditions, regardless of whether such redemption would be favorable or unfavorable to you. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the dated subordinated debt securities, the applicable capital, TLAC, and other regulatory requirements, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the dated subordinated debt securities prior to their maturity if the interest payable on the dated subordinated debt securities is greater than the interest that would be payable on our other financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the dated subordinated debt securities. As a result, you may be required to bear the financial risks of an investment in the dated subordinated debt securities until maturity. You should not invest in the dated subordinated debt securities with the expectation that we will exercise our option to redeem them. On the other hand, if we redeem the dated subordinated debt securities, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the dated subordinated debt securities. Furthermore, the redemption feature of the dated subordinated debt securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the dated subordinated debt securities can be redeemed.

The remedies available to you as holders of the dated subordinated debt securities are limited.

There is no right of acceleration in the case of non-payment of principal of or interest on the dated subordinated debt securities or of a failure to perform any of our obligations under or in respect of the dated subordinated debt securities, subject only to the exception that payment of the principal amount of the dated subordinated debt securities may be accelerated upon the occurrence and continuation of a Subordination Event, in which case you will have a subordinated claim for an amount equal to the amount of principal plus any accrued and unpaid interest. Otherwise, you may not demand repayment or redemption of the principal amount of the dated subordinated debt securities prior to maturity. See “Description of Dated Subordinated Debt Securities—Limited Rights of Acceleration.” Moreover, by your purchase or acquisition of the dated subordinated debt securities, you will be deemed to have agreed to have no rights to take any action or enforce any rights or to instruct the Dated Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever in connection with the dated subordinated debt securities upon the occurrence of a Non-Viability Event. See “Description of Dated Subordinated Debt Securities—Write-Down upon a Non-Viability Event.”

The remedies under the dated subordinated debt securities are more limited than those typically available to our other creditors. For further detail regarding the limited remedies of the Dated Subordinated Debt Securities Trustee (acting on your behalf) and you as a holder of the dated subordinated debt securities, see “Description of Dated Subordinated Debt Securities—Limitation on Suits by You as an Individual Holder of Dated Subordinated Debt Securities.”

Following a Non-Viability Event, clearance and settlement of dated subordinated debt securities will be suspended and may not be completed as expected or at all.

Upon the occurrence of a Non-Viability Event, we will endeavor to deliver a notice of principal write-down to the holders of the dated subordinated debt securities through DTC as described in “Description of Dated Subordinated Debt Securities—Write-Down upon a Non-Viability Event.” Following the receipt of such write-down notice, DTC is expected to suspend all clearance and settlement of transfers of the dated subordinated debt securities. Due to such suspension, you will not be able to settle any transfer of the dated subordinated debt securities even if the transfer is initiated prior to such suspension.

DTC’s processing of such write-down notice may only be completed after the date on which the relevant principal write-down is scheduled. No assurance can be given as to the period of time required by DTC to complete the update of its records or the availability of procedures to effect any principal write-down in a timely manner or at all. Due to such delay or unavailability, a transfer that is initiated prior to a Non-Viability Event may fail to settle and the transferor may be unable to receive any settlement amount through DTC. On the other hand, a transfer may be settled though initiated after a Non-Viability Event if processed before DTC’s suspension, in which case the transferee may be required to pay the settlement amount through DTC. However, no right to recover or receive compensation for any loss resulting from any such settlement or failed settlement will be available to you once a Non-Viability Event has occurred, regardless of whether you have received actual or constructive notice of such fact or otherwise. See “—The dated subordinated debt securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, in which case you will lose the entire value of your investment.”

As a result, notwithstanding such delay or unavailability, holders of the dated subordinated debt securities may lose the entire value of their investment in the dated subordinated debt securities on the date on which the relevant principal write-down occurs. Furthermore, the conveyance of a write-down notice and settlement with respect to the dated subordinated debt securities following a Non-Viability Event will be subject to such procedures of DTC and the relevant participants as may be in effect from time to time.

The Dated Subordinated Debt Securities Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the dated subordinated debt securities.

The Dated Subordinated Debt Securities Indenture contains no restrictions on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations that rank senior to the dated subordinated debt securities or that rank pari passu with the dated subordinated debt securities. In the future, we may also incur indebtedness that ranks pari passu with or junior to the dated subordinated debt securities but is not subject to write-down provisions similar to the dated subordinated debt securities. An increase in the outstanding amount of such securities or other liabilities may limit our ability to meet the obligations under the dated subordinated debt securities, and may also reduce the amount recoverable by you.

Except as required by applicable capital, liquidity and other regulatory requirements, the Dated Subordinated Debt Securities Indenture also contains no restrictions on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the dated subordinated debt securities.

In addition, except as required by applicable capital, liquidity and other regulatory standards, the Dated Subordinated Debt Securities Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Dated Subordinated Debt Securities Indenture in a merger or other change of control event, except to the extent described under “Description of Dated Subordinated Debt Securities—Mergers and Similar Transactions.”

The dated subordinated debt securities may be assigned a credit rating below investment grade, in which case the dated subordinated debt securities will be subject to the risks associated with non-investment grade securities.

Because of their subordinated status, the dated subordinated debt securities are expected to be assigned a credit rating below that of our senior indebtedness at issuance, which may be below investment grade. Also, in the event of a downgrade in our credit ratings after the issuance of any dated subordinated debt securities, the ratings of such securities may fall below investment grade. See “—Risks Relating to the Debt Securities Generally—The ratings of the debt securities may change after the issuance of the debt securities, and those changes may have an adverse effect on the market prices and liquidity of the debt securities.” In either such case, the dated subordinated debt securities will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, decreases in our capital ratios, negative changes in our liquidity conditions, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

Risks Relating to the Perpetual Subordinated Debt Securities

The perpetual subordinated debt securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event, in either of which cases you will lose the entire value of your investment.

The perpetual subordinated debt securities are intended to qualify as our Additional Tier 1 Capital under the Applicable Capital Adequacy Regulations and, accordingly, contain non-viability and bankruptcy-related write-down provisions. Under such provisions, the perpetual subordinated debt securities will be subject to a Write-Down and Cancellation (as defined, along with the other capitalized terms in this paragraph, in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation)”) either (i) on the Write-Down and Cancellation Date if a Non-Viability Event (as used in this “—Risks Relating to the Perpetual Subordinated Debt Securities,” as defined in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation)”) occurs or (ii) immediately upon the occurrence of a Bankruptcy Event if a Bankruptcy Event occurs. In each case, the full principal amount of the perpetual subordinated debt securities will be permanently written down to zero, the perpetual subordinated debt securities will be canceled and you will be deemed to have irrevocably waived your right to claim or receive any payment of principal of or interest on the perpetual subordinated debt securities (including any additional amounts with respect thereto) unless such payments have become due and payable on or before the date of the occurrence of the Non-Viability Event or the Bankruptcy Event, as applicable, and remain unpaid, as further described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation).”

A Non-Viability Event will be deemed to have occurred for purposes of the perpetual subordinated debt securities at the time when the Prime Minister of Japan confirms (nintei) that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us under circumstances where we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations. By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities will be deemed to have agreed to be bound by any Write-Down and Cancellation triggered by any such confirmation made by the Prime Minister of Japan. A Bankruptcy Event will be deemed to have occurred for purposes of the perpetual subordinated debt securities in the event that bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or special liquidation proceedings (tokubetsu seisan) are commenced against us in Japan or we become subject to bankruptcy, corporation reorganization, civil rehabilitation, special liquidation or other equivalent proceeding pursuant to any applicable law of any jurisdiction other than Japan.

If a Non-Viability Event or a Bankruptcy Event occurs, it is expected that a Write-Down and Cancellation would take place before the determination on the treatment of our remaining liabilities, shares or other securities without similar write-down features. Upon the occurrence of a Non-Viability Event or a Bankruptcy Event, a Write-Down and Cancellation of the perpetual subordinated debt securities will occur even if we have, or are restructured including by such Write-Down and Cancellation to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the perpetual subordinated debt securities or other liabilities that rank pari passu with or junior to the perpetual subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of a Non-Viability Event or a Bankruptcy Event, as applicable. In the case of a Non-Viability Event, under current Japanese laws and regulations, none of such liabilities or shares that do not contain similar write-down provisions will be generally subject to any Write-Down or Conversion (as defined in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down upon a Capital Ratio Event (Going Concern Write-Down)”), unless we become subject to court-administered insolvency proceedings, which may not occur even if a Non-Viability Event occurs. In the case of a Bankruptcy Event, under current Japanese insolvency laws, such liabilities or shares that do not contain similar write-down provisions may not become subject to a full write-down in an insolvency proceeding, including due to the amount of our residual assets. As a result, in either case, the holders of the perpetual subordinated debt securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the perpetual subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions.

Furthermore, except for claims for payments under the perpetual subordinated debt securities that have become due and payable on or before the date of the occurrence of a Non-Viability Event or a Bankruptcy Event, as applicable, upon the occurrence of a Non-Viability Event or a Bankruptcy Event, you will have no rights whatsoever under the perpetual subordinated debt securities or the Perpetual Subordinated Debt Securities Indenture to take any action or enforce any rights or to instruct the Perpetual Subordinated Debt Securities Trustee (as defined in “Description of Perpetual Subordinated Debt Securities—General”) to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the perpetual subordinated debt securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Non-Viability Event or a Bankruptcy Event, you will not receive any shares or other participation rights in the

Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Non-Viability Event or a Bankruptcy Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Non-Viability Event or a Bankruptcy Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of the perpetual subordinated debt securities will be suspended and may not be completed as expected or at all.”

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities will be deemed to have agreed to the foregoing.

The perpetual subordinated debt securities will be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event, in which case you will lose all or part of the value of your investment.

The perpetual subordinated debt securities are intended to qualify as our Additional Tier 1 Capital and contain capital inadequacy write-down provisions. Under such provisions, a Capital Ratio Event will be deemed to have occurred for purposes of the perpetual subordinated debt securities when our consolidated Common Equity Tier 1 ratio declines below 5.125% as described (and as the relevant terms are defined) under “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down upon a Capital Ratio Event (Going Concern Write-Down).” If a Capital Ratio Event occurs, the perpetual subordinated debt securities will be subject to a Going Concern Write-Down on the Going Concern Write-Down Date as described under “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Down upon a Capital Ratio Event (Going Concern Write-Down),” which means that the principal amount of the perpetual subordinated debt securities will be written down to such extent determined necessary by us in consultation with the FSA that such Going Concern Write-Down and a write-down of the principal amount of (or conversion into equity, if applicable, of) all other outstanding debt securities that are intended to qualify as our Additional Tier 1 Capital, which is triggered by the same Capital Ratio Event, will result in an increase in our consolidated Common Equity Tier 1 ratio to a sufficient level exceeding 5.125%. If this capital inadequacy write-down mechanism, when implemented to the full extent, is expected to result in an increase in our consolidated Common Equity Tier 1 ratio to a level short of 5.125%, the principal amount of the perpetual subordinated debt securities per $1,000 in Original Principal Amount (as defined in “Description of Perpetual Subordinated Debt Securities—Interest”) will be reduced to one cent per $1,000 of the Original Principal Amount, and no interest will accrue on the perpetual subordinated debt securities thereafter. You will be deemed to have irrevocably waived your right to claim or receive payments of principal of or interest on the perpetual subordinated debt securities (including any additional amounts with respect thereto) to the extent of such Going Concern Write-Down unless such payments have become due and payable on or before the date of the occurrence of the Capital Ratio Event and remain unpaid or unless and to the extent any portion of the principal amount that has previously been so written down is reinstated in accordance with write-up provisions under the perpetual subordinated debt securities and the Perpetual Subordinated Debt Securities Indenture.

There has been no implementation to date under Applicable Capital Adequacy Regulations of a going concern write-down of additional tier 1 debt securities. The amount that would be sufficient to restore our consolidated Common Equity Tier 1 ratio above 5.125% is not necessarily the exact amount by which it exceeds 5.125%, and will be determined by us in consultation with the FSA and taking all other relevant considerations applicable at the relevant time. It is uncertain as to what level above 5.125% would be considered sufficient to restore our Common Equity Tier 1 ratio at any time, and it is possible that similar circumstances may lead to different results. As a result, it is difficult to predict the level of any Going Concern Write Down that may be determined upon occurrence of a Capital Ratio Event.

Upon the occurrence of a Capital Ratio Event, a Going Concern Write-Down of the perpetual subordinated debt securities will occur even if we have, or are restructured including by such Going Concern Write-Down to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the perpetual subordinated debt securities or other liabilities that rank pari passu with or junior to the perpetual subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions, and even if such other liabilities or shares remain outstanding after the occurrence of the Capital Ratio Event. Under current Japanese laws and regulations, none of such liabilities or shares that do not contain similar write-down provisions will be generally subject to any Write-Down or Conversion, unless we become subject to court-administered insolvency proceedings, which may not occur even if a Capital Ratio Event occurs. As a result, the holders of the perpetual subordinated debt securities may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the perpetual subordinated debt securities, or any classes of shares, in each case that do not contain similar write-down provisions.

Furthermore, except for claims for payments under the perpetual subordinated debt securities that have become due and payable on or before the date of the occurrence of a Capital Ratio Event or to the extent of any remaining principal amount of the perpetual subordinated debt securities, upon the occurrence of a Capital Ratio Event, you will have no rights whatsoever under the perpetual subordinated debt securities or the Perpetual Subordinated Debt Securities Indenture to take any action or enforce any rights or to instruct the Perpetual Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to you by us under, or in connection with, the perpetual subordinated debt securities, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings, in each case, to the extent such right, instruction, exercise, claim and pleading, pertains to principal of the perpetual subordinated debt securities that have been or will be subject to a Going Concern Write-Down as a result of Capital Ratio Event having occurred, or interest thereon. Upon the occurrence of a Capital Ratio Event, you will not receive any shares or other participation rights in the Company or be entitled to any other participation in the upside potential of any equity or debt securities of the Company, or be entitled to any compensation in the event of any change in the Company’s potential recovery, except for any optional write-up.

Moreover, although the perpetual subordinated debt securities have an optional write-up feature as described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups—Write-Up upon a Return to Financial Health,” such write-up option is subject to our sole discretion and may not be exercised in practice following any Going Concern Write-Down. You should not invest in the perpetual subordinated debt securities with the expectation that we will exercise this option.

In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Capital Ratio Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Capital Ratio Event and DTC’s processing of any relevant write-down notice. See “—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of perpetual subordinated debt securities will be suspended and may not be completed as expected or at all.”

If the perpetual subordinated debt securities have been subject to one or more Going Concern Write-Downs, unless such written down amount has been reinstated in full, we do not have the option to redeem the perpetual subordinated debt securities after the fifth-year anniversary of their issuance, except upon the occurrence of certain tax events or our determination that there is more than an insubstantial risk that the perpetual subordinated debt securities may no longer be partially or fully included in our Additional Tier 1 Capital. Accordingly, your ability to recover any remaining value in your investment in the perpetual subordinated debt securities, even if not fully written down, may be severely impaired.

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities will be deemed to have agreed to the foregoing.

The circumstances surrounding or triggering a Non-Viability Event or a Capital Ratio Event, including future regulatory changes, are unpredictable.

The occurrence of a Non-Viability Event, and therefore a Write-Down and Cancellation, is inherently unpredictable and depends on a number of factors that may be beyond our control. Similarly, the occurrence of a Capital Ratio Event, and therefore a Going Concern Write-Down, is inherently unpredictable and depends on a number of factors, any of which may be outside our control. These factors are discussed in detail in the paragraphs under the relevant subheadings below. As a result of this uncertainty, the market value of the perpetual subordinated debt securities may not necessarily fluctuate in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the perpetual subordinated debt securities may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Non-Viability Event or a Capital Ratio Event occurring may also have an adverse effect on the market price and liquidity of the perpetual subordinated debt securities.

Furthermore, future regulatory or legislative developments, including relating to the Applicable Capital Adequacy Regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Write-Down and Cancellation provisions or the Going Concern Write-Down provisions of the perpetual subordinated debt securities and that may have terms more favorable to holders of such securities compared to the perpetual subordinated debt securities. Such developments or other factors could also lead to our exercising the option to redeem the perpetual subordinated debt securities if the perpetual subordinated debt securities should no longer be treated as our Additional Tier 1 Capital under Applicable Capital Adequacy Regulations. As a consequence, the value of the perpetual subordinated debt securities could be adversely affected.

Factors that may lead to the Occurrence of a Non-Viability Event

The occurrence of a Non-Viability Event is dependent upon, among other things, a determination by the Prime Minister of Japan, following deliberation by the Financial Crisis Management Meeting, pursuant to the Deposit Insurance Act, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, it is possible that specified item 2 measures may be applied to us as a result of, among other things, absorption of losses by us on our loans to or investments in, or any other Internal TLAC or other regulatory capital instruments of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA (which, in our case, are Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.) or any of our foreign subsidiaries that are subject to TLAC, the capital adequacy regulations or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or other regulatory capital instruments or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard and the Applicable Capital Adequacy Regulations, what measures to be actually taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, the Prime Minister of Japan may confirm that specified item 2 measures need to be applied to us, which triggers the occurrence of a Non-Viability Event. See also “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F, which is incorporated herein by reference.

In addition, there has been no implementation of specified item 2 measures under the Deposit Insurance Act to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations in determining whether to apply specified item 2 measures, which determination would trigger a Non-Viability Event under the perpetual subordinated debt securities. It is possible that particular circumstances that seem similar may lead to different results. For example, it is possible that the FSA determines that one of our material subsidiaries is non-viable due to material deterioration in its financial condition, even if its regulatory capital ratios are sufficiently higher than the minimum requirements, and requires the material subsidiary’s Internal TLAC instruments or other regulatory capital instruments to be written off, and following the write-off of such Internal TLAC instruments or other regulatory capital instruments, the Prime Minister of Japan confirms that specified item 2 measures need to be applied to us based on its determination that we are, or are deemed likely to be, unable to fully perform our obligations with our assets. Our creditors, including the holders of the perpetual subordinated debt securities, may encounter difficulty in challenging the application of specified item 2 measures or other orderly resolution measures to us.

Factors that may lead to the Occurrence of a Capital Ratio Event

A Capital Ratio Event may occur on any date on which we report or publicly announce that our consolidated Common Equity Tier 1 ratio has fallen below 5.125% as determined in accordance with Applicable Capital Adequacy Regulations. Although we currently publicly report our consolidated Common Equity Tier 1 ratio only on a quarterly basis, the FSA, as part of its supervisory activity, may require us to calculate and report such ratio as of any date followed by an inspection by the FSA.

Changes in our consolidated Common Equity Tier 1 ratio may be caused by changes in the amount of our Common Equity Tier 1 Capital and/or risk-weighted assets under the Applicable Capital Adequacy Regulations. Accordingly, our consolidated Common Equity Tier 1 ratio could be affected by one or more factors, including changes in, or our decision relating to, our business and our future earnings, dividend payments and share buybacks, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including Common Equity Tier 1 Capital and risk-weighted assets), revisions to models used by us to calculate our capital requirements (or revocation of, or amendments to, the regulatory permissions for using such models), actions that we are required to take at the discretion of the FSA or other relevant Japanese supervisory authorities, accounting rule changes, tax law changes, our decision or ability to manage risk-weighted assets in both our ongoing businesses and those we may seek to exit, our decision or ability to refinance regulatory capital instruments under terms and conditions similar or more favorable compared to prior financing, securities market fluctuations, and foreign currency movements. See “Item 3. Key Information—D. Risk Factors—18. Our business is subject to substantial legal, regulatory and reputational risks—(3) Tightening of regulations applicable to the financial system and financial industry could adversely affect our business, financial condition and results of operations” and “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F or any subsequent update thereto.

Any of the foregoing and other changes and variables may individually or in the aggregate negatively affect our consolidated Common Equity Tier 1 ratio and thus increase the risk of the occurrence of a Capital Ratio Event at any time, which would lead to a Going Concern Write-Down, as a result of which you could lose all or part of the value of your investment in the perpetual subordinated debt securities. The market price of the perpetual subordinated debt securities is expected to be affected by changes in our consolidated Common Equity Tier 1 ratio. We may decide not to take any measures, including raising capital at a time when it is feasible to do so, even if our failure to take such an action would result in the occurrence of a Capital Ratio Event. Our decisions could cause you to lose all or part of the value of your investment in the perpetual subordinated debt securities due to their effect on our Common Equity Tier 1 ratio, but you will not have any claim against us relating to such decisions, even if they result in the occurrence of a Capital Ratio Event. We will have no obligation to consider the interests of the holders of the perpetual subordinated debt securities when making decisions relating to our businesses and operations, including in respect of our capital management. As a result, in making such decisions, our interests may not be aligned with those of the holders of the perpetual subordinated debt securities.

We may cancel interest payments on the perpetual subordinated debt securities, in whole or in part, at any time. Canceled interest will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights with respect to canceled interest.

Under the terms of the perpetual subordinated debt securities, interest payments on the perpetual subordinated debt securities may be canceled at our sole discretion, and we will have absolute discretion at all times and for any reason to cancel any interest payment, in whole or in part, that would otherwise be payable on any interest payment date, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments.” Interest will only be due and payable on an interest payment date to the extent it is not canceled in accordance with the terms of the perpetual subordinated debt securities. If we determine not to make an interest payment on any interest payment date (or if we determine to make a payment of a portion, but not all, of such interest payment), such determination will be sufficient to effect the cancellation of such interest payment (or the portion of such interest payment) without any further action being taken or any other condition being satisfied and the non-payment will evidence the exercise of our determination to cancel such interest payment (or the portion of such interest payment not paid). If we cancel any scheduled interest payment, such interest payment will not be or become due and will not accumulate or be payable at any time thereafter, and in no event will you have any right to or claim against us with respect to such interest amount or be able to accelerate the principal of the perpetual subordinated debt securities as a result of such interest cancellation. Furthermore, no cancellation of interest in accordance with the terms of the perpetual subordinated debt securities will constitute a default in payment or otherwise under the terms of the perpetual subordinated debt securities and the Perpetual Subordinated Debt Securities Indenture. There can, therefore, be no assurances that you will receive interest payments in respect of the perpetual subordinated debt securities.

Notwithstanding any cancellation of interest payments, we may use funds that could have been applied to make such canceled interest payments to meet our other obligations as they become due, including on any junior or parity liabilities (such as any other series of additional tier 1 debt securities we may issue under the Perpetual Subordinated Debt Securities Indenture), subject to certain limited restrictions (described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments”). As a result, the holders of the perpetual subordinated debt securities may also recover, if at all, less ratably than the holders of liabilities that otherwise rank pari passu with or junior to the perpetual subordinated debt securities.

If practicable, we will endeavor to provide notice of any cancellation of interest (in whole or in part) to you through DTC and to the Perpetual Subordinated Debt Securities Trustee at least ten business days prior to the relevant interest payment date, and if delayed, we will endeavor to provide such notice as soon as possible. However, failure or delay to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

The secondary market for the perpetual subordinated debt securities may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the perpetual subordinated debt securities. However, we are under no obligation to make such payments, and any cancellation of interest payments in whole or in part would be at our sole and absolute discretion. Any such decision by us to cancel interest payments would likely result in a material adverse effect on the market value and liquidity of the perpetual subordinated debt securities.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the perpetual subordinated debt securities also restrict us from making interest payments on the perpetual subordinated debt securities if we have insufficient distributable funds, in which case such interest will be deemed to have been canceled. Interest that is deemed canceled will not be due and shall not accumulate or be payable at any time thereafter and you will have no rights thereto.

We will not make an interest payment on the perpetual subordinated debt securities on any interest payment date if and to the extent that the amount of funds available for payment of interest on the perpetual subordinated debt securities falls short of the amount of interest payable on the perpetual subordinated debt securities, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.” The amount of such available funds in respect of any interest payment date will be an amount equal to (1) our distributable amount as defined in the Companies Act of Japan (Act No. 86 of 2005, as amended) (the “Companies Act”) on such date (after deducting the sum of any dividends or interest that has been paid on the perpetual subordinated debt securities and any of our liabilities that are subject to substantially the same terms in respect of rights of interest payments as those of the perpetual subordinated debt securities, and any securities effectively ranking junior in right of interest payments to the perpetual subordinated debt securities in respect of either of the terms, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” from the beginning of the fiscal year in which such date falls until the day immediately prior to such date), multiplied by (2) the quotient of (i) the amount of interest payable on the perpetual subordinated debt securities on the interest payment date divided by (ii) the sum of interest payable on the perpetual subordinated debt securities and dividends or interest payable on the most senior ranking class of preferred shares in our capital, if any, and any other securities that are subject to substantially the same terms in respect of rights of interest payments as those of the perpetual subordinated debt securities as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” on the same interest payment date. Our distributable amount is the amount of surplus of our net assets over our capital and statutory reserves with adjustments calculated on a non-consolidated basis under the accounting principles generally accepted in Japan in accordance with the Companies Act. Any adverse change in our financial position or profitability, or our distributable amount, as calculated on an unconsolidated basis, may have a material adverse effect on our ability to make interest payments on the perpetual subordinated debt securities.

Any interest canceled in respect of the perpetual subordinated debt securities on any relevant interest payment date will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the perpetual subordinated debt securities will constitute a default in payment or otherwise under the terms of the perpetual subordinated debt securities and the Perpetual Subordinated Debt Securities Indenture.

If practicable, we will endeavor to provide notice of any cancellation of interest (in whole or in part) to you through DTC and to the Perpetual Subordinated Debt Securities Trustee at least ten business days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

We have outstanding parity securities and liabilities, and we may issue new parity securities or liabilities that may reduce amounts available to pay interest on the perpetual subordinated debt securities and may also issue other securities effectively having priority over the perpetual subordinated debt securities with respect to interest or dividend payments.

Under the terms of the perpetual subordinated debt securities, as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” the amount of funds available for any interest payment on the perpetual subordinated debt securities on any interest payment date will be prorated with all parity securities, which are subject to effectively the same terms in respect of rights of interest payments as those of the perpetual subordinated debt securities as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” or “Description of

Perpetual Subordinated Debt Securities—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

In addition, any amount that may be otherwise allocated to an interest payment on the perpetual subordinated debt securities on an interest payment date may be reduced or depleted if we elect to pay dividends on the shares of our common or preferred stock, if any, from our distributable funds prior to such interest payment date on the perpetual subordinated debt securities. We usually pay year-end dividends in June to the holders of record of our common stock as of March 31 and semi-annual dividends in December to the holders of record of our common stock as of September 30, if we elect to pay any dividend.

Furthermore, in making any determination with respect to the payment or cancellation of any interest payments on the perpetual subordinated debt securities, we may take into consideration our contractual obligations under the perpetual subordinated debt securities as well as factors beyond any contractual limitations or obligations. In particular, even when we have the financial ability to make interest payments on the perpetual subordinated debt securities, we may determine to cancel interest payments on the perpetual subordinated debt securities in consideration of such contractual obligations related to, as well as fairness to holders of, other parity securities and liabilities, preferred shares or common shares to whom we may not be able to pay interest or dividends.

We currently have outstanding parity securities and liabilities, and we are authorized to issue additional shares of common stock and several classes of preferred shares under our articles of incorporation. The Perpetual Subordinated Debt Securities Indenture contains no restrictions on further issuances of such shares, perpetual subordinated debt securities or such parity securities and liabilities or other securities effectively having priority over the perpetual subordinated debt securities with respect to interest or dividend payments in the future, although we currently have no outstanding preferred shares. As a result, your pro rata share in any amount that may be allocated from our distributable funds to interest or dividend payments, or our ability to make interest payments on the perpetual subordinated debt securities, could be reduced or negatively affected.

Regulatory capital and other requirements may result in restrictions on our ability to make distributions in certain circumstances, in which case we may reduce or cancel interest payments on, or may be unable to redeem or repurchase, the perpetual subordinated debt securities.

The capital and other regulatory frameworks to which we are subject require us to hold certain levels of capital. A failure to hold sufficient levels of capital as required by these frameworks (as may be amended from time to time) may result in restrictions on distributions being applied pursuant to which we will make a determination to cancel, in whole or in part, interest payments in respect of the perpetual subordinated debt securities. Cancellation, in whole or in part, of interest payments in respect of the perpetual subordinated debt securities may affect the value of your investment in the perpetual subordinated debt securities.

Under Applicable Capital Adequacy Regulations, we are currently required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8.0% of risk-weighted assets, a minimum amount of Tier 1 capital of 6.0% of risk-weighted assets and a minimum amount of Common Equity Tier 1 capital of 4.5% of risk-weighted assets. In addition to these minimum requirements, we are required to maintain several regulatory capital buffers, on a consolidated basis, with Common Equity Tier 1 capital. Such regulatory capital buffers, as currently applied to us, consist of a capital conservation buffer of 2.5%, a D-SIB surcharge of 0.5% and a countercyclical buffer ranging from 0% to 2.5% to be calculated as the weighted average of the buffers deployed across all of the jurisdictions to which we have credit exposures. Furthermore, under the leverage ratio regulations adopted by the FSA, we are currently required to maintain a minimum leverage ratio of 3.15%. In addition, under the Japanese TLAC Standard, we are required to maintain external TLAC eligible instruments in an amount not less than 18% of our consolidated risk-weighted assets and 7.1% of the applicable Basel III consolidated leverage ratio denominator. See also “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Regulatory changes which affect us” in our most recent annual report on Form

20-F, which is incorporated herein by reference. In addition, there may be future developments or changes in laws, regulations or rules regarding regulatory capital which may require us to reserve greater regulatory capital or buffer capital.

If we fail to meet the regulatory capital requirements and targets that are applicable to us, including if the capital buffers are used and reduced below the required level to make up for our required External TLAC ratio on a risk-weighted assets basis, under the Japanese capital distribution constraints system, the FSA may order us to submit and carry out a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers by restricting capital distributions, such as dividends, interest payments on the perpetual subordinated debt securities, share buybacks, redemption and repurchases of the perpetual subordinated debt securities, and bonus payments, up to a certain amount depending on the level of the deficit in our regulatory capital buffers. As a consequence, in the event that our consolidated Common Equity Tier 1 capital is insufficient to meet the regulatory capital buffer requirements applicable to us, we will make a determination to cancel interest payments, in whole or in part, in respect of the perpetual subordinated debt securities. Furthermore, if we make a determination to cancel interest payments in respect of the perpetual subordinated debt securities pursuant to a capital distribution constraints plan, we are not restricted from making any dividend or interest payments on our common shares or other liabilities. By your purchase or acquisition of the perpetual subordinated debt securities, you will be deemed to have agreed to be bound by such interest cancellation provisions in respect of the perpetual subordinated debt securities.

The perpetual subordinated debt securities constitute subordinated obligations.

The perpetual subordinated debt securities will constitute direct and unsecured obligations of ours that are conditional and perpetual and, in the event of our liquidation, subordinated to all of the existing and future obligations (including dated subordinated obligations) of ours other than liabilities under the perpetual subordinated debt securities and our liabilities that rank effectively pari passu with or subordinate to the perpetual subordinated debt securities as to liquidation distributions, and will rank pari passu with our liabilities that rank effectively pari passu with the perpetual subordinated debt securities as to liquidation distributions, subject to a principal write-down, as further described in “Description of Perpetual Subordinated Debt Securities—Subordination.”

Upon the occurrence of a Liquidation Event (as defined in “Description of Perpetual Subordinated Debt Securities—Subordination”), your right of payment as a holder of perpetual subordinated debt securities will rank senior in priority only to any payments to holders of our common shares, and our assets will be applied to satisfy all claims of creditors that are senior to the claims of holders of perpetual subordinated debt securities before being applied to satisfy your claims. If we do not have sufficient assets to settle claims of such senior creditors in full, your claims will not be settled and, as a result, you will lose the entire amount of your investment in the perpetual subordinated debt securities. In case of a Liquidation Event, the perpetual subordinated debt securities will share equally in payment with claims in respect of liabilities ranking pari passu as to liquidation distributions with the perpetual subordinated debt securities and the most senior ranking class of preferred shares in priority of payment as to liquidation distributions in our capital from time to time, if we do not have sufficient funds to make full payments on all of them, as applicable. In such a situation, you may lose all or part of your investment. As a practical matter, if a Non-Viability Event, Bankruptcy Event or Capital Ratio Event occurs, the principal amount of the perpetual subordinated debt securities will be written down, and as a result, you may recover, if at all, less ratably than the holders of liabilities or shares that otherwise rank pari passu with or junior to the perpetual subordinated debt securities, but that do not contain similar write-down provisions.

Subject to compliance with applicable regulatory requirements, we expect from time to time to incur additional indebtedness or other obligations that will constitute senior or subordinated indebtedness, and neither the perpetual subordinated debt securities nor the Perpetual Subordinated Debt Securities Indenture contains any provisions restricting the ability of us or our subsidiaries to incur senior or subordinated indebtedness. Although the perpetual subordinated debt securities may pay a higher rate of interest than comparable securities which are not so subordinated, you may lose all or some of your investment in the perpetual subordinated debt securities upon the occurrence of a Liquidation Event since our assets will be available for any payment to you only after all of our senior and more senior subordinated creditors have been paid in full. In the future, we may also incur indebtedness that ranks pari passu with or junior to the perpetual subordinated debt securities but are not subject to write-down provisions similar to those of the perpetual subordinated debt securities, which may provide for a higher recovery than the perpetual subordinated debt securities as a result of the effects of any write-down of the principal amount of the perpetual subordinated debt securities.

Pursuant to the provisions of the Companies Act, the holders of our liabilities (both subordinated and unsubordinated) will be required to file their claims in Japan in a liquidation proceeding (seisan) upon the occurrence of a Liquidation Event. Upon the expiration of the period for filing such claims, our liabilities under the claims filed will be performed or settled in a liquidation proceeding pursuant to the provisions of the Companies Act and other applicable laws. We will have no liability to you for any loss resulting from your failure to receive any distribution, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly file their claims in Japan in a timely manner or at all.

The Perpetual Subordinated Debt Securities Indenture does not contain any limitations on our incurrence or assumption of indebtedness or other liabilities that are senior to the perpetual subordinated debt securities.

In addition, the perpetual subordinated debt securities will be structurally subordinated to the liabilities of our subsidiaries. See “—Risks Relating to the Debt Securities Generally—The debt securities will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.”

The perpetual subordinated debt securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the perpetual subordinated debt securities.

The perpetual subordinated debt securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the perpetual subordinated debt securities to be redeemed or otherwise accelerate the repayment of the principal amount of the perpetual subordinated debt securities. As described under “Description of Perpetual Subordinated Debt Securities—Subordination,” if a Liquidation Event occurs and is continuing, you will only have a Liquidation Claim (as defined in “Description of Perpetual Subordinated Debt Securities—Subordination”) and any payments with respect to such Liquidation Claim will be subject to various conditions and may not be paid. Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the perpetual subordinated debt securities at any time prior to such Liquidation Event and, even upon a Liquidation Event, no payment may be made in respect of a Liquidation Claim unless the specific conditions set forth in “Description of Perpetual Subordinated Debt Securities—Subordination” have been satisfied. As a result, you may not receive any repayment of principal of the perpetual subordinated debt securities.

In addition, because the perpetual subordinated debt securities are perpetual securities, a sale of your perpetual subordinated debt securities in the secondary market may be the only means to recover your investment in the perpetual subordinated debt securities. See “—Risks Relating to the Debt Securities Generally—There are no prior markets for the debt securities and if markets develop, they may not be liquid.”

The perpetual subordinated debt securities may be traded with accrued interest, but under certain circumstances described above, such interest may be canceled and not paid on the relevant interest payment date.

The perpetual subordinated debt securities may trade, and/or the prices for the perpetual subordinated debt securities may appear, on the trading systems with accrued interest. If this occurs, purchasers of perpetual subordinated debt securities in the secondary market may pay a price that includes such accrued interest upon purchase of the perpetual subordinated debt securities. Moreover, the secondary market for the perpetual subordinated debt securities may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the perpetual subordinated debt securities. However, if a payment of interest on any interest payment date is canceled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of the perpetual subordinated debt securities will not be entitled to that interest payment (or if we elect to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant interest payment date.

Any cancellation of interest payments in whole or in part may, in turn, adversely affect your ability to sell your perpetual subordinated debt securities in the secondary market and, as a result, the value and liquidity of your investment in perpetual subordinated debt securities.

We may redeem the perpetual subordinated debt securities in our sole discretion on or after the fifth-year anniversary of their issuance or at any time for regulatory or tax reasons, or as otherwise stated in the applicable prospectus supplement, subject to certain conditions.

We may in our sole discretion redeem the perpetual subordinated debt securities in whole, but not in part, on such day falling on or after the fifth-year anniversary of their issuance as may be determined by us at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption, except to the extent of any interest canceled in accordance with the terms of the perpetual subordinated debt securities, unless the perpetual subordinated debt securities have been subject to one or more Going Concern Write-Downs and such written down amount has not been reinstated in full on the date fixed for redemption, as described under “Description of Perpetual Subordinated Debt Securities—Repurchases and Optional Redemption—Optional Redemption.” In addition, we have the option to redeem the perpetual subordinated debt securities in whole, but not in part, at 100% of their principal amount outstanding at the time plus any accrued and unpaid interest to (but excluding) the date of redemption, except to the extent of any interest canceled in accordance with the terms of the perpetual subordinated debt securities, upon our determination that there is more than an insubstantial risk that the perpetual subordinated debt securities may no longer be partially or fully included in our Additional Tier 1 Capital, as described under “Description of Perpetual Subordinated Debt Securities—Repurchases and Optional Redemption—Optional Regulatory Redemption,” or upon the occurrence of certain tax events, as described under “Description of Perpetual Subordinated Debt Securities—Repurchases and Optional Redemption—Optional Tax Redemption.” Furthermore, the applicable prospectus supplement for any issuance of perpetual subordinated debt securities may specify other circumstances in which we will have the option to redeem, whether in whole or in part, such perpetual subordinated debt securities. Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect). Under the Applicable Capital Adequacy Regulations, the FSA is expected not to grant any prior confirmation required for any redemption or repurchase of the perpetual subordinated debt securities unless (i) we replace the perpetual subordinated debt securities by capital instruments of an equal or higher quality under terms that are considered to be appropriate for our income capacity on or before such redemption or repurchase or (ii) we are expected to maintain our consolidated regulatory capital ratios at a level sufficiently in excess of the minimum requirements after such redemption or repurchase.

Any decision by us as to whether we will exercise any applicable option to redeem the perpetual subordinated debt securities will be made at our absolute discretion, subject to certain conditions, regardless of whether such redemption would be favorable or unfavorable to you. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the perpetual subordinated debt securities, the applicable capital, TLAC, and other regulatory requirements, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the perpetual subordinated debt securities if the interest payable on the perpetual subordinated debt securities is greater than the interest that would be payable on our other financial instruments of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the perpetual subordinated debt securities. As a result, you may be required to bear the financial risks of an investment in the perpetual subordinated debt securities permanently. You should not invest in the perpetual subordinated debt securities with the expectation that we will exercise our option to redeem them. On the other hand, if we redeem the perpetual subordinated debt securities, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the perpetual subordinated debt securities. Furthermore, the redemption feature of the perpetual subordinated debt securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the perpetual subordinated debt securities can be redeemed.

The remedies available to you as holders of the perpetual subordinated debt securities are limited.

There is no right of acceleration in the case of non-payment of principal of or interest on the perpetual subordinated debt securities or of a failure to perform any of our obligations under or in respect of the perpetual subordinated debt securities. You may not at any time demand repayment or redemption of the principal amount of the perpetual subordinated debt securities. Moreover, by your purchase or acquisition of the perpetual subordinated debt securities, you will be deemed to have agreed to have no rights to take any action or enforce any rights or to instruct the Perpetual Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever in connection with the perpetual subordinated debt securities upon the occurrence of a Non-Viability Event, Bankruptcy Event or Capital Ratio Event.

Upon the occurrence of a Liquidation Event, the sole remedy against us practically available for recovery of amounts owing under the perpetual subordinated debt securities is that, subject to certain conditions, the Perpetual Subordinated Debt Securities Trustee, on behalf of the holders of the perpetual subordinated debt securities may, at its discretion, or will, at the direction of the holders of 25% of the aggregate principal amount of the outstanding perpetual subordinated debt securities, subject to applicable laws, file liquidation claims in our liquidation proceedings.

The remedies under the perpetual subordinated debt securities are more limited than those typically available to our other creditors. For further detail regarding the limited remedies of the Perpetual Subordinated Debt Securities Trustee (acting on your behalf) and you as a holder of perpetual subordinated debt securities, see “Description of Perpetual Subordinated Debt Securities—No Events of Default or Rights of Acceleration.”

Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of perpetual subordinated debt securities will be suspended and may not be completed as expected or at all.

Upon the occurrence of a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, we will endeavor to deliver a notice of principal write-down to the holders of the perpetual subordinated debt securities as described in “Description of Perpetual Subordinated Debt Securities—Write-Downs and Write-Ups.” In the case of a full write-down, following the receipt of such write-down notice, DTC is expected to suspend all clearance and settlement of transfers through DTC of the perpetual subordinated debt securities. Due to such suspension, you may not be able to settle any transfer of the perpetual subordinated debt securities even if the transfer is initiated prior to such suspension.

DTC’s processing of such write-down notice may only be completed after the date on which the relevant principal write-down is scheduled. No assurance can be given as to the period of time required by DTC to complete the update of its records or the availability of procedures to effect any principal write-down in a timely manner or at all. Due to such delay or unavailability, a transfer that is initiated prior to a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, as the case may be, may fail to settle and the transferor may be unable to receive any settlement amount through DTC. On the other hand, a transfer may be settled though initiated after a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, as the case may be, if processed before DTC’s suspension, in which case the transferee may be required to pay the settlement amount through DTC. However, no right to recover or receive compensation for any loss resulting from any such settlement or failed settlement will be available to you once a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event has occurred, regardless of whether you have received actual or constructive notice of such fact or otherwise. See “—The perpetual subordinated debt securities will be subject to a Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event, in either of which cases you will lose the entire value of your investment” and “—The perpetual subordinated debt securities will be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event, in which case you will lose all or part of the value of your investment.”

As a result, notwithstanding such delay or unavailability, holders of the perpetual subordinated debt securities may lose the entire or the relevant partial value of their investment in the perpetual subordinated debt securities on the date on which the relevant full or partial principal write-down occurs. Furthermore, the conveyance of a write-down notice and settlement with respect to the perpetual subordinated debt securities following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event will be subject to such procedures of DTC and the relevant participants as may be in effect from time to time.

The Perpetual Subordinated Debt Securities Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the perpetual subordinated debt securities.

The Perpetual Subordinated Debt Securities Indenture contains no restrictions on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations that rank senior to the perpetual subordinated debt securities or that rank pari passu with the perpetual subordinated debt securities. In the future, we may also incur indebtedness that ranks pari passu with or junior to the perpetual subordinated debt securities but is not subject to write-down provisions similar to the perpetual subordinated debt securities. An increase in the outstanding amount of such securities or other liabilities may limit our ability to meet the obligations under the perpetual subordinated debt securities, thereby increasing the likelihood of cancellation of interest payments, and may also reduce the amount recoverable by you upon our liquidation.

Except as required by applicable capital, liquidity and other regulatory requirements, and except in cases where we are restricted from making dividend or interest payments as described under “Description of Perpetual Subordinated Debt Securities—Cancellation of Interest Payments,” the Perpetual Subordinated Debt Securities Indenture also contains no restrictions on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the perpetual subordinated debt securities.

In addition, except as required by applicable capital, liquidity and other regulatory standards, the Perpetual Subordinated Debt Securities Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Perpetual Subordinated Debt Securities Indenture in a merger or other change of control event, except to the extent described under “Description of Perpetual Subordinated Debt Securities—No Events of Default or Rights of Acceleration.”

The amount of any interest cancellation, principal write-down or write-up, or recovery in proceedings in Japan on the perpetual subordinated debt securities may be calculated and determined in Japanese yen, and you will not be compensated for any currency exchange loss resulting from any conversion of such amount into U.S. dollars.

If any interest payment in respect of the perpetual subordinated debt securities is canceled, in whole or in part, or if any portion of the principal amount of the perpetual subordinated debt securities is written down or written up, we expect the amount of such interest cancellation or principal write-down or write-up to be calculated and determined based on our financial, regulatory capital ratio and other information prepared in Japanese yen and the terms of the perpetual subordinated debt securities.

We expect to determine the value of any such amounts converted into U.S. dollars in a manner we deem appropriate and apply it to the perpetual subordinated debt securities. In addition, if any recovery is obtained on the perpetual subordinated debt securities in liquidation or other proceedings in Japan, the amount of such recovery may be denominated only in Japanese yen. As a result, the value of any such amount when and as converted into U.S. dollars will change, depending on the currency exchange rate applied at any given time, and fluctuations in the applicable currency exchange rate may increase your risk of loss on your investment in the perpetual subordinated debt securities if and to the extent you are managing your investment in U.S. dollars or any currencies other than the Japanese yen. Furthermore, any period of delay between the time when any such amount is determined in Japanese yen and the time when such amount is converted into U.S. dollars may further increase your risk of loss as the applicable currency exchange rate may fluctuate during such period. No interest or other compensation is payable on or for any loss incurred due to the impact of currency exchange rate fluctuations on your investment in the perpetual subordinated debt securities.

The perpetual subordinated debt securities may be assigned a credit rating below investment grade, in which case the perpetual subordinated debt securities will be subject to the risks associated with non-investment grade securities.

Because of their subordinated status, the perpetual subordinated debt securities are expected to be assigned a credit rating below that of our senior indebtedness at issuance, which may be below investment grade. Also, in the event of a downgrade in our credit ratings after the issuance of any perpetual subordinated debt securities, the ratings of such securities may fall below investment grade. See “—Risks Relating to the Debt Securities Generally—The ratings of the debt securities may change after the issuance of the debt securities, and those changes may have an adverse effect on the market prices and liquidity of the debt securities.” In either such case, the perpetual subordinated debt securities will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, decreases in our capital ratios, negative changes in our liquidity conditions, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

USE OF PROCEEDS

The use of the net proceeds from any sale of debt securities pursuant hereto will be described in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of June 30, 2025. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of June 30, 2025
Actual
(millions of yen)
Short-term borrowings	¥1,322,134
Long-term borrowings	13,928,823
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,163,562,601 shares; Outstanding: 2,952,497,829 shares)(1)	594,493
Additional paid-in capital	670,541
Retained earnings	1,963,109
Accumulated other comprehensive income	401,525
Common stock held in treasury, at cost (211,064,772 shares)(1)	(153,654)
Total NHI shareholders’ equity	3,476,014
Noncontrolling interests	112,937

Total equity	3,588,951

Total Capitalization and Indebtedness	¥18,839,908

Note:

(1)

On April 25, 2025, our board of directors resolved to set up a share buyback program for the shares of our common stock in accordance with our Articles of Incorporation and Article 459-1 of the Companies Act. The resolution authorized the repurchase of up to the lesser of (i) an aggregate of 100 million shares of our common stock and (ii) an aggregate repurchase price of ¥60 billion between May 15, 2025 and December 30, 2025 (excluding the ten business days following our quarterly financial results announcements). On July 28, 2025, we announced that we completed the share buyback program after repurchasing an aggregate of 66,790,900 shares of our common stock at the aggregate purchase price of ¥59,999,913,930.

Except as described above, there has been no material change in our consolidated capitalization and indebtedness since June 30, 2025.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such senior debt securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the Senior Debt Securities Indenture (as described below) and the senior debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of senior debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior debt indenture between us and Citibank, N.A., as trustee, dated as of January 16, 2020, as amended or supplemented from time to time. The senior debt indenture is referred to in this prospectus as the “Senior Debt Securities Indenture” (including, as required by the context, as may be amended or supplemented from time to time), and the trustee is referred to in this prospectus as the “Senior Debt Securities Trustee.” The Senior Debt Securities Indenture is qualified under the Trust Indenture Act. The Senior Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Senior Debt Securities Indenture provides that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Senior Debt Securities Indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

The senior debt securities will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of senior debt securities being offered. Such information may include:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities of the series (which shall distinguish the senior debt securities of the series from all other senior debt securities);

•	the ranking of the senior debt securities;

•	the initial aggregate principal amount of the senior debt securities and any limits upon the total aggregate principal amount of such senior debt securities;

•	the issue price at which we originally issue the senior debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the senior debt securities shall be issuable;

•	the coin or currency in which the senior debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of payments of principal or any premium or interest on the senior debt securities may be determined with reference to an index based on a coin or currency other than that in which such senior debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

•	the manner in which and the place or places where the principal of and any interest on senior debt securities shall be payable;

•	the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the senior debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the senior debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

•

the circumstances under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

•

if other than the principal amount thereof, the portion of the principal amount of senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•

the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations;

•

if the senior debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the senior debt securities will be issued in other than book-entry form;

•	any listing of the senior debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the senior debt securities of a series shall be excluded from participation with the senior debt securities of other series or otherwise differentiated from the senior debt securities of other series in relation to any matter in respect of which the senior debt securities generally or senior debt securities of more than one series are contemplated by the Senior Debt Securities Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, write-up, bail-in or other provisions applicable to a particular series of senior debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority; and

•

any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Senior Debt Securities Indenture.

The senior debt securities may be issued as original issue discount debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any political subdivision or authority thereof or therein having power to tax (the “Japanese taxes”), unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a person having a special relationship with the Company as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act”) (a “specially-related person of ours”); or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the relevant senior debt security is presented (where presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant clearing organization to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) where such senior debt security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt security would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a clearing organization or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant,” in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 11 of the Special Taxation Measures Act (a “designated financial institution”), such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”), and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any senior debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the Senior Debt Securities Trustee. The Senior Debt Securities Trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable request to the Senior Debt Securities Trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Senior Debt Securities Indenture or any indenture supplemental hereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the senior debt securities.

Governing Law

The Senior Debt Securities Indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Senior Debt Securities Indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Senior Debt Securities Indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency.

Book-Entry; Delivery and Form

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have senior debt securities registered in their own names, on the books that we or the Senior Debt Securities Trustee or other agent maintain for this purpose, as the “holders” of those senior debt securities. These persons are the legal holders of the senior debt securities. We refer to those who, indirectly through others, own beneficial interests in senior debt securities that are not registered in their own names as indirect owners of those senior debt securities. As we discuss below, indirect owners are not legal holders, and investors in senior debt securities issued in book-entry form or in street name will be indirect owners.

Global Security

We intend to initially issue each senior debt security in book-entry form only. Each senior debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any senior debt security for this purpose is called the “depositary” for that senior debt security. A senior debt security will usually have only one depositary but it may have more.

Each series of senior debt securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your senior debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all senior debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose senior debt security is represented by a global security will not be a holder of the senior debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular senior debt security indicates that the senior debt security will be issued in global form only, then the senior debt security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the senior debt securities through another book-entry clearing system or decide that the senior debt securities may no longer be held through any book-entry clearing system.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of senior debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the senior debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the senior debt securities it represented. After that exchange, the choice of whether to hold the senior debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the Senior Debt Securities Trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under an indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the Senior Debt Securities Trustee, is responsible for deciding the names of the institutions in whose names the senior debt securities represented by the global security will be registered and, therefore, who will be the holders of those senior debt securities.

Clearance and Settlement

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of senior debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these senior debt securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in senior debt securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the senior debt securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the Senior Debt Securities Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Senior Debt Securities Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Senior Debt Securities Trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a U.K. corporation (the “Euroclear Clearance System”). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of senior debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of senior debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The senior debt securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Senior Debt Securities Indenture, we may deliver senior debt securities of any series to the Senior Debt Securities Trustee for authentication, and the Senior Debt Securities Trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Senior Debt Securities Indenture, the Senior Debt Securities Trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of senior debt securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Repurchase

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any such senior debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held, resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The senior debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of senior debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of senior debt securities or for the purposes of “—Default, Remedies and Waiver of Default—Remedies If an Event of Default Occurs” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date unless otherwise indicated in your prospectus supplement. We will give the notice in the manner described below in “—Notices.”

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts,” we may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant senior debt securities of a series for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Senior Debt Securities Trustee of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the Senior Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the Senior Debt Securities Trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of legal counsel reasonably acceptable to the Senior Debt Securities Trustee to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the Senior Debt Securities Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten), partial share exchange (kabushiki-kofu) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of 30 days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We default in the performance or remain in breach of any covenant we make in the Senior Debt Securities Indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the Senior Debt Securities Trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the Senior Debt Securities

Trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the Senior Debt Securities Indenture.

The Senior Debt Securities Trustee is not required to take any action under the Senior Debt Securities Indenture at the request of any holders unless the holders offer the Senior Debt Securities Trustee reasonable protection from expenses and liability. If the Senior Debt Securities Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Senior Debt Securities Trustee with respect to that series. These majority holders may also direct the Senior Debt Securities Trustee in performing any other action under the Senior Debt Securities Indenture with respect to the senior debt securities of that series.

Before you bypass the Senior Debt Securities Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the Senior Debt Securities Trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the Senior Debt Securities Trustee take action because of the default, and they or other holders must offer to the Senior Debt Securities Trustee indemnity reasonably satisfactory to the Senior Debt Securities Trustee against the cost and other liabilities of taking that action;

•	The Senior Debt Securities Trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the Senior Debt Securities Trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Senior Debt Securities Indenture

We will furnish to the Senior Debt Securities Trustee every year a written statement certifying that to our knowledge we are in compliance with the Senior Debt Securities Indenture and the senior debt securities issued under it, or else specifying any default under the Senior Debt Securities Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Senior Debt Securities Trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described above under “—Book-Entry; Delivery and Form.”

Limitation on Actions for Attachment

Each holder of senior debt securities and the Senior Debt Securities Trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

We shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to us, deliver a written notice of such event to the holders of senior debt securities and the Senior Debt Securities Trustee through DTC or the relevant clearing organization. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement of the holders of senior debt securities or the Senior Debt Securities Trustee described in the preceding paragraph.

Limited Rights to Set Off by Holders of Senior Debt Securities

Subject to applicable law, each holder of senior debt securities, by the acceptance of any interest in the senior debt securities, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) (the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended) (the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended) (the “Reorganization Act”), the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the senior debt securities or the Senior Debt Securities Indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the Senior Debt Securities Indenture relating to our ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of our properties or assets to any person or persons, each holder of senior debt securities and the Senior Debt Securities Trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of such requirements.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of senior debt securities for any series, to issue additional senior debt securities of such series on terms and conditions identical to those of the senior debt securities of that series, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the senior debt securities of that series; provided that such additional senior debt securities must be fungible with the other senior debt securities of the same series for U.S. federal income tax purposes. We may also issue other securities under the Senior Debt Securities Indenture as part of a separate series that have different terms from the senior debt securities.

Modification of the Senior Debt Securities Indenture and Waiver of Covenants

There are four types of changes we can make to the Senior Debt Securities Indenture and the senior debt securities or series of senior debt securities issued under the Senior Debt Securities Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the Senior Debt Securities Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the Senior Debt Securities Indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the Senior Debt Securities Indenture or to waive defaults; and

•

change the provisions of the Senior Debt Securities Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the Senior Debt Securities Indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the Senior Debt Securities Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the Senior Debt Securities Indenture and the senior debt securities issued thereunder would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain senior debt securities of a series issued under the Senior Debt Securities Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other senior debt securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Senior Debt Securities Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the Senior Debt Securities Indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Senior Debt Securities Indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Senior Debt Securities Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the Senior Debt Securities Trustee an instruction, we will apply the following rules, except as may otherwise be provided in the applicable prospectus supplement.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been canceled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

In calculating the principal amount of senior debt securities that are to be treated as outstanding, for an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Senior Debt Securities Indenture. In certain limited circumstances, only the Senior Debt Securities Trustee will be entitled to set a record date for action by holders. If we or the Senior Debt Securities Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Senior Debt Securities Trustee specifies if it sets the record date. We or the Senior Debt Securities Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the Senior Debt Securities Trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the Senior Debt Securities Trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the senior debt securities. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the holders of the senior debt securities, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Senior Debt Securities Trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the Senior Debt Securities Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Senior Debt Securities Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the Senior Debt Securities Trustee for the senior debt securities. Under the Senior Debt Securities Indenture, we are required to file with the Senior Debt Securities Trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the Senior Debt Securities Trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of the Senior Debt Securities Trustee for Actions Taken on Your Behalf

The Senior Debt Securities Indenture provides that we will indemnify the Senior Debt Securities Trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Senior Debt Securities Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Senior Debt Securities Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Securities Trustee, or exercising any trust or power conferred on the Senior Debt Securities Trustee.

Transfer and Exchange

A holder of the senior debt securities issued in definitive form may transfer or exchange senior debt securities in accordance with the Senior Debt Securities Indenture. The registrar and the Senior Debt Securities Trustee may require a holder of senior debt securities, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Senior Debt Securities Indenture.

We will treat the registered holder of senior debt securities as the owner of that senior debt security for all purposes. See “—Book-Entry, Delivery and Form” above.

DESCRIPTION OF DATED SUBORDINATED DEBT SECURITIES

The following is a summary of certain general terms and provisions of the dated subordinated debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of dated subordinated debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such dated subordinated debt securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the dated subordinated debt securities. It is qualified in its entirety by the provisions of the subordinated indenture (as described below), the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the dated subordinated debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of dated subordinated debt securities. You should refer to those documents for additional information.

General

We may issue dated subordinated debt securities from time to time, in one or more series under a subordinated indenture between us and Citibank, N.A., as trustee, to be entered into in connection with the first issuance of such dated subordinated debt securities, as amended or supplemented from time to time. The subordinated indenture (as amended or supplemented from time to time) is referred to in this prospectus as the “Dated Subordinated Debt Securities Indenture,” and the trustee is referred to in this prospectus as the “Dated Subordinated Debt Securities Trustee.” The Dated Subordinated Debt Securities Indenture will be qualified under the Trust Indenture Act. The form of the Dated Subordinated Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures to the Dated Subordinated Debt Securities Indenture will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Dated Subordinated Debt Securities Indenture provides that we may issue dated subordinated debt securities up to an aggregate principal amount as we may authorize from time to time. The Dated Subordinated Debt Securities Indenture and the dated subordinated debt securities will not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the dated subordinated debt securities.

The dated subordinated debt securities will be our direct and unsecured obligations and rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to “Senior Indebtedness” and is in priority to all of our perpetual subordinated indebtedness, including the perpetual subordinated debt securities, and any preference or other shares or any indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, our perpetual subordinated indebtedness. For the purposes of the dated subordinated debt securities, “Senior Indebtedness” is defined in the Dated Subordinated Debt Securities Indenture, unless otherwise specified in an applicable form of dated subordinated debt security or supplemental indenture, as all liabilities of us (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Act) other than (i) liabilities under the dated subordinated debt securities which shall not have become due and payable prior to the date on which a Subordination Event (as defined under “—Subordination”) has occurred, (ii) liabilities under the dated subordinated debt securities which shall have become due and payable solely by way of acceleration prior to such date and (iii) other liabilities ranking pari passu with, or junior to, the dated subordinated debt securities. See “—Subordination.”

Notwithstanding such ranking of the dated subordinated debt securities, because the dated subordinated debt securities are subject to the Write-Down (as defined below) provisions described under “—Write-Down upon a Non-Viability Event,” the dated subordinated debt securities may effectively recover less than any liabilities or shares that are not subject to similar write-down provisions. As a result of any Write-Down pursuant to the terms of the dated subordinated debt securities, you may lose all or part of your investment in the dated subordinated debt securities or receive no interest payments in respect thereof.

Moreover, as a consequence of a Write-Down, as a holder of the dated subordinated debt securities, you may also recover less ratably than the holders of liabilities or shares that otherwise rank, or are expressed to rank, pari passu with or junior to the dated subordinated debt securities especially if such securities do not contain similar write-down provisions, or may not recover at all. You should carefully consider these features and their potential effects before making an investment decision in the dated subordinated debt securities, and read the risk factors appearing or incorporated by reference in this prospectus and the relevant prospectus supplement, including those under the heading “Risk Factors—Risks Relating to the Dated Subordinated Debt Securities” in this prospectus.

The dated subordinated debt securities will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your dated subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of dated subordinated debt securities being offered. Such information may include:

•	the issue date of the dated subordinated debt securities;

•

the title and type of the dated subordinated debt securities of the series (which shall distinguish the dated subordinated debt securities of the series from all other dated subordinated debt securities);

•	the ranking of the dated subordinated debt securities, including the subordination terms for the dated subordinated debt securities, if different from the provisions set forth in this prospectus;

•	the initial aggregate principal amount of the dated subordinated debt securities and any limits on the total aggregate principal amount of such dated subordinated debt securities;

•	the issue price at which we originally issue the dated subordinated debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the dated subordinated debt securities shall be issuable;

•	the coin or currency in which the dated subordinated debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium, if any, of the dated subordinated debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the dated subordinated debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest, if any and to the extent applicable, will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	if the amount of payments of principal or any premium or interest on the dated subordinated debt securities may be determined with reference to an index based on a coin or currency other than that in which such dated subordinated debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

•	the manner in which and the place or places where, if applicable, the principal of, premium of and any interest on dated subordinated debt securities shall be payable;

•

any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the dated subordinated debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the dated subordinated debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	any conversion or exchange features of the dated subordinated debt securities;

•

the circumstances under which we will pay additional amounts (as described below) on the dated subordinated debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which dated subordinated debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the circumstances under which the holders of the dated subordinated debt securities may demand repayment of the dated subordinated debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

if other than the principal amount thereof, the portion of the principal amount of dated subordinated debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•

the identity of any agents for the dated subordinated debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the dated subordinated debt securities;

•	any provisions for the discharge of our obligations relating to the dated subordinated debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations, to the extent not set out or different from the descriptions included in this prospectus;

•

if the dated subordinated debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary dated subordinated debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the dated subordinated debt securities will be issued in other than book-entry form;

•	any listing of the dated subordinated debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of dated subordinated debt securities and issue additional dated subordinated debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the dated subordinated debt securities of a series shall be excluded from participation with the dated subordinated debt securities of other series or otherwise differentiated from the dated subordinated debt securities of other series in relation to any matter in respect of which the dated subordinated debt securities generally or dated subordinated debt securities of more than one series are contemplated by the Dated Subordinated Debt Securities Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, bail-in, or other provisions applicable to a particular series of dated subordinated debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority, if different from the provisions set forth in this prospectus; and

•

any other specific terms or conditions applicable to a particular series of dated subordinated debt securities being offered, which shall not be inconsistent with the provisions of the Dated Subordinated Debt Securities Indenture.

The dated subordinated debt securities may be issued as original issue discount debt securities. Original issue discount dated subordinated debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Subordination

The rights of the holders of the dated subordinated debt securities will be subordinated in right of payment to all Senior Indebtedness upon the occurrence and continuation of a Subordination Event. For so long as such Subordination Event continues (and in the case of civil rehabilitation proceedings, for so long as neither a Summary Rehabilitation Order (as defined below) nor Consent Rehabilitation Order (as defined below) shall have been issued), no payments will be made in respect of the dated subordinated debt securities (except for such amounts which shall have become due and payable, other than solely by way of acceleration, prior to the occurrence of a Subordination Event) unless and until (i) in the case of clause (a) of the definition of Subordination Event, all Senior Indebtedness appearing on the final distribution list prepared by the administrator for the final distribution of bankruptcy assets pursuant to the Bankruptcy Act is paid in full or provision has been made for the payment in full thereof pursuant to the Bankruptcy Act, (ii) in the case of clause (b) of the definition of Subordination Event, all Senior Indebtedness appearing in the plan of reorganization, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness, subject to modification of such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification, (iii) in the case of clause (c) of the definition of Subordination Event, all Senior Indebtedness appearing in the plan of rehabilitation, at the date such a plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness, subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification or (iv) in the case of clause (d) of the definition of Subordination Event, conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the dated subordinated debt securities shall become payable in accordance with the Conditions for Payment set forth in the Dated Subordinated Debt Securities Indenture and not subject to such impermissible condition.

The rights of the holders of the dated subordinated debt securities will be reinstated with respect to any payments made to holders of the dated subordinated debt securities that are subsequently avoided in the bankruptcy, reorganization or rehabilitation, as though such payments had not been made.

We shall make no amendment or modification to the subordination provisions contained in the Dated Subordinated Debt Securities Indenture that is prejudicial to any present or future creditor in respect of any

Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

Each holder of the dated subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities thereof shall thereby agree that if any payment of principal or interest in respect of the dated subordinated debt securities is made to such holder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid upon the proper application of the subordination provision of the dated subordinated debt securities, the payment of such excess amount shall be deemed null and void, and such holder or the Dated Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that upon the occurrence of a Subordination Event and for so long as such Subordination Event shall continue, our liabilities to such holder which would otherwise become so payable on or after the date on which such Subordination Event occurs shall not be set off against any liabilities of such holder owed to us unless, until and only in such amount as our liabilities under the dated subordinated debt securities become payable pursuant to the proper application of the subordination provisions of the dated subordinated debt securities.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, Paragraph 1 of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act and the resolution of a civil rehabilitation plan shall be omitted.

“Subordination Event” means any one of the following events:

(a)	a court of competent jurisdiction in Japan shall have adjudicated us to be bankrupt pursuant to the provisions of the Bankruptcy Act;

(b)	a court of competent jurisdiction in Japan shall have commenced reorganization proceedings with respect to us pursuant to the provisions of the Reorganization Act;

(c)	a court of competent jurisdiction in Japan shall have commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Civil Rehabilitation Act; or

(d)

we shall have become subject to bankruptcy, corporate reorganization, civil rehabilitation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, which proceedings have an equivalent effect to those set out in (a), (b) or (c) above.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, Paragraph 1 of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act shall be omitted.

For the avoidance of doubt, in the course of any potential bankruptcy proceedings pursuant to the Bankruptcy Act, claims of the holders of the dated subordinated debt securities (other than claims that shall have become due and payable, other than by way of acceleration, prior to the occurrence of a Subordination Event) will rank junior in priority to statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined in the Bankruptcy Act, in any distributions in such bankruptcy proceedings. Statutory subordinated bankruptcy claims will constitute Senior Indebtedness.

As a consequence of the subordination provisions in the dated subordinated debt securities, in the event of the occurrence of a Subordination Event, the holders of the dated subordinated debt securities may recover less ratably than the holders of our unsubordinated liabilities. Holders of the dated subordinated debt securities may be required to pursue their claims with respect to the dated subordinated debt securities in Japan. To the extent that holders of the dated subordinated debt securities are entitled to any recovery with respect to the dated subordinated debt securities in any Japanese action or proceeding, such holders of the dated subordinated debt securities might not be entitled in such an action or proceeding to a recovery in U.S. dollars and might be entitled in such an action or proceeding only to a recovery in Japanese yen. We have agreed pursuant to the terms of the Dated Subordinated Debt Securities Indenture to indemnify the holders of the dated subordinated debt securities against certain losses incurred as a result of any judgment or order being given or made for any amount due under the dated subordinated debt securities and such judgment or order being expressed and paid in a currency other than U.S. dollars.

Any amounts due under this indemnification and any additional amounts due in respect of Japanese withholding taxes as provided by the terms of the dated subordinated debt securities will be subordinated in right of payment in any such proceeding. See “—Payment of Additional Amounts.” Pursuant to the provisions of the Bankruptcy Act, Reorganization Act or Civil Rehabilitation Act, the holders of our liabilities (both subordinated and unsubordinated) will be required to file a notice of claim in Japan upon the occurrence of a Subordination Event. Upon the expiration of the period for filing such notices, based on the notices filed and our records, an official list of liabilities that will be entitled to receive distribution in a bankruptcy, reorganization proceeding or rehabilitation proceeding will be determined pursuant to the provisions of the Bankruptcy Act, the Reorganization Act or the Civil Rehabilitation Act.

Interest

Notwithstanding anything to the contrary contained in the terms of the dated subordinated debt securities, any interest payments under the dated subordinated debt securities shall be subject to the non-viability and write-down provisions, and the subordination provisions, each as described herein.

Floating Rate Interest

Any series of dated subordinated debt securities bearing interest at a floating rate that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate dated subordinated debt securities.

Fixed Rate Interest

Any series of dated subordinated debt securities bearing interest at a fixed rate that may be issued will bear interest at the relevant fixed interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of fixed rate dated subordinated debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a dated subordinated debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a dated subordinated debt security is its face amount. Any dated subordinated debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any dated subordinated debt security means the fixed date on which the principal amount of your dated subordinated debt security is scheduled to become due and payable. The principal of your dated subordinated debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your dated subordinated debt security. The date on which the principal of your dated subordinated debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a dated subordinated debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the dated subordinated debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future Japanese taxes, unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any dated subordinated debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such dated subordinated debt security by reason of its (i) having some connection with Japan other than the mere holding of such dated subordinated debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined under “Description of Senior Debt Securities—Payment of Additional Amounts” above) or to submit a written application for tax exemption (as defined under “Description of Senior Debt Securities—Payment of Additional Amounts” above) to the paying agent to whom the relevant dated subordinated debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined under “Description of Senior Debt Securities—Payment of Additional Amounts” above) and the relevant clearing organization to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined under “Description of Senior Debt Securities—Payment of Additional Amounts” above) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant dated subordinated debt security through a payment handling agent in Japan appointed by it); or (d) if the dated subordinated debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the dated subordinated debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the dated subordinated debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the dated subordinated debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the dated subordinated debt securities. References to principal (and premium, if any) and interest in respect of the dated subordinated debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If dated subordinated debt securities are held through a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant dated subordinated debt securities, provide the interest recipient information, and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If dated subordinated debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the dated subordinated debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any dated subordinated debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the Dated Subordinated Debt Securities Trustee. The Dated Subordinated Debt Securities Trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the dated subordinated debt securities upon reasonable request to the Dated Subordinated Debt Securities Trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Dated Subordinated Debt Securities Indenture or any indenture supplemental thereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the dated subordinated debt securities.

Governing Law

The Dated Subordinated Debt Securities Indenture and the dated subordinated debt securities will be governed by and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Dated Subordinated Debt Securities Indenture, we will designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Dated Subordinated Debt Securities Indenture or any dated subordinated debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Dated Subordinated Debt Securities

Amounts that become due and payable on your dated subordinated debt security in cash will be payable in a specified currency. The specified currency for your dated subordinated debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some dated subordinated debt securities may have different specified currencies for principal and interest. You will have to pay for your dated subordinated debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your dated subordinated debt securities in the specified currency.

Book-Entry; Delivery and Form

Each dated subordinated debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have dated subordinated debt securities registered in their own names, on the books that we or the Dated Subordinated Debt Securities Trustee or other agent maintain for this purpose, as the “holders” of those dated subordinated debt securities. These persons are the legal holders of the dated subordinated debt securities. We refer to those who, indirectly through others, own beneficial interests in dated subordinated debt securities that are not registered in their own names as indirect owners of those dated subordinated debt securities. As we discuss below, indirect owners are not legal holders, and investors in dated subordinated debt securities issued in book-entry form or in street name will be indirect owners.

Global Security

We intend to initially issue each dated subordinated debt security in book-entry form only. Each dated subordinated debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any dated subordinated debt security for this purpose is called the “depositary” for that dated subordinated debt security. A dated subordinated debt security will usually have only one depositary but it may have more.

Each series of dated subordinated debt securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your dated subordinated debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all dated subordinated debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose dated subordinated debt security is represented by a global security will not be a holder of the dated subordinated debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular dated subordinated debt security indicates that the dated subordinated debt security will be issued in global form only, then the dated subordinated debt security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the dated subordinated debt securities through another book-entry clearing system or decide that the dated subordinated debt securities may no longer be held through any book-entry clearing system.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of dated subordinated debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the dated subordinated debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the dated subordinated debt securities it represented. After that exchange, the choice of whether to hold the dated subordinated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if we notify the Dated Subordinated Debt Securities Trustee that we wish to terminate that global security.

If a global security is terminated, only the depositary, and not we or the Dated Subordinated Debt Securities Trustee, is responsible for deciding the names of the institutions in whose names the dated subordinated debt securities represented by the global security will be registered and, therefore, who will be the holders of those dated subordinated debt securities.

Clearance and Settlement

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for dated subordinated debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the dated subordinated debt securities will be cleared and settled on a delivery against payment basis.

If we issue dated subordinated debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of dated subordinated debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these dated subordinated debt securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in dated subordinated debt securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the dated subordinated debt securities are issued in the form of registered global securities, such dated subordinated debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of dated subordinated debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the dated subordinated debt securities. The participant will then keep a record of its clients who purchased the dated subordinated debt securities. Unless it is exchanged in whole or in part for a certificated dated subordinated debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the Dated Subordinated Debt Securities Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Dated Subordinated Debt Securities Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Dated Subordinated Debt Securities Trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the dated subordinated debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the dated subordinated debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear Operator, under contract with the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the dated subordinated debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the dated subordinated debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the dated subordinated debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving dated subordinated debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of dated subordinated debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of dated subordinated debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The dated subordinated debt securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of dated subordinated debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Dated Subordinated Debt Securities Indenture, we may deliver dated subordinated debt securities of any series to the Dated Subordinated Debt Securities Trustee for authentication, and the Dated Subordinated Debt Securities Trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the dated subordinated debt securities and accepting the additional responsibilities under the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities Trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of dated subordinated debt securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Repurchases, Redemption and Repayment

Notwithstanding anything to the contrary contained in the terms of the dated subordinated debt securities, any redemption under the dated subordinated debt securities shall be subject to the non-viability write-down provisions and the subordination provisions described herein.

Repurchases

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), purchase any or all of the dated subordinated debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any dated subordinated debt securities held by any holder as a result of our or its purchase or offer to purchase dated subordinated debt securities held by any other holder in the open market or otherwise. Any such dated subordinated debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held, resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The dated subordinated debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of dated subordinated debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of dated subordinated debt securities or for the purposes of “—Limited Rights of Acceleration—Waiver of Acceleration” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, we will not be entitled to redeem your dated subordinated debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your dated subordinated debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your dated subordinated debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of dated subordinated debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your dated subordinated debt security will be redeemable at our option, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), at any time on or after that date or at a specified time or times. If we redeem your dated subordinated debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your dated subordinated debt security is redeemed.

If your prospectus supplement specifies a repayment date, your dated subordinated debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

We will give notice to the Dated Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days before the redemption date. Notice by the Dated Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the dated subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

If a dated subordinated debt security represented by a global dated subordinated debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global dated subordinated debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Optional Tax Redemption

In the event of changes to Japanese tax law after the date of the applicable prospectus supplement, such that (i) we are or on the next interest payment date would be required to pay additional amounts, as described in “—Payment of Additional Amounts,” or (ii) any interest on the dated subordinated debt securities ceases to be treated as being a deductible expense for the purpose of our corporate tax (and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to us), we may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant dated subordinated debt securities of a series for redemption.

If we call the dated subordinated debt securities, we must pay you 100% of their principal amount. We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Dated subordinated debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Dated Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days, before the redemption date. Notice by the Dated Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the dated subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the Dated Subordinated Debt Securities Trustee (x) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (y) an opinion of legal counsel or tax advisor of recognized standing to the effect that the circumstances referred to above in (i) or (ii) exist.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Optional Regulatory Redemption

We may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant dated subordinated debt securities of a series for redemption, if we determine, after consultation with the FSA or any other relevant Japanese supervisory authorities, that there is more than an insubstantial risk that the dated subordinated debt securities may not be partially or fully included in our Tier 2 Capital (as defined below) under the applicable standards set forth in the Applicable Capital Adequacy Regulations (as defined below).

If we call the dated subordinated debt securities, we must pay you 100% of the principal amount of the relevant series of dated subordinated debt securities on the date fixed for redemption. We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Dated subordinated debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Dated Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days, before the redemption date. Notice by the Dated Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the dated subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a regulatory redemption, we will deliver to the Dated Subordinated Debt Securities Trustee a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

“Applicable Capital Adequacy Regulations” means the FIEA, and any orders, rules, regulations, ordinances, regulatory notices, guidelines and policies thereunder applicable at any time as the context may require under the Dated Subordinated Debt Securities Indenture, including, without limitation, the FSA’s “Establishment of standards on sufficiency of capital stock of a final designated parent company and its subsidiary entities, etc. compared to the assets held thereby” (2010 FSA Regulatory Notice No. 130, as amended) prescribing the capital adequacy regulations on a consolidated basis applicable to final designated parent companies (saishu shitei oyagaisha), including us.

“Tier 2 Capital” means any and all items constituting Tier 2 capital (for the avoidance of doubt, excluding then applicable regulatory adjustments) under the Applicable Capital Adequacy Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations.

Notices of Redemption

Any notice of redemption of the dated subordinated debt securities shall conform to the requirements with respect to such notice set forth in the Dated Subordinated Debt Securities Indenture and shall be irrevocable except in limited circumstances as described in the immediately following sentence. A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Non-Viability Event or a Subordination Event occurs prior to the applicable redemption date, in which case the dated subordinated debt securities will be subject to a Write-Down as described under “—Write-Down upon a Non-Viability Event” (in the case of a Non-Viability Event) or the subordination provisions as described under “—Subordination” (in the case of a Subordination Event), as the case may be. If a redemption notice is rescinded for any of the reasons described in the previous sentence, we will endeavor to promptly deliver written notice to the holders of the dated subordinated debt securities and the Dated Subordinated Debt Securities Trustee, specifying the occurrence of the relevant event.

Write-Down upon a Non-Viability Event

Notwithstanding anything to the contrary contained in the terms of the dated subordinated debt securities, upon the occurrence of a Non-Viability Event, no principal of, interest on, or other amount under, the dated subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to principal, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and our obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date. On the Write-Down Date:

(i)

full principal of, interest on, or any other amount under, the dated subordinated debt securities (including additional amounts with respect thereto, if any) will be permanently written down to zero, we shall be discharged and released from any and all of our obligations to pay full principal of, interest on and any other amount under the dated subordinated debt securities (including additional amounts with respect thereto, if any), and the dated subordinated debt securities will be canceled, in each case other than principal amount, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid;

(ii)

our obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the dated subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, principal or additional amounts, as applicable, has become due and payable to the holders of such dated subordinated debt securities on or before the date of the occurrence of the Non-Viability Event and remain unpaid; and

(iii)

the holders of the dated subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the Dated Subordinated Debt Securities Trustee or the paying agent with respect to, and cannot instruct the Dated Subordinated Debt Securities Trustee to enforce, payment of principal of, or interest on or any other amount under, the dated subordinated debt securities (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) above are referred to as a “Write-Down.”

Except for claims with respect to payments of principal of or interest on the dated subordinated debt securities (including additional amounts with respect thereto, if any) that have become due and payable on or before the date of the Non-Viability Event, as described above, upon the occurrence of a Non-Viability Event, (a) holders of the dated subordinated debt securities shall have no rights whatsoever under the Dated Subordinated Debt Securities Indenture or the dated subordinated debt securities to take any action or enforce any rights or to instruct the Dated Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder of the dated subordinated debt securities in such instruction or related to such instruction, any instruction previously given to the Dated Subordinated Debt Securities Trustee by any holders of the dated subordinated debt securities shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder of the dated subordinated debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the dated subordinated debt securities and each holder of the dated subordinated debt securities shall, by virtue of its holding of any dated subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder of the dated subordinated debt securities will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving us or have any ability to initiate or participate in any such proceedings or do so through a representative.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us.

“Write-Down Date” means, upon the occurrence of a Non-Viability Event, the date that shall be determined by us after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten business days following the date of the Write-Down Notice.

We will endeavor, as soon as practicable after the occurrence of a Non-Viability Event, to deliver a written notice (a “Write-Down Notice”) to holders of the dated subordinated debt securities, the Dated Subordinated Debt Securities Trustee and the paying agent, confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date. Any failure or delay by us to provide a Write-Down Notice, shall not change or delay the effect of the occurrence of the Non-Viability Event under the dated subordinated debt securities, nor give the holders of the dated subordinated debt securities any rights as a result of such failure or delay.

Following the receipt of a Write-Down Notice by DTC, DTC will suspend all clearance and settlement of the dated subordinated debt securities through DTC. After such suspension period has commenced, holders of beneficial interests in the dated subordinated debt securities will not be able to settle the transfer of any dated subordinated debt securities through DTC, and any sale or other transfer of the dated subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Write-Down on its systems, the Write-Down shall take place on the relevant Write-Down Date. The relevant procedures for any dated subordinated debt securities held through any clearing organization other than DTC will be described in the applicable prospectus supplement. See “Risk Factors—Risks Relating to the Dated Subordinated Debt Securities—Following a Non-Viability Event, clearance and settlement of dated subordinated debt securities will be suspended and may not be completed as expected or at all.”

Each holder of dated subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities, shall thereby agree that if any payment is made to its dated subordinated debt securities with respect to a payment obligation that did not become due and payable on or before the date of the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and such holder or the Dated Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment and shall also thereby agree that our liabilities to such holder in respect of the dated subordinated debt securities which was subject to the Write-Down as described above shall not be set off against any liabilities of such holder owed to us.

Agreement to Write-Down

By subscribing for, purchasing or otherwise acquiring the dated subordinated debt securities, holders of the dated subordinated debt securities consent to:

(a)

upon the occurrence of a Non-Viability Event and a Write-Down of the dated subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, not having any rights against us with respect to, and being unable to instruct the Dated Subordinated Debt Securities Trustee to enforce, the payment of principal of or interest on the dated subordinated debt securities (including additional amounts with respect thereto, if any) (except for any payments of principal, interest or other amounts that have become due and payable on or before the date of the occurrence of such Non-Viability Event and remain unpaid), as described under “—Write-Down upon a Non-Viability Event,” and being bound by the write-down provisions;

(b)	upon the occurrence of a Non-Viability Event or a Subordination Event after the issuance of a redemption notice, (1) the automatic rescission of any redemption notice, (2) no redemption amount becoming due and payable, and (3) the dated subordinated debt securities becoming subject to a Write-Down or the subordination provisions, as the case may be, as described under “—Repurchases, Redemption and Repayment—Notices of Redemption;”

(c)

no such Write-Down or rescission in accordance with the terms of the Dated Subordinated Debt Securities Indenture constituting a default or breach in payment or otherwise under the terms of the dated subordinated debt securities; and

(d)

such holder being deemed to have authorized, directed and requested DTC (or any other applicable clearing organization) and any direct participant in DTC or other intermediary through which it holds the dated subordinated debt securities, the Dated Subordinated Debt Securities Trustee and the registrar to take any and all necessary action, if required, to implement a Write-Down of the dated subordinated debt securities without any further action or direction on the part of such holder.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of dated subordinated debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the dated subordinated debt securities of that series and the Dated Subordinated Debt Securities Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•	Immediately after giving effect to the transaction, no event of acceleration under the Dated Subordinated Debt Securities Indenture has occurred and is continuing.

If the conditions described above are satisfied with respect to the dated subordinated debt securities of any series, we will not need to obtain the approval of the holders of those dated subordinated debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten), partial share exchange (kabushiki-kofu) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Limited Rights of Acceleration

Unless otherwise provided for in a supplemental indenture to the Dated Subordinated Debt Securities Indenture or in the applicable dated subordinated debt securities, the Dated Subordinated Debt Securities Indenture will provide that payment of the principal of the dated subordinated debt securities may be accelerated only in the case of the occurrence and continuation of a Subordination Event. The right to accelerate a series of dated subordinated debt securities may be subject to further conditions or limitations, including the operation of any non-viability loss absorption provisions applicable to the series of dated subordinated debt securities, which shall be set forth in the applicable prospectus supplement if applicable.

The Dated Subordinated Debt Securities Indenture provides that an event of acceleration will not arise upon a default by us in the payment of principal of or interest on the dated subordinated debt securities of any series or upon the default by us in the performance or observance of any covenant, condition or provision contained in the Dated Subordinated Debt Securities Indenture or the dated subordinated debt securities of any series or upon the occurrence of any other event in relation to the dated subordinated debt securities of any series other than a Subordination Event.

Under the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities Trustee shall be required to give notice by mail to the holders of the relevant series of dated subordinated debt securities of all defaults known to the Dated Subordinated Debt Securities Trustee that have occurred with respect to such series, provided that the Dated Subordinated Debt Securities Trustee may, in certain limited circumstances, withhold such notice. The Dated Subordinated Debt Securities Trustee shall transmit the notice within 90 days of such occurrence, unless the defaults have been cured before transmission of such notice.

Waiver of Acceleration

Prior to the acceleration of the maturity of any of the dated subordinated debt securities, the holders of not less than a majority in principal amount of the dated subordinated debt securities of any series may waive any event of acceleration for all dated subordinated debt securities of that series. If this happens, the event of acceleration will be treated as if it has not occurred.

Compliance with Dated Subordinated Debt Securities Indenture

We will furnish to the Dated Subordinated Debt Securities Trustee every year a written statement certifying that to our knowledge we are in compliance with the Dated Subordinated Debt Securities Indenture and the dated subordinated debt securities issued under it, or else specifying any default under the Dated Subordinated Debt Securities Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Dated Subordinated Debt Securities Trustee and how to declare or cancel an acceleration of the stated maturity of a series of dated subordinated debt securities. Book-entry and other indirect owners are described above under “—Book-Entry; Delivery and Form.”

Limitation on Suits by You as an Individual Holder of Dated Subordinated Debt Securities

The Dated Subordinated Debt Securities Indenture provides that no individual holder of dated subordinated debt securities may institute any action against us under the Dated Subordinated Debt Securities Indenture, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the Dated Subordinated Debt Securities Trustee of the continuing breach;

(ii)

the holders of not less than 25% in aggregate principal amount of the outstanding dated subordinated debt securities of each affected series, with each such series treated as a single class, must have:

a.	made written request to the Dated Subordinated Debt Securities Trustee to institute that action; and

b.	offered the Dated Subordinated Debt Securities Trustee indemnity and/or security to its satisfaction;

(iii)	the Dated Subordinated Debt Securities Trustee must have failed to institute that action within 60 days after receipt of the request referred to in (ii) above; and

(iv)

the holders of a majority in principal amount of the outstanding dated subordinated debt securities of each affected series, voting as one class, must not have given written directions to the Dated Subordinated Debt Securities Trustee inconsistent with those of the holders referred to above.

Notwithstanding any other provision in the Dated Subordinated Debt Securities Indenture and any provision of the dated subordinated debt securities, the right of any holder of any dated subordinated debt security to receive payment of the principal of and interest on such dated subordinated debt securities on or after the date on which it has become due and payable, or to institute suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such holder.

Notwithstanding the foregoing, by subscribing for, purchasing or otherwise acquiring the dated subordinated debt securities, holders of the dated subordinated debt securities agree to the limitations, suspension and waiver of rights triggered by an event triggering any Write-Down and subordination. For the avoidance of doubt, the foregoing shall not be construed to impair the effectiveness of the write-down provisions the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture or related provisions of the dated subordinated debt securities.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of dated subordinated debt securities for any series, to issue additional dated subordinated debt securities of such series on terms and conditions identical to those of the dated subordinated debt securities of that series, which additional dated subordinated debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the dated subordinated debt securities of that series; provided that such additional dated subordinated debt securities must be fungible with the other dated subordinated debt securities of the same series for U.S. federal income tax purposes. We may also issue other securities under the Dated Subordinated Debt Securities Indenture as part of a separate series that have different terms from the dated subordinated debt securities.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, we may discharge all of our obligations, other than as to transfers and exchanges, under the Dated Subordinated Debt Securities Indenture after we have:

(i)

redeemed all dated subordinated debt securities outstanding under the Dated Subordinated Debt Securities Indenture in accordance with the redemption provisions described in “ —Repurchases, Redemption and Repayment;”

(ii)	delivered to the Dated Subordinated Debt Securities Trustee, the paying agent or registrar, as applicable, for cancellation all of the outstanding dated subordinated debt securities; or

(iii)

all securities of each series outstanding under the Dated Subordinated Debt Securities Indenture shall have been canceled in connection with a write-down upon occurrence of a Non-Viability Event as provided in the Dated Subordinated Debt Securities Indenture.

Modification of the Dated Subordinated Debt Securities Indenture and Waiver of Covenants

There are three types of changes we can make to the Dated Subordinated Debt Securities Indenture and the dated subordinated debt securities or series of dated subordinated debt securities issued under the Dated Subordinated Debt Securities Indenture.

In addition to the changes described below, no amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness (as such term is defined with respect to the relevant series of dated subordinated debt securities) shall be made to the subordination provision contained in the Dated Subordinated Debt Securities Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each dated subordinated debt security affected by the change under the Dated Subordinated Debt Securities Indenture, except as otherwise required or permitted pursuant to the Write-Down or subordination provisions applicable to such series of dated subordinated debt securities. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a dated subordinated debt security;

•

reduce the principal amount (other than upon the occurrence of a Non-Viability Event, as provided in the Dated Subordinated Debt Securities Indenture), the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a dated subordinated debt security;

•	permit redemption of a dated subordinated debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its dated subordinated debt security;

•	impair any right that a holder of an indexed or any other dated subordinated debt security may have to convert the dated subordinated debt security for or into securities;

•	change the currency of any payment on a dated subordinated debt security;

•	change the place of payment on a dated subordinated debt security;

•	remove, amend or modify the write-down provisions in a manner not expressly permitted to be accomplished without obtaining consent of holders;

•	impair a holder’s right to sue for payment of any amount due on its dated subordinated debt security;

•

reduce the percentage in principal amount of the dated subordinated debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the dated subordinated debt securities of a series, the approval of whose holders is needed to change the Dated Subordinated Debt Securities Indenture or those dated subordinated debt securities;

•

reduce the percentage in principal amount of the dated subordinated debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the dated subordinated debt securities of a series, the consent of whose holders is needed to waive our compliance with the Dated Subordinated Debt Securities Indenture or to waive defaults;

•

modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the dated subordinated debt securities of any particular series pursuant to the Dated Subordinated Debt Securities Indenture; and

•

change the provisions of the Dated Subordinated Debt Securities Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected dated subordinated debt security.

Changes Not Requiring Holders’ Approval

Changes to the Dated Subordinated Debt Securities Indenture that are limited to clarifications and changes that would not adversely affect any dated subordinated debt securities of any series in any material respect do not require the approval of the holders of the affected dated subordinated debt securities. Holders’ approval is similarly not necessary to make changes that affect only dated subordinated debt securities to be issued under the Dated Subordinated Debt Securities Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular dated subordinated debt security, even if they affect other dated subordinated debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected dated subordinated debt security; we need only obtain any required approvals from the holders of the affected dated subordinated debt securities.

In addition, we may make changes to the Dated Subordinated Debt Securities Indenture, without the consent of the holders of the dated subordinated debt securities issued under the Dated Subordinated Debt Securities Indenture, to (i) remove, amend or modify the non-viability write-down provisions; provided that such removal, amendment or modification does not adversely affect the interests of the holders of the dated subordinated debt securities in any material respect or the treatment of the dated subordinated debt securities as our Tier 2 Capital; or (ii) effect any changes to the Dated Subordinated Debt Securities Indenture in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

Changes Requiring Majority Approval

Any other change to the Dated Subordinated Debt Securities Indenture and the dated subordinated debt securities issued thereunder would require the following approval:

•

If the change affects only particular dated subordinated debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular dated subordinated debt securities.

•

If the change affects multiple dated subordinated debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all dated subordinated debt securities affected by the change, with all such affected dated subordinated debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected dated subordinated debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain dated subordinated debt securities of a series issued under the Dated Subordinated Debt Securities Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other dated subordinated debt securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Dated Subordinated Debt Securities Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular dated subordinated debt security, or in the Dated Subordinated Debt Securities Indenture as it affects that dated subordinated debt security, that we cannot change without the approval of the holder of that dated subordinated debt security as described above in “—Changes Requiring Holders’ Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Dated Subordinated Debt Securities Indenture or any dated subordinated debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Dated Subordinated Debt Securities Indenture, such as declaring an acceleration, approving any change or waiver or giving the Dated Subordinated Debt Securities Trustee an instruction, we will apply the following rules, except as may otherwise be provided in the applicable prospectus supplement.

Only Outstanding Dated Subordinated Debt Securities Are Eligible

Only holders of outstanding dated subordinated debt securities or the outstanding dated subordinated debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such dated subordinated debt securities or the dated subordinated debt securities of that series. Also, we will count only outstanding dated subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a dated subordinated debt security will not be “outstanding” if:

•	it has been canceled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen dated subordinated debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

In calculating the principal amount of dated subordinated debt securities that are to be treated as outstanding, for an original issue discount dated subordinated debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the dated subordinated debt security were accelerated to that date because of a default.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Dated Subordinated Debt Securities Indenture. In certain limited circumstances, only the Dated Subordinated Debt Securities Trustee will be entitled to set a record date for action by holders. If we or the Dated Subordinated Debt Securities Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Dated Subordinated Debt Securities Trustee specifies if it sets the record date. We or the Dated Subordinated Debt Securities Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global dated subordinated debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global dated subordinated debt securities may differ from those for other dated subordinated debt securities.

Form, Exchange and Transfer of Dated Subordinated Debt Securities

If any dated subordinated debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their dated subordinated debt securities for dated subordinated debt securities of smaller denominations or combined into fewer dated subordinated debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your dated subordinated debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their dated subordinated debt securities at the office of the Dated Subordinated Debt Securities Trustee. They may also replace lost, stolen, destroyed or mutilated dated subordinated debt securities at that office. We have appointed the Dated Subordinated Debt Securities Trustee to act as our agent for registering dated subordinated debt securities in the names of holders and transferring and replacing dated subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their dated subordinated debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any dated subordinated debt securities.

If we have designated additional transfer agents for your dated subordinated debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the dated subordinated debt securities of any series are redeemable and we redeem less than all of those dated subordinated debt securities, we may block the transfer or exchange of those dated subordinated debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any dated subordinated debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any dated subordinated debt security being partially redeemed.

If a dated subordinated debt security is issued as a global dated subordinated debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the dated subordinated debt security as described in this subsection, since the depositary will be the sole holder of the dated subordinated debt security.

The rules for exchange described above apply to exchange of dated subordinated debt securities for other dated subordinated debt securities of the same series and kind. If a dated subordinated debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the dated subordinated debt securities. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the holders of the dated subordinated debt securities, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Dated Subordinated Debt Securities Trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global dated subordinated debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of dated subordinated debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the Dated Subordinated Debt Securities Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Dated Subordinated Debt Securities Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the Dated Subordinated Debt Securities Trustee for the dated subordinated debt securities. Under the Dated Subordinated Debt Securities Indenture, we are required to file with the Dated Subordinated Debt Securities Trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the Dated Subordinated Debt Securities Trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of the Dated Subordinated Debt Securities Trustee for Actions Taken on Your Behalf

The Dated Subordinated Debt Securities Indenture provides that we will indemnify the Dated Subordinated Debt Securities Trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Dated Subordinated Debt Securities Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Dated Subordinated Debt Securities Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding dated subordinated debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the Dated Subordinated Debt Securities Trustee, or exercising any trust or power conferred on the Dated Subordinated Debt Securities Trustee.

Transfer and Exchange

A holder of the dated subordinated debt securities issued in definitive form may transfer or exchange dated subordinated debt securities in accordance with the Dated Subordinated Debt Securities Indenture. The registrar and the Dated Subordinated Debt Securities Trustee may require a holder of dated subordinated debt securities, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Dated Subordinated Debt Securities Indenture.

We will treat the registered holder of dated subordinated debt securities as the owner of that dated subordinated debt security for all purposes. See “—Book-Entry, Delivery and Form” above.

DESCRIPTION OF PERPETUAL SUBORDINATED DEBT SECURITIES

The following is a summary of certain general terms and provisions of the perpetual subordinated debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of perpetual subordinated debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such perpetual subordinated debt securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the perpetual subordinated debt securities. It is qualified in its entirety by the provisions of the Perpetual Subordinated Debt Securities Indenture (as described below), and the perpetual subordinated debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of perpetual subordinated debt securities. You should refer to those documents for additional information.

General

We may issue perpetual subordinated debt securities from time to time, in one or more series under a perpetual subordinated indenture between us and Citibank, N.A., as trustee, dated as of July 1, 2025, as amended or supplemented from time to time. The perpetual subordinated indenture is referred to in this prospectus as the “Perpetual Subordinated Debt Securities Indenture” (including, as required by the context, as may be amended or supplemented from time to time), and the trustee is referred to in this prospectus as the “Perpetual Subordinated Debt Securities Trustee.” The Perpetual Subordinated Debt Securities Indenture is qualified under the Trust Indenture Act. The Perpetual Subordinated Debt Securities Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures to the Perpetual Subordinated Debt Securities Indenture will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Perpetual Subordinated Debt Securities Indenture provides that we may issue perpetual subordinated debt securities up to an aggregate principal amount as we may authorize from time to time. The Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the perpetual subordinated debt securities.

The perpetual subordinated debt securities will be our direct and unsecured obligations that are conditional and subordinated, as described under “—Subordination” and rank pari passu and without preference among themselves. As described under “—Subordination,” upon the occurrence of a Liquidation Event (as defined below), the perpetual subordinated debt securities (i) will be subordinated to all of the existing and future Senior Indebtedness (as defined below) (which includes our dated subordinated debt), (ii) will rank pari passu with all of the existing and future Liquidation Parity Liabilities (as defined below) and (iii) rank senior to all of the existing and future Liquidation Junior Liabilities (as defined below).

Notwithstanding such ranking of the perpetual subordinated debt securities, because the perpetual subordinated debt securities are subject to the Going Concern Write-Down (as defined below) and the Write-Down and Cancellation (as defined below) provisions described under “—Write-Downs and Write-Ups,” the perpetual subordinated debt securities may effectively recover less than any liabilities or shares that are not subject to similar write-down provisions.

The perpetual subordinated debt securities are intended to qualify as our Additional Tier 1 Capital (as defined below). As required under the Applicable Capital Adequacy Regulations (as defined below) to so qualify, the perpetual subordinated debt securities are our perpetual obligations in respect of which there is no fixed maturity or redemption date. To the extent the perpetual subordinated debt securities have not been subject to a Write-Down and Cancellation, as described under “—Write-Downs and Write-Ups,” a series of perpetual subordinated debt securities may be redeemed in the circumstances described under “—Repurchases and Optional Redemption—Optional Redemption,” “—Repurchases and Optional Redemption—Optional Tax Redemption” or “—Repurchases and Optional Redemption—Optional Regulatory Redemption.”

Further, the perpetual subordinated debt securities will be subject to a full or partial write-down upon the occurrence of certain events. See “—Write-Downs and Write-Ups.” In addition, under the terms of the perpetual subordinated debt securities, we are permitted in our sole discretion to, and in certain circumstances will be required to, cancel payments of interest on the perpetual subordinated debt securities. See “—Cancellation of Interest Payments.” By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities consent to such write-down and cancellation of payments of interests, and consent and agree that such events will not constitute a default in payment, an event of default or an event of acceleration. As a result of any write-down or cancellation of interest payments pursuant to the terms of the perpetual subordinated debt securities, you may lose all or part of your investment in the perpetual subordinated debt securities or receive reduced or no interest payments. Moreover, as a consequence of a Going Concern Write-Down, a Write-Down and Cancellation or cancellation of payments of interest, as a holder of the perpetual subordinated debt securities, you may also recover less ratably than the holders of liabilities or shares that otherwise rank, or are expressed to rank, pari passu with or junior to the perpetual subordinated debt securities especially if such securities do not contain similar write-down or interest cancellation provisions, or may not recover at all. You should carefully consider these features and their potential effects before making an investment decision in the perpetual subordinated debt securities, and read the risk factors appearing or incorporated by reference in this prospectus and the relevant prospectus supplement, including those under the heading “Risk Factors—Risks Relating to the Perpetual Subordinated Debt Securities” in this prospectus.

The perpetual subordinated debt securities will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your perpetual subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of perpetual subordinated debt securities being offered. Such information may include:

•	the issue date of the perpetual subordinated debt securities;

•

the title and type of the perpetual subordinated debt securities of the series (which shall distinguish the perpetual subordinated debt securities of the series from all other perpetual subordinated debt securities);

•

the ranking of the perpetual subordinated debt securities, including the subordination terms for the perpetual subordinated debt securities, if different from the provisions set forth in this prospectus;

•	the initial aggregate principal amount of the perpetual subordinated debt securities and any limits on the total aggregate principal amount of such perpetual subordinated debt securities;

•	the issue price at which we originally issue the perpetual subordinated debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the perpetual subordinated debt securities shall be issuable;

•	the coin or currency in which the perpetual subordinated debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium of the perpetual subordinated debt securities, if any and to the extent applicable, is payable;

•	the rate or rates (which may be fixed or variable) at which the perpetual subordinated debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest, if any and to the extent applicable, will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•

if the amount of payments of principal or any premium or interest on the perpetual subordinated debt securities may be determined with reference to an index based on a coin or currency other than that in which such perpetual subordinated debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	the manner in which and the place or places where, if applicable, the principal of, premium of and any interest on perpetual subordinated debt securities shall be payable;

•

the right or requirement to extend the interest payment periods or cancel the payment of interest and the duration and effect of that extension or cancellation, if different from the provisions set forth in this prospectus;

•

any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the perpetual subordinated debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•

if applicable, any modification or elimination of any covenants or events or conditions that would constitute breaches with respect to a series of perpetual subordinated debt securities, if different from the provisions applicable to such perpetual subordinated debt securities set forth in this prospectus;

•	any conversion or exchange features of the perpetual subordinated debt securities;

•

the circumstances under which we will pay additional amounts (as described below) on the perpetual subordinated debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which perpetual subordinated debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the identity of any agents for the perpetual subordinated debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the perpetual subordinated debt securities;

•	any provisions for the discharge of our obligations relating to the perpetual subordinated debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations, to the extent not set out or different from the descriptions included in this prospectus;

•

if the perpetual subordinated debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary perpetual subordinated debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the perpetual subordinated debt securities will be issued in other than book-entry form;

•	any listing of the perpetual subordinated debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of perpetual subordinated debt securities and issue additional perpetual subordinated debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the perpetual subordinated debt securities of a series shall be excluded from participation with the perpetual subordinated debt securities of other series or otherwise differentiated from the perpetual subordinated debt securities of other series in relation to any matter in respect of which the perpetual subordinated debt securities generally or perpetual subordinated debt securities of more than one series are contemplated by the Perpetual Subordinated Debt Securities Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, write-up, bail-in or other provisions applicable to a particular series of perpetual subordinated debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority, if different from the provisions set forth in this prospectus; and

•

any other specific terms or conditions applicable to a particular series of perpetual subordinated debt securities being offered, which shall not be inconsistent with the provisions of the Perpetual Subordinated Debt Securities Indenture.

Subordination

The rights of the holders of the perpetual subordinated debt securities will be subordinated in right of payment to all Senior Indebtedness upon the occurrence of a Liquidation Event. If a Liquidation Event has occurred, and so long as any such Liquidation Event shall continue, each holder of the perpetual subordinated debt securities will only have a Liquidation Claim (as defined below). For so long as such Liquidation Event continues, no payments in respect of a Liquidation Claim shall be made unless and until the Condition for Liquidation Payment (as defined below) shall have been met. Payments made in respect of a Liquidation Claim shall not exceed the applicable Liquidation Distributable Amount (as defined below). Notwithstanding the ranking of the perpetual subordinated debt securities as described herein, at any time prior to the payment of Liquidation Claims in accordance with the subordination provisions of the perpetual subordinated debt securities, Liquidation Claims shall be subject to a Going Concern Write-Down or a Write-Down and Cancellation upon the occurrence of a Capital Ratio Event (as defined below), a Non-Viability Event (as defined below) or a Bankruptcy Event (as defined below), as the case may be. In particular, if a Non-Viability Event or a Bankruptcy Event occurs, we expect that a Write-Down and Cancellation would take place before the treatment of our remaining indebtedness or other securities without similar write-down features is determined.

“Senior Indebtedness” means all liabilities (including our liabilities under dated subordinated debt) other than (i) our liabilities under the perpetual subordinated debt securities (except for liabilities which have become due and payable on or before the date of the occurrence of a Liquidation Event and remain unpaid), (ii) Liquidation Parity Liabilities and (iii) Liquidation Junior Liabilities.

“Liquidation Event” means the commencement of a liquidation proceeding (seisan) (excluding a special liquidation proceeding (tokubetsu seisan) under the Companies Act) by or with respect to us under the Companies Act.

“Liquidation Parity Liabilities” mean our liabilities that rank, or are expressed to rank, effectively pari passu as to liquidation distributions with our liabilities under the perpetual subordinated debt securities but excluding such liabilities that have become due and payable on or before the date of the occurrence of a Liquidation Event and remain unpaid.

“Liquidation Junior Liabilities” mean our liabilities that rank, or are expressed to rank, effectively subordinate in priority of payment as to liquidation distributions to our liabilities under the perpetual subordinated debt securities but excluding such liabilities that have become due and payable on or before the date of the occurrence of a Liquidation Event and remain unpaid.

“Liquidation Claim” means the claim of each holder of the perpetual subordinated debt securities then outstanding in a liquidation proceeding (seisan) (excluding a special liquidation proceeding (tokubetsu seisan)) with respect to us, in an amount equal to the Current Principal Amount (as defined below) of the perpetual subordinated debt securities held by such holder on the date on which such claim becomes due and payable pursuant to the subordination provisions as described herein, plus any accrued and unpaid interest thereon to, but excluding, the date on which the Liquidation Event occurs (unless canceled in accordance with the terms set forth in “—Cancellation of Interest Payments”) and any additional amounts pursuant to “—Payment of Additional Amounts” excluding any amounts that have become due and payable on or before the date of the occurrence of a Liquidation Event and remain unpaid.

“Condition for Liquidation Payment” means, upon the occurrence and continuation of a Liquidation Event, all Senior Indebtedness held by our creditors entitled to payment or satisfaction prior to commencement of distribution of residual assets to our shareholders is paid in full or otherwise satisfied in full in the liquidation proceeding (seisan) pursuant to the Companies Act.

“Liquidation Distributable Amount” means the amount of liquidation distributions that would have been paid from our assets in respect of a Liquidation Claim, assuming that (i) all Liquidation Claims and all Liquidation Parity Liabilities had been Senior Liquidation Preferred Shares (as defined below), and (ii) all Liquidation Junior Liabilities had been our preferred shares other than the Senior Liquidation Preferred Shares.

For the purposes of the calculation of the Liquidation Distributable Amount, the amount of Liquidation Claims and the amount of principal amount, accrued and unpaid interest and additional amounts in respect of any Liquidation Parity Liabilities and Liquidation Junior Liabilities that are not denominated in Japanese yen shall be calculated in Japanese yen, and the Liquidation Distributable Amount payable in respect of a Liquidation Claim upon the satisfaction of the Condition for Liquidation Payment (if any) shall be initially calculated in Japanese yen and converted into U.S. dollars, each in a manner that we deem appropriate pursuant to applicable Japanese law.

“Senior Liquidation Preferred Shares” means our preferred shares ranked at the relevant time most senior in priority of payment as to liquidation distributions.

The relative rankings and payment of the Liquidation Claims and other claims against us in any liquidation proceeding (seisan) in respect of us are in all events subject to the provisions of the Companies Act, which prohibit distribution of residual assets to our shareholders prior to payment or satisfaction of all of our then outstanding debts, including the Liquidation Claims to the extent not written down or canceled pursuant to the going concern, non-viability and bankruptcy write-down provisions, the interest cancellation provisions, and subject to the subordination provisions, each described herein.

Notwithstanding the perpetual subordinated debt securities being stated to rank ahead of our certain preferred stock and common stock as described above, the perpetual subordinated debt securities are subject to a Going Concern Write-Down and a Write-Down and Cancellation, as described under “—Write-Downs and Write-Ups.”

We shall make no amendment or modification to the subordination provisions contained in the Perpetual Subordinated Debt Securities Indenture that is prejudicial to any present or future creditor in respect of any Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

Each holder of perpetual subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities, shall thereby agree that if any payment of principal or interest in respect of the perpetual subordinated debt securities is made to such holder after the occurrence of a Liquidation Event and the amount of such payment exceeds the amount, if any, that should have been paid to such holder upon the proper application of the subordination provisions of such perpetual subordinated debt securities, the payment of such excess amount shall be deemed null and void, and such holder or the Perpetual Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that, upon the occurrence of a Liquidation Event and for so long as such Liquidation Event shall continue, our liabilities to such holder which would otherwise become so payable on or after the date on which such Liquidation Event occurs shall not be set off against any liabilities of such holder owed to us unless, until and only in such amount as our liabilities under the perpetual subordinated debt securities become payable pursuant to the proper application of the subordination provisions of such perpetual subordinated debt securities.

Interest

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, any interest payments under the perpetual subordinated debt securities shall be subject to the going concern, non-viability and bankruptcy write-down provisions, the write-up provisions, the interest cancellation provisions, and the subordination provisions, each described herein.

Floating Rate Interest

Any series of perpetual subordinated debt securities bearing interest at a floating rate that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate perpetual subordinated debt securities.

Fixed Rate Interest

Any series of perpetual subordinated debt securities bearing interest at a fixed rate that may be issued will bear interest at the relevant fixed interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of fixed rate perpetual subordinated debt securities.

Cessation of Accrual of Interest

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, no interest shall accrue on the perpetual subordinated debt securities (i) during the period when the Current Principal Amount of the perpetual subordinated debt securities is one cent per $1,000 in Original Principal Amount (as defined below), (ii) after the date fixed for redemption, or (iii) during any period where a Liquidation Event occurs and continues.

“Current Principal Amount” means at any time:

(i)

with respect to the perpetual subordinated debt securities outstanding, the then outstanding principal amount of such perpetual subordinated debt securities, being the Original Principal Amount of such perpetual subordinated debt securities at issuance, as such amount may be reduced on one or more occasions pursuant to a Going Concern Write-Down and/or reinstated on one or more occasions following a Write-Up, as the case may be, in accordance with the terms of the perpetual subordinated debt securities and the Perpetual Subordinated Debt Securities Indenture; or

(ii)

with respect to any other liabilities or obligations, the then outstanding principal amount of such liability or obligation, as calculated in accordance with its terms and conditions, including the application of write-down or write-up provisions, if any.

The term “principal” of the perpetual subordinated debt securities means, as the context requires, the Current Principal Amount of the perpetual subordinated debt securities at any relevant time and, where such term is used in relation to any payment, the principal if, when and to the extent due and payable under the Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities of any applicable series.

“Original Principal Amount” means, with respect to the perpetual subordinated debt securities and any other liabilities or obligations, the principal amount of such perpetual subordinated debt securities or other liability or obligation on the date such perpetual subordinated debt securities or other liability or obligation was issued or created.

Cancellation of Interest Payments

Optional Cancellation of Interest Payments

If we determine that it is necessary to cancel payment of the interest on the perpetual subordinated debt securities at any time and in our sole discretion, we may cancel payment of all or part of the interest accrued on the perpetual subordinated debt securities on an interest payment date. We may cancel any payment of all or part of interest pursuant to the foregoing, even if no cancellation of interest is required or the amount so canceled exceeds the amount we are required to cancel due to the Interest Payable Amount Limitation, as described under “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

If we determine not to make an interest payment (or if we determine to make a payment of a portion, but not all, of such interest payment) on any interest payment date, such non-payment will be deemed to be an effective cancellation of such interest payment (or the portion of such interest payment not paid) without any further action being taken or any other condition being satisfied. Interest that is deemed canceled will not be due and shall not accumulate or be payable at any time thereafter.

If we determine to cancel an interest payment on the perpetual subordinated debt securities (in whole or in part) in our sole discretion (and not pursuant to applicable laws or orders or administrative actions of the FSA or any other relevant Japanese supervisory authority, including an order of the FSA to submit and carry out a capital distribution constraints plan, as described under “—Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System”) on an interest payment date under the terms set forth in “—Optional Cancellation of Interest Payments,” (i) until such time we have determined to make an interest payment or cancel an interest payment (in whole or in part) on the perpetual subordinated debt securities that shall become due and payable on the immediately following interest payment date or if earlier, such time that all of the perpetual subordinated debt securities have been redeemed or repurchased and canceled in accordance with the terms set forth in “—Repurchases and Optional Redemption,” we shall procure that our board of directors shall not resolve, or present our own proposal at a general meeting of shareholders, to (x) make a payment of a cash dividend on shares of our common stock or other classes of our shares qualifying as our Additional Tier 1 Capital (excluding Additional Tier 1 Senior Dividend Preferred Shares (as defined below)) or (y) make a payment of a cash dividend on the Additional Tier 1 Senior Dividend Preferred Shares in excess of the product of one-half of the amount of the preferred cash dividend on such Additional Tier 1 Senior Dividend Preferred Shares and a ratio, the numerator of which is the portion of the amount of interest determined by us to be paid on the perpetual subordinated debt securities on such interest payment date, and the denominator of which is the full amount of interest which should have been paid on the perpetual subordinated debt securities on such interest payment date (for the purposes of the calculation of the full amount of interest which should have been paid on the perpetual subordinated debt securities, the amount of interest shall be calculated without application of the mandatory interest cancellation provisions, as described under “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” even in the case where such provisions are applied) to our shareholders, and (ii) we shall procure that the proportion of the amount that we cancel in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities (as defined below) that are due and payable on the same date as such interest payment date to the full amount of such interest or dividends which should have been paid before cancellation on such date be at least equal to the proportion of the amount that we cancel in respect of the interest on the perpetual subordinated debt securities on such interest payment date to the full amount of such interest on the perpetual subordinated debt securities which should have been paid before cancellation on such interest payment date.

For the purposes of the determination of the proportion of the cancellation of interest or dividends on any Additional Tier 1 Liabilities, interest or dividends on or in respect of any Additional Tier 1 Liabilities shall be deemed to be due and payable on the same date as the applicable interest payment date in relation to the perpetual subordinated debt securities, notwithstanding the effect of any adjustments resulting from the business day conventions applicable to the perpetual subordinated debt securities and those applicable to such Additional Tier 1 Liabilities.

“Additional Tier 1 Senior Dividend Preferred Shares” means our preferred shares ranked at the relevant time most senior in priority of payment as to dividends and qualifying as our Additional Tier 1 Capital under the Applicable Capital Adequacy Regulations.

“Additional Tier 1 Liabilities” means at any time instruments qualifying as our Additional Tier 1 Capital (other than the perpetual subordinated debt securities) that are issued directly by us and are treated as liabilities under the Applicable Capital Adequacy Regulations (excluding any instruments issued or created by any consolidated subsidiary of us incorporated solely for the purposes of raising our regulatory capital (a “Special Purpose Company”) and qualifying as our Additional Tier 1 Capital).

“Additional Tier 1 Capital” means any and all items constituting Additional Tier 1 Capital (for the avoidance of doubt, excluding then applicable regulatory adjustments) under the Applicable Capital Adequacy Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations.

“Applicable Capital Adequacy Regulations” means the FIEA, and any orders, rules, regulations, ordinances, regulatory notices, guidelines and policies thereunder applicable at any time as the context may require under the Perpetual Subordinated Debt Securities Indenture, including, without limitation, the FSA’s “Establishment of standards on sufficiency of capital stock of a final designated parent company and its subsidiary entities, etc. compared to the assets held thereby” (2010 FSA Regulatory Notice No. 130, as amended) prescribing the capital adequacy regulations on a consolidated basis applicable to final designated parent companies (saishu shitei oyagaisha), including us.

Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System

We will make a determination to cancel interest payments if and to the extent we fail to meet the applicable regulatory capital buffer requirements under the Applicable Capital Adequacy Regulations and are so ordered by the FSA under the Japanese capital distribution constraints system. Under this system, if we fail to meet the applicable regulatory capital buffer requirements under the Applicable Capital Adequacy Regulations, the FSA has the authority to order us to submit to it and implement a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers by restricting capital distributions, such as dividends on shares, dividends and interest on instruments qualifying as Additional Tier 1 Capital, share buybacks, repurchase and redemption of instruments qualifying as Additional Tier 1 Capital, and bonus payments, up to a certain amount depending on the level of the deficit in our regulatory capital buffers. As a consequence, in the event that our consolidated common equity tier 1 capital is insufficient to meet the regulatory capital buffer requirements applicable to us, based on a capital distribution constraints plan submitted to the FSA, we will make a determination to cancel interest payments, in whole or in part, in respect of the perpetual subordinated debt securities under the terms set forth in this section captioned “—Optional Cancellation of Interest Payments.”

Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation

In addition to our ability to cancel interest payments in our sole discretion, as described in “—Optional Cancellation of Interest Payments,” interest payments on the perpetual subordinated debt securities will be subject to a limitation based on the Interest Payable Amount (as defined below) (such limitation being referred to as the “Interest Payable Amount Limitation”) and, as a result, we will be prohibited from paying, and shall cancel, all or part of the interest on the perpetual subordinated debt securities on an interest payment date (including additional amounts with respect thereto, if any), if, and to the extent that, the interest payable on the perpetual subordinated debt securities on such interest payment date (including additional amounts with respect thereto, if any) exceeds the Interest Payable Amount.

“Interest Payable Amount” means, in respect of any interest payment date, the product of the Adjusted Distributable Amounts (as defined below) on such interest payment date and a ratio, the numerator of which is the amount of interest (including additional amounts with respect thereto, if any) that should have been paid on the perpetual subordinated debt securities on such interest payment date, and the denominator of which is the aggregate amount of interest (including additional amounts with respect thereto, if any) that should have been paid on the perpetual subordinated debt securities on such interest payment date and dividends or interest (including any amounts with respect thereto substantially similar to additional amounts, if any) that should have been paid in respect of any Senior Dividend Preferred Shares (as defined below) and any Parity Securities (as defined below) on the same date as such interest payment date (rounding any amount less than a whole cent down to the nearest whole cent).

“Senior Dividend Preferred Shares” means our preferred shares ranked at the relevant time most senior in priority of payment as to dividends.

“Parity Securities” means our liabilities that are subject to substantially the same terms in respect of rights of interest payments as the terms of the perpetual subordinated debt securities described under “—Optional Cancellation of Interest Payments” and “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” (excluding the perpetual subordinated debt securities and any liabilities owed to any Special Purpose Company), and any instruments qualifying as our regulatory capital issued by any Special Purpose Company that is subject to substantially the same terms in respect of rights of dividends or interest payments as the terms of the perpetual subordinated debt securities described under “—Optional Cancellation of Interest Payments” and “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

“Adjusted Distributable Amounts” means, in respect of any date, the distributable amounts (bunpai kano gaku) of ours on such date as calculated in accordance with the Companies Act, after deducting the sum of any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) that has been paid in respect of the perpetual subordinated debt securities, any Parity Securities and any Junior Securities (as defined below) from the beginning of our fiscal year in which such date falls until the date immediately preceding such date.

“Junior Securities” means our liabilities ranking in right of interest payments effectively junior to the perpetual subordinated debt securities in respect of either of the terms as described under “—Optional Cancellation of Interest Payments” or “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation,” (excluding any liabilities owed to any Special Purpose Company), and any instruments qualifying as our regulatory capital issued by any Special Purpose Company ranking in right of dividend or interest payments effectively junior to the perpetual subordinated debt securities in respect of either of the terms as described under “—Optional Cancellation of Interest Payments” or “—Mandatory Cancellation of Interest Payments due to Interest Payable Amount Limitation.”

For the purposes of the calculation of the Interest Payable Amounts or the Adjusted Distributable Amounts, any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) shall be deemed to be paid in respect of the perpetual subordinated debt securities, any Senior Dividend Preferred Shares, any Parity Securities and any Junior Securities on the date without any adjustments resulting from the methods of determining the business days in relation to the perpetual subordinated debt securities and the business days in relation to any Senior Dividend Preferred Shares, Parity Securities and Junior Securities.

For the purposes of the calculation of the Interest Payable Amounts or the Adjusted Distributable Amounts, the amounts of interest or dividends (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to additional amounts, as applicable, if any) in respect of the perpetual subordinated debt securities, any Senior Dividend Preferred Shares, Parity Securities and Junior Securities that are not denominated in Japanese yen shall be calculated in Japanese yen, and the Interest Payable Amounts and the amount of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities that is required to be canceled on such interest payment date shall be initially calculated in Japanese yen and converted into U.S. dollars, each in a manner that we deem appropriate.

Effect of Cancellation of Interest Payment

Interest payments are non-cumulative, and any interest amount (including additional amounts with respect thereto, if any), the payment of which is canceled (in whole or in part) either in our discretion or because such cancellation is mandatory due to the Interest Payable Amount Limitation, will be deemed not to have accrued and will not be due and payable at any time thereafter, and we shall be discharged and released from any and all of our obligations to pay such canceled interest (and additional amounts with respect thereto, if any) on the perpetual subordinated debt securities. Non-payment of such canceled interest (or additional amounts with respect thereto, if any) shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the perpetual subordinated debt securities or the Perpetual Subordinated Debt Securities Indenture. Accordingly, holders of the perpetual subordinated debt securities will not have any claim therefor, whether or not interest is paid in respect of any other period.

Each holder of perpetual subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities, shall thereby agree that if any payment of interest in respect of the perpetual subordinated debt securities all or part of which should have not been paid to such holder upon the proper application of the optional or mandatory interest payment cancellation provisions is made to such holder, such payment shall be deemed null and void, and such holder or the Perpetual Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the payment promptly and in any event within ten days of receiving notice of the payment, and shall also thereby agree that our liabilities to such holder in respect of interest on the perpetual subordinated debt securities which was canceled under the optional or mandatory interest payment cancellation provisions shall not be set off against any liabilities of such holder owed to us.

Notices of Cancellation of Interest Payments

If we determine to cancel all or part of a payment of interest on the perpetual subordinated debt securities in our sole discretion as described under “—Optional Cancellation of Interest Payments,” including pursuant to any capital distribution constraints plan, or if we cancel all or part of a payment of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities because such cancellation is required due to the Interest Payable Amount Limitation, we will endeavor to provide a written notice of such cancellation to the holders of the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture at least ten business days prior to the relevant interest payment date. If such notice is to be delayed, we will endeavor to provide such notice as soon as practicable. Such notice shall include, (i) if we determine to cancel all or part of a payment of interest on the perpetual subordinated debt securities in our sole discretion as described under “—Optional Cancellation of Interest Payments,” including pursuant to any capital distribution constraints plan, the amount of the interest on the perpetual subordinated debt securities to be canceled and the amount of interest on the perpetual subordinated debt securities to be paid (if any), or (ii) if we cancel all or part of a payment of interest (including additional amounts with respect thereto, if any) on the perpetual subordinated debt securities because such cancellation is required due to the Interest Payable Amount Limitation, the Interest Payable Amount applicable to all of the relevant series of the perpetual subordinated debt securities, on the relevant interest payment date. Any failure or delay by us to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest payment, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure.

Calculating Interest Payments upon the Occurrence of a Capital Ratio Event or Write-Up Date

If one or more Capital Ratio Event(s) occur during an interest period, the perpetual subordinated debt securities shall, for the entirety of such interest period, bear interest based on the Current Principal Amount of the perpetual subordinated debt securities on the immediately following interest payment date, after giving effect to the Going Concern Write-Down(s) as if the Going Concern Write-Down(s) resulting from such Capital Ratio Event(s) had occurred on the first day of such interest period.

If a Write-Up Date (as defined below) occurs during an interest period, the perpetual subordinated debt securities shall bear interest for such interest period as follows:

(i)

for the portion of the interest period beginning on, and including, the first day of such interest period and ending on, but excluding, the first Write-Up Date, the perpetual subordinated debt securities shall bear interest based on the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding such Write-Up Date, without giving effect to the Write-Up; provided, however, that, in the case where one or more Capital Ratio Event(s) occurs during a period beginning on, and including, such first Write-Up Date and ending on, but excluding, the immediately following interest payment date, and the smallest among the Current Principal Amount of the perpetual subordinated debt securities on respective dates during such period is less than the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding such Write-Up Date, the perpetual subordinated debt securities shall bear interest based on such smallest Current Principal Amount of the perpetual subordinated debt securities;

(ii)

for the portion of the interest period, if any, beginning on, and including, the date immediately succeeding the relevant Write-Up Date and ending on, but excluding, the immediately following Write-Up Date, the perpetual subordinated debt securities shall bear interest based on the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding such immediately following Write-Up Date, without giving effect to the Write-Up occurring on such immediately following Write-Up Date; provided, however, that, in the case where one or more Capital Ratio Event(s) occurs during a period beginning on, and including, such immediately following Write-Up Date and ending on, but excluding, the immediately following interest payment date, and the smallest among the Current Principal Amount of the perpetual subordinated debt securities on respective dates during such period is less than the Current Principal Amount of the perpetual subordinated debt securities on the date immediately preceding such immediately following Write-Up Date, the perpetual subordinated debt securities shall bear interest based on such smallest Current Principal Amount of the perpetual subordinated debt securities; and

(iii)

for the portion of the interest period beginning on, and including, the last Write-Up Date in such interest period and ending on, but excluding, the immediately following interest payment date, the perpetual subordinated debt securities shall bear interest on the Current Principal Amount of the perpetual subordinated debt securities on the immediately following interest payment date, after giving effect to the Write-Up.

For subsequent interest periods, the perpetual subordinated debt securities shall continue to bear interest based on such Current Principal Amount of the perpetual subordinated debt securities on the relevant interest payment date until any subsequent interest period during which one or more Capital Ratio Event(s) or a Write-Up Date occur again in accordance with the terms of the perpetual subordinated debt securities.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities acknowledge and agree (but not solely limited to the following) that:

(a)

no amount of interest (including additional amounts with respect thereto, if any) shall become due and payable in respect of the relevant interest period to the extent that it has been (x) canceled (in whole or in part) by us at our sole discretion (including pursuant to any capital distribution constraints plan) and/or (y) required to be canceled (in whole or in part) as a result of the Interest Payable Amount Limitation, and such holders shall be bound by the interest cancellation provisions;

(b)

a cancellation of interest (including additional amounts with respect thereto, if any) (in each case, in whole or in part) in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the perpetual subordinated debt securities;

(c)

interest (including additional amounts with respect thereto, if any) will only be due and payable on an interest payment date to the extent it is not canceled in accordance with the provisions described under “—Cancellation of Interest Payments;”

(d)

any interest (or additional amounts with respect thereto, if any) canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the perpetual subordinated debt securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation;

(e)

except as otherwise described above or prohibited by applicable law or regulations, we have the right to use the funds from canceled payments of interest (including additional amounts with respect thereto, if any) without restriction; and

(f)

such holder shall be deemed to have authorized, directed and requested DTC and any other intermediary and the paying agent to take any and all necessary action, if required, to implement an interest payment cancellation of the perpetual subordinated debt securities without any further action or direction on the part of such holder.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the perpetual subordinated debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future Japanese taxes, unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any perpetual subordinated debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such perpetual subordinated debt security by reason of its (i) having some connection with Japan other than the mere holding of such perpetual subordinated debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the perpetual subordinated debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant clearing organization to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant perpetual subordinated debt security through a payment handling agent in Japan appointed by it); or (d) if the perpetual subordinated debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the perpetual subordinated debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the perpetual subordinated debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the perpetual subordinated debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the perpetual subordinated debt securities. References to principal (and premium, if any) and interest in respect of the perpetual subordinated debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If perpetual subordinated debt securities are held through a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant perpetual subordinated debt securities, provide the interest recipient information, and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If perpetual subordinated debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the perpetual subordinated debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any perpetual subordinated debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the Perpetual Subordinated Debt Securities Trustee. The Perpetual Subordinated Debt Securities Trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the perpetual subordinated debt securities upon reasonable request to the Perpetual Subordinated Debt Securities Trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Perpetual Subordinated Debt Securities Indenture or any indenture supplemental thereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the perpetual subordinated debt securities.

Governing Law

The Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities will be governed by and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Perpetual Subordinated Debt Securities Indenture, we will designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Perpetual Subordinated Debt Securities Indenture or any perpetual subordinated debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts. However, upon the occurrence of a Liquidation Event, holders of the perpetual subordinated debt securities may be required as a practical matter to pursue their claims with respect to the perpetual subordinated debt securities in Japan in accordance with the subordination provisions of the perpetual subordinated debt securities.

Currency of Perpetual Subordinated Debt Securities

Amounts that become due and payable on your perpetual subordinated debt security in cash will be payable in a specified currency. The specified currency for your perpetual subordinated debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some perpetual subordinated debt securities may have different specified currencies for principal and interest. You will have to pay for your perpetual subordinated debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your perpetual subordinated debt securities in the specified currency.

Book-Entry; Delivery and Form

Each perpetual subordinated debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the Perpetual Subordinated Debt Securities Trustee or other agent maintain for this purpose, as the “holders” of those perpetual subordinated debt securities. These persons are the legal holders of the perpetual subordinated debt securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Global Security

We intend to initially issue each perpetual subordinated debt security in book-entry form only. Each perpetual subordinated debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any perpetual subordinated debt security for this purpose is called the “depositary” for that perpetual subordinated debt security. A perpetual subordinated debt security will usually have only one depositary but it may have more.

Each series of perpetual subordinated debt securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the perpetual subordinated debt securities on behalf of Euroclear;

•	a financial institution holding the perpetual subordinated debt securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your perpetual subordinated debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all perpetual subordinated debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose perpetual subordinated debt security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular perpetual subordinated debt security indicates that the perpetual subordinated debt security will be issued in global form only, then the perpetual subordinated debt security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the perpetual subordinated debt securities through another book-entry clearing system or decide that the perpetual subordinated debt securities may no longer be held through any book-entry clearing system.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of perpetual subordinated debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the perpetual subordinated debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the perpetual subordinated debt securities it represented. After that exchange, the choice of whether to hold the perpetual subordinated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if we notify the Perpetual Subordinated Debt Securities Trustee that we wish to terminate that global security.

If a global security is terminated, only the depositary, and not we or the Perpetual Subordinated Debt Securities Trustee, is responsible for deciding the names of the institutions in whose names the perpetual subordinated debt securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Clearance and Settlement

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for perpetual subordinated debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the perpetual subordinated debt securities will be cleared and settled on a delivery against payment basis.

If we issue perpetual subordinated debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the perpetual subordinated debt securities are issued in the form of registered global securities, such perpetual subordinated debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of perpetual subordinated debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the perpetual subordinated debt securities. The participant will then keep a record of its clients who purchased the perpetual subordinated debt securities. Unless it is exchanged in whole or in part for a certificated perpetual subordinated debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the Perpetual Subordinated Debt Securities Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Perpetual Subordinated Debt Securities Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Perpetual Subordinated Debt Securities Trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the perpetual subordinated debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the perpetual subordinated debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear Operator, under contract with the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the perpetual subordinated debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the perpetual subordinated debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the perpetual subordinated debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving perpetual subordinated debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The perpetual subordinated debt securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of perpetual subordinated debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Perpetual Subordinated Debt Securities Indenture, we may deliver perpetual subordinated debt securities of any series to the Perpetual Subordinated Debt Securities Trustee for authentication, and the Perpetual Subordinated Debt Securities Trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the perpetual subordinated debt securities and accepting the additional responsibilities under the Perpetual Subordinated Debt Securities Indenture, the Perpetual Subordinated Debt Securities Trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Repurchases and Optional Redemption

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, any redemption under the perpetual subordinated debt securities shall be subject to the going concern, non-viability and bankruptcy write-down provisions, the write-up provisions, the interest cancellation provisions, and the subordination provisions, each described herein.

Repurchase

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), purchase any or all of the perpetual subordinated debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any perpetual subordinated debt securities held by any holder as a result of our or its purchase or offer to purchase perpetual subordinated debt securities held by any other holder in the open market or otherwise. Any such perpetual subordinated debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The perpetual subordinated debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of perpetual subordinated debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of perpetual subordinated debt securities.

Optional Redemption

We may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant perpetual subordinated debt securities of a series for redemption, on an interest rate reset date occurring on or after the fifth-year anniversary of the issuance of the relevant series of perpetual subordinated debt securities (as specified in the relevant prospectus supplement) or on the interest rate reset dates occurring on each fifth-year anniversary of such interest rate reset date thereafter unless as otherwise described in the applicable prospectus supplement for the relevant series of perpetual subordinated debt securities; provided, however, that we shall not have such option to redeem the perpetual subordinated debt securities, as described herein, if the Current Principal Amount of the perpetual subordinated debt securities has been subject to one or more Going Concern Write-Downs and such written down amount has not be reinstated in full on the date fixed for redemption.

If we call the perpetual subordinated debt securities, we must pay you 100% of the Original Principal Amount of the relevant series of perpetual subordinated debt securities. We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Perpetual subordinated debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Perpetual Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days before the redemption date. Notice by the Perpetual Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the perpetual subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Optional Tax Redemption

In the event of changes to Japanese tax law after the date of the applicable prospectus supplement, such that (i) we are or on the next interest payment date would be required to pay additional amounts, as described in “—Payment of Additional Amounts,” or (ii) any interest on the perpetual subordinated debt securities ceases to be treated as being a deductible expense for the purpose of our corporate tax (and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to us), we may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant perpetual subordinated debt securities of a series for redemption.

If we call the perpetual subordinated debt securities, we must pay you 100% of the Current Principal Amount of the relevant series of perpetual subordinated debt securities on the date fixed for redemption. We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Perpetual subordinated debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Perpetual Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days, before the redemption date. Notice by the Perpetual Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the perpetual subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the Perpetual Subordinated Debt Securities Trustee (x) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (y) an opinion of legal counsel or tax advisor of recognized standing to the effect that the circumstances referred to above (i) or (ii) exist.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Optional Regulatory Redemption

We may, subject to prior confirmation of the FSA (if such confirmation is required under the FIEA or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant perpetual subordinated debt securities of a series for redemption, if we determine, after consultation with the FSA or any other relevant Japanese supervisory authorities, that there is more than an insubstantial risk that the perpetual subordinated debt securities may not be partially or fully included in our Additional Tier 1 Capital under the applicable standards set forth in the Applicable Capital Adequacy Regulations.

If we call the perpetual subordinated debt securities, we must pay you 100% of the Current Principal Amount of the relevant series of perpetual subordinated debt securities on the date fixed for redemption. We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Perpetual subordinated debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the Perpetual Subordinated Debt Securities Trustee of any redemption we propose to make at least 25 days, but not more than 60 days, before the redemption date. Notice by the Perpetual Subordinated Debt Securities Trustee to participating institutions and by these participants to street name holders of indirect interests in the perpetual subordinated debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a regulatory redemption, we will deliver to the Perpetual Subordinated Debt Securities Trustee a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Notices of Redemption

Any notice of redemption of the perpetual subordinated debt securities shall conform to the requirements with respect to such notice set forth in the Perpetual Subordinated Debt Securities Indenture and shall be irrevocable except in limited circumstances as described in the immediately following sentence. A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Capital Ratio Event, Non-Viability Event or Bankruptcy Event or a Liquidation Event occurs prior to the applicable redemption date, in which case the perpetual subordinated debt securities will be subject to a Going Concern Write-Down or a Write-Down and Cancellation as described under “—Write-Downs and Write-Ups” or the subordination provisions as described under “—Subordination,” as the case may be. If a redemption notice is rescinded for any of the reasons described in the previous sentence, we will endeavor to promptly deliver written notice to the holders of the perpetual subordinated debt securities and the Perpetual Subordinated Debt Securities Trustee, specifying the occurrence of the relevant event.

Write-Downs and Write-Ups

Write-Down upon a Capital Ratio Event (Going Concern Write-Down)

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Capital Ratio Event until the relevant Going Concern Write-Down Date (as defined below), no Current Principal Amount of, or interest on, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to the Current Principal Amount, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Capital Ratio Event and remain unpaid) shall thereafter become due to the extent equal to the sum of (A) the relevant Going Concern Write-Down Amount (as defined below) and (B) the amount of interest applicable to such relevant Going Concern Write-Down Amount. Furthermore, our obligations with respect to the payment of the Current Principal Amount of, or interest on, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) and any claims therefor (other than with respect to the Current Principal Amount, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Capital Ratio Event and remain unpaid) will be suspended to the extent equal to the sum of (A) the relevant Going Concern Write-Down Amount from the occurrence of the Capital Ratio Event until the relevant Going Concern Write-Down Date and (B) the amount of interest applicable to such relevant Going Concern Write-Down Amount.

On a Going Concern Write-Down Date:

(i)

the Current Principal Amount of the perpetual subordinated debt securities, except for principal that has become due and payable on or before the date of the occurrence of the Capital Ratio Event and remain unpaid, will be written down by an amount equal to the relevant Going Concern Write-Down Amount, the interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be written down by an amount equal to the interest on the relevant Going Concern Write-Down Amount, and we shall be discharged and released from any and all of our obligations to pay the Current Principal Amount of the perpetual subordinated debt securities in an amount equal to the relevant Going Concern Write-Down Amount and the interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) in an amount equal to the interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any);

(ii)

our obligations shall remain with respect to (A) any accrued and unpaid interest on or the Current Principal Amount of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, the Current Principal Amount, or additional amounts, as applicable, have become due and payable to the holders of such perpetual subordinated debt securities on or before the date of the occurrence of the Capital Ratio Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the Perpetual Subordinated Debt Securities Trustee or any agent with respect to, and cannot instruct the Perpetual Subordinated Debt Securities Trustee to enforce, the payment of the Current Principal Amount of the perpetual subordinated debt securities to the extent of the relevant Going Concern Write-Down Amount or interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) are referred to as a “Going Concern Write-Down.”

A Capital Ratio Event may occur on any number of occasions and, accordingly, the perpetual subordinated debt securities may be written down on any number of occasions. For the avoidance of doubt, the Current Principal Amount of the perpetual subordinated debt securities may never be reduced to below one cent per $1,000 in Original Principal Amount as a result of any Going Concern Write-Down.

Except for claims with respect to payments of the Current Principal Amount of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) that have become due and payable on or before the date of the occurrence of a Capital Ratio Event and remain unpaid, as described above, upon the occurrence of the Capital Ratio Event, (a) the holders of the perpetual subordinated debt securities shall have no rights whatsoever under the Perpetual Subordinated Debt Securities Indenture or the perpetual subordinated debt securities to take any action or enforce any rights or to instruct the Perpetual Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the Perpetual Subordinated Debt Securities Trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the perpetual subordinated debt securities and each holder of perpetual subordinated debt securities shall, by virtue of its holding of any perpetual subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving us or have any ability to initiate or participate in any such proceedings or do so through a representative, in each case, to the extent such right, instruction, exercise, claim or pleading pertains to the Current Principal Amount of the perpetual subordinated debt securities that has been or will be subject to the relevant Going Concern Write-Down as a result of such Capital Ratio Event having occurred, or interest thereon (including additional amounts with respect thereto, if any), unless such Current Principal Amount has been reinstated, as described below under “—Write-Up upon a Return to Financial Health.”

We will endeavor, as soon as practicable after the occurrence of a Capital Ratio Event, to deliver a written notice (a “Going Concern Write-Down Notice”) to the holders of the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture, confirming, among other things, the occurrence of such Capital Ratio Event, the relevant Going Concern Write-Down Date, the relevant Going Concern Write-Down Amount and the Current Principal Amount of the perpetual subordinated debt securities on the relevant Going Concern Write-Down Date after giving effect to the relevant Going Concern Write-Down, in respect of all of the relevant series of the perpetual subordinated debt securities. Any failure or delay by us to deliver such Going

Concern Write-Down Notice shall not change or delay the effect of the occurrence of the Capital Ratio Event on the Going Concern Write-Down taking place on the Going Concern Write-Down Date under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

In the case of a write-down of the perpetual subordinated debt securities to one cent per $1,000 in Original Principal Amount, following the receipt of a Going Concern Write-Down Notice by DTC, DTC will suspend all clearance and settlement of the perpetual subordinated debt securities through DTC. After such suspension has commenced, holders of beneficial interests in the perpetual subordinated debt securities will not be able to settle the transfer of any perpetual subordinated debt securities through DTC, and any sale or other transfer of the perpetual subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Going Concern Write-Down on its systems, the Going Concern Write-Down shall take place on the relevant Going Concern Write-Down Date. The relevant procedures for any perpetual subordinated debt securities held through any clearing organization other than DTC will be described in the applicable prospectus supplement.

A “Capital Ratio Event” will be deemed to have occurred when our Consolidated Common Equity Tier 1 Capital Ratio (as defined below), that we have reported or publicly announced, as applicable, in any of: (i) an annual consolidated financial condition report (renketsu kessan jokyo hyo) submitted by us to the FSA or any other relevant Japanese supervisory authority (including such report under the FIEA), (ii) an annual business report (jigyo hokokusho) submitted by us to the FSA or any other relevant Japanese supervisory authority (including such report under the FIEA), (iii) a report which describes the soundness of our management submitted by us to the FSA or any other relevant Japanese supervisory authority (including such report under the FIEA), (iv) a public announcement made by us in accordance with applicable Japanese law (including an announcement under the FIEA) or the rules of a relevant Japanese securities exchange, or (v) a report made by us to the FSA or any other relevant Japanese supervisory authority after consultation with the outside auditor of us following the results of an inspection of the FSA or any other relevant Japanese supervisory authority (including such report under the FIEA), has fallen below 5.125%; provided, however, that a Capital Ratio Event shall be deemed to have not occurred if prior to such report or public announcement, (a) we submit a plan to the FSA or any other competent regulatory authority, under which plan our Consolidated Common Equity Tier 1 Capital Ratio is expected to increase above 5.125% in the absence of a Going Concern Write-Down of the perpetual subordinated debt securities, and (b) the FSA or any other competent regulatory authority approves such plan. In such case, we will endeavor, as soon as practicable after we report or publicly announce, as applicable, our Consolidated Common Equity Tier 1 Capital Ratio, to deliver a written notice to the holders of the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture, confirming that a Capital Ratio Event shall be deemed to have not occurred. Any failure or delay by us to deliver such notice shall not change or delay the effect of the non-occurrence of the Capital Ratio Event on our payment obligations under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

“Consolidated Common Equity Tier 1 Capital Ratio” means, as of any date, our Common Equity Tier 1 risk-weighted capital ratio on a consolidated basis, as calculated in accordance with the applicable standards set forth in the Applicable Capital Adequacy Regulations, and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations, as of such date.

“Going Concern Write-Down Amount” means, on any Going Concern Write-Down Date, the amount by which the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount is to be reduced on such date, such amount being:

(i)	the product of the Total Going Concern Write-Down Amount (as defined below) and a ratio, the numerator of which is the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, and the denominator of which is the aggregate amount of the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Going Concern Write-Down Instruments (as defined below) (other than any Going Concern Full Write-Down Instrument (as defined below)) (rounding any amount less than a whole cent up to the nearest whole cent); or

(ii)

if the amount set forth in (i) is equal to or greater than the Current Principal Amount of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, then the amount necessary to reduce the Current Principal Amount of the perpetual subordinated debt securities to one cent per $1,000 in Original Principal Amount.

“Total Going Concern Write-Down Amount” means the amount determined by us after consultation with the FSA or any other relevant Japanese supervisory authority that would be sufficient in order to restore our Consolidated Common Equity Tier 1 Capital Ratio above 5.125% by the write-down of all or part of the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Write-Down or Conversion (as defined below) of the Current Principal Amount outstanding of any Going Concern Write-Down Instrument (as defined below) (other than any Going Concern Full Write-Down Instrument); provided, however, that any amount subject to the Write-Down or Conversion of the Current Principal Amount outstanding of any Going Concern Write-Down Instrument (the “Going Concern Full Write-Down Instrument”) that by its terms provides for the Write-Down or Conversion of such instrument in excess of the amount that would have been subject to the Write-Down or Conversion assuming such instrument contained terms substantially equivalent to the going concern write-down provisions applicable to the perpetual subordinated debt securities as described herein shall be deducted from the Total Going Concern Write-Down Amount (and if the Total Going Concern Write-Down Amount becomes less than zero, the Total Going Concern Write-Down Amount shall be zero.).

For the purposes of the calculation of the Going Concern Write-Down Amount, the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Going Concern Write-Down Instruments that are not denominated in Japanese yen shall initially be calculated in Japanese yen, and the Going Concern Write-Down Amount shall be initially calculated in Japanese yen and converted into U.S. dollars, each in a manner that we deem appropriate.

“Going Concern Write-Down Instrument” means Additional Tier 1 Liabilities and at any time instruments qualifying as Additional Tier 1 Capital under the Applicable Capital Adequacy Regulations that by their terms provide for the Write Down or Conversion of such instruments (other than the perpetual subordinated debt securities and Additional Tier 1 Liabilities) (including any such instruments issued or created by any Special Purpose Company).

“Write-Down or Conversion” means, with respect to any Going Concern Write-Down Instrument, the write-down or, if applicable, conversion to shares of common stock of all or part of the Current Principal Amount outstanding of such Going Concern Write-Down Instrument (including an acquisition of shares of common stock in exchange for all or part of such Going Concern Write-Down Instruments by a holder of such Going Concern Write-Down Instruments pursuant to the Companies Act).

“Going Concern Write-Down Date” means the date that is determined by us after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than twenty business days following the date of the relevant Going Concern Write-Down Notice.

Each holder of perpetual subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities, shall thereby agree that if any payment is made to its perpetual subordinated debt securities with respect to a payment obligation that was subject to a Going Concern Write-Down as described above, then the payment of such amount shall be deemed null and void, and such holder or the Perpetual Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment, and shall also thereby agree that our liabilities to such holder in respect of the perpetual subordinated debt securities which was subject to the Going Concern Write-Down as described above shall not be set off against any liabilities of such holder owed to us.

Write-Up upon a Return to Financial Health

Subject to the Applicable Capital Adequacy Regulations and other applicable laws and regulations, upon occurrence of a Write-Up Event (as defined below), we may elect to cause the Current Principal Amount of the outstanding perpetual subordinated debt securities that have been subject to one or more Going Concern Write-Downs to be increased by the relevant Write-Up Amount (as defined below) on a Write-Up Date, by reinstating an amount of principal that was previously subject to a Going Concern Write-Down by the relevant Write-Up Amount on such Write-Up Date. Each such reinstatement is referred to as a “Write-Up.”

Upon a Write-Up, claims of holders of the perpetual subordinated debt securities with respect to payments of principal of the perpetual subordinated debt securities that were previously waived upon the occurrence of a Going Concern Write-Down, and our obligations to pay the principal of the perpetual subordinated debt securities that were previously discharged and released upon the occurrence of a Going Concern Write-Down, shall be reinstated, and such waiver, discharge and release previously given or granted shall be of no further effect, to the extent of the relevant Write-Up Amount, without any retroactive effect, on the relevant Write-Up Date. See “—Cancellation of Interest Payments—Calculating Interest Payments upon the Occurrence of a Capital Ratio Event or Write-Up Date.”

The perpetual subordinated debt securities may be subject to one or more Write-Ups, but in no event shall the Current Principal Amount of such perpetual subordinated debt securities, after giving effect to any Write-Up, exceed the Original Principal Amount of such perpetual subordinated debt securities.

A “Write-Up Event” shall be deemed to occur when we determine, in our sole discretion and in accordance with the Applicable Capital Adequacy Regulations and other applicable laws and regulations, to reinstate an amount of principal that was previously subject to a Going Concern Write-Down after we obtain prior confirmation from the FSA or any other relevant Japanese supervisory authority that our Consolidated Common Equity Tier 1 Capital Ratio will remain at a sufficiently high level after giving effect to the relevant Write-Up of the perpetual subordinated debt securities (together with the write-up of any Write-Up Instruments (as defined below)).

“Write-Up Amount” means the product of the total amount determined by us after consultation with the FSA or any other relevant Japanese supervisory authority by which the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and the Current Principal Amount outstanding of any Write-Up Instruments is to be increased and a ratio, the numerator of which is $1,000 in the Original Principal Amount of the perpetual subordinated debt securities minus the Current Principal Amount outstanding of the perpetual subordinated debt securities per $1,000 in Original Principal Amount, and the denominator of which is the aggregate amount of (i) the Original Principal Amount of all of the perpetual subordinated debt securities minus the Current Principal Amount outstanding of all of the perpetual subordinated debt securities and (ii) the Original Principal Amount of any Write-Up Instruments minus the Current Principal Amount outstanding of any Write-Up Instruments (rounding any amount less than a whole cent down to the nearest whole cent).

For the purposes of the calculation of the Write-Up Amount, the Original Principal Amount and the Current Principal Amount outstanding of the perpetual subordinated debt securities and the Original Principal Amount and the Current Principal Amount outstanding of any Write-Up Instruments that are not denominated in Japanese yen shall initially be calculated in Japanese yen, and the Write-Up Amount shall be initially calculated in Japanese yen and converted into U.S. dollars, each in a manner that we deem appropriate.

“Write-Up Instrument” means any Going Concern Write-Down Instrument that includes provisions permitting the reinstatement of previously written-down principal amounts substantially similar to those applicable to the perpetual subordinated debt securities.

“Write-Up Date” means the date that is determined by us in our sole discretion after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than twenty business days following the date of the relevant Write-Up Notice (as defined below).

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, no Write-Up Event shall occur (i) after any date fixed for the redemption, (ii) after a Liquidation Claim becomes due and payable pursuant to the subordination provisions as described under “—Subordination,” or (iii) after an occurrence of a Non-Viability Event or a Bankruptcy Event.

We will endeavor, as soon as practicable after the occurrence of a Write-Up Event, to deliver a written notice (a “Write-Up Notice”), to the holders of the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture, confirming, among other things, our determination to effect a Write-Up, the relevant Write-Up Date, the relevant Write-Up Amount and the Current Principal Amount of the perpetual subordinated debt securities on the relevant Write-Up Date after giving effect to the relevant Write-Up, in respect of all of the relevant series of the perpetual subordinated debt securities.

Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation)

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Non-Viability Event until the Write-Down and Cancellation Date, no principal of, interest on, or other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to principal, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and our obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down and Cancellation Date.

On the Write-Down and Cancellation Date:

(i)

principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be permanently written down to zero, we shall be discharged and released from any and all of our obligations to pay principal of, interest on and any other amount under the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), and the perpetual subordinated debt securities will be canceled, in each case other than principal amount, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid;

(ii)

our obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, principal or additional amounts, as applicable, have become due and payable to the holders of such perpetual subordinated debt securities on or before the date of the occurrence of the Non-Viability Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the trustee or any agent with respect to, and cannot instruct the Perpetual Subordinated Debt Securities Trustee to enforce, payment of principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

Notwithstanding anything to the contrary contained in the terms of the perpetual subordinated debt securities, upon the occurrence of a Bankruptcy Event, no principal of, interest on, or other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (other than with respect to principal, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Bankruptcy Event and remain unpaid) shall thereafter become due, and immediately upon such occurrence:

(i)

principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) will be permanently written down to zero, we shall be discharged and released from any and all of our obligations to pay principal of, interest on and any other amount under the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), and the perpetual subordinated debt securities will be canceled, in each case other than principal amount, interest and any additional amounts that have become due and payable on or before the date of the occurrence of the Bankruptcy Event and remain unpaid;

(ii)

our obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the perpetual subordinated debt securities and (B) any additional amounts, in each case, if and only to the extent that such interest, principal or additional amounts, as applicable, have become due and payable to the holders of such perpetual subordinated debt securities on or before the date of the occurrence of the Bankruptcy Event and remain unpaid; and

(iii)

the holders of the perpetual subordinated debt securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the trustee or any agent with respect to, and cannot instruct the Perpetual Subordinated Debt Securities Trustee to enforce, payment of principal of, or interest on, or any other amount under, the perpetual subordinated debt securities (including additional amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) in the above two paragraphs are referred to as a “Write-Down and Cancellation.”

Except for claims with respect to payments of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) that have become due and payable on or before the date of the occurrence of the Non-Viability Event or Bankruptcy Event and remain unpaid, as the case may be and as described above, upon the occurrence of a Non-Viability Event or Bankruptcy Event, (a) the holders of the perpetual subordinated debt securities shall have no rights whatsoever under the Perpetual Subordinated Debt Securities Indenture or the perpetual subordinated debt securities to take any action or enforce any rights or to instruct the Perpetual Subordinated Debt Securities Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the Perpetual Subordinated Debt Securities Trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the perpetual subordinated debt securities and each holder of perpetual subordinated debt securities shall, by virtue of its holding of any perpetual subordinated debt securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving us or have any ability to initiate or participate in any such proceedings or do so through a representative.

“Bankruptcy Event” means any of the following events:

(a)	a competent court in Japan shall have commenced bankruptcy proceedings with respect to us pursuant to the provisions of the Bankruptcy Act or any successor legislation thereto;

(b)	a competent court in Japan shall have commenced corporate reorganization proceedings with respect to us pursuant to the provisions of the Reorganization Act or any successor legislation thereto;

(c)	a competent court in Japan shall have commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Civil Rehabilitation Act or any successor legislation thereto;

(d)	a special liquidation proceeding (tokubetsu seisan) shall have commenced by or with respect to us under the Companies Act; or

(e)

we shall have become subject to bankruptcy, corporation reorganization, civil rehabilitation, special liquidation or other equivalent proceeding pursuant to any applicable law of any jurisdiction other than Japan.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to us.

“Write-Down and Cancellation Date” means, upon the occurrence of a Non-Viability Event, the date that shall be determined by us after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten business days following the date of the Write-Down and Cancellation Notice.

We will endeavor, as soon as practicable after the occurrence of a Non-Viability Event or a Bankruptcy Event, to deliver a written notice (a “Write-Down and Cancellation Notice”) to the holders of the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the paying agent in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture, confirming, among other things, the occurrence of such Non-Viability Event or Bankruptcy Event and the Write-Down and Cancellation Date or the date of occurrence of the Bankruptcy Event, as applicable. Any failure or delay by us to provide a Write-Down and Cancellation Notice upon the occurrence of a Non-Viability Event or Bankruptcy Event shall not change or delay the effect of the occurrence of such Non-Viability Event or Bankruptcy Event on the Write-Down and Cancellation taking place on the Write-Down and Cancellation Date or upon the occurrence of the Bankruptcy Event, as applicable, under the perpetual subordinated debt securities, nor give holders of the perpetual subordinated debt securities any rights as a result of such failure or delay.

Following the receipt of a Write-Down and Cancellation Notice by DTC, DTC will suspend all clearance and settlement of the perpetual subordinated debt securities through DTC. After such suspension has commenced, holders of beneficial interests in the perpetual subordinated debt securities will not be able to settle the transfer of any perpetual subordinated debt securities through DTC, and any sale or other transfer of the perpetual subordinated debt securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Write-Down and Cancellation on its systems, the Write-Down and Cancellation shall take place on the relevant Write-Down and Cancellation Date or upon the occurrence of the Bankruptcy Event, as applicable. The relevant procedures for any perpetual subordinated debt securities held through any clearing organization other than DTC will be described in the applicable prospectus supplement. See “Risk Factors—Risks Relating to the Perpetual Subordinated Debt Securities—Following a Non-Viability Event, a Bankruptcy Event or a Capital Ratio Event, clearance and settlement of perpetual subordinated debt securities will be suspended and may not be completed as expected or at all.

Each holder of perpetual subordinated debt securities, by its subscribing for, purchasing or otherwise acquiring such securities, shall thereby agree that if any payment is made to its perpetual subordinated debt securities with respect to a payment obligation that did not become due and payable on or before the date of the occurrence of a Non-Viability Event or Bankruptcy Event, as the case may be, then the payment of such amount shall be deemed null and void and such holder or the Perpetual Subordinated Debt Securities Trustee or paying agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment and shall also thereby agree that our liabilities to such holder in respect of the perpetual subordinated debt securities which was subject to the Write-Down and Cancellation as described above shall not be set off against any liabilities of such holder owed to us.

Agreement to Write-Down and Cancellation

By subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities consent to:

(a)

upon the occurrence of a Capital Ratio Event and a Going Concern Write-Down of the perpetual subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, not having any rights against us with respect to, and being unable to instruct the Perpetual Subordinated Debt Securities Trustee to enforce, the payment of Current Principal Amount of the perpetual subordinated debt securities to the extent of the relevant Going Concern Write-Down Amount or interest thereon (including additional amounts with respect thereto, if any), as described under “—Write-Down upon a Capital Ratio Event (Going Concern Write-Down),” and being bound by the write-down provisions;

(b)

upon the occurrence of a Non-Viability Event or a Bankruptcy Event and a Write-Down and Cancellation of the perpetual subordinated debt securities, such holders being deemed to have irrevocably waived their right to claim or receive, not having any rights against us with respect to, and being unable to instruct the Perpetual Subordinated Debt Securities Trustee to enforce, the payment of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) (except for any payments of principal, interest or other amounts that have become due and payable on or before the date of the occurrence of such Non-Viability Event or Bankruptcy Event and remain unpaid), as described under “—Write-Down and Cancellation upon a Non-Viability Event or Bankruptcy Event (Write-Down and Cancellation),” and being bound by the write-down provisions;

(c)

upon the occurrence of a Capital Ratio Event, Non-Viability Event, Bankruptcy Event or a Liquidation Event after the issuance of a redemption notice, (1) the automatic rescission of any redemption notice, (2) no redemption amount becoming due and payable, and (3) the perpetual subordinated debt securities becoming subject to a Going Concern Write-Down or a Write-Down and Cancellation or the subordination provisions, as the case may be, as described under “—Repurchases and Optional Redemption—Notices of Redemption;”

(d)

no such Going Concern Write-Down, Write-Down and Cancellation, or rescission in accordance with the terms of the Perpetual Subordinated Debt Securities Indenture constituting a default or breach in payment or otherwise under the terms of the perpetual subordinated debt securities; and

(e)

such holder being deemed to have authorized, directed and requested DTC (or any other applicable clearing organization) and any direct participant in DTC or other intermediary through which it holds the perpetual subordinated debt securities, the Perpetual Subordinated Debt Securities Trustee and the registrar to take any and all necessary action, if required, to implement a Going Concern Write-Down or a Write-Down and Cancellation of the perpetual subordinated debt securities without any further action or direction on the part of such holder.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of perpetual subordinated debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the perpetual subordinated debt securities of that series and the Perpetual Subordinated Debt Securities Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•	Immediately after giving effect to the transaction, no Bankruptcy Event under the Perpetual Subordinated Debt Securities Indenture has occurred and is continuing.

If the conditions described above are satisfied with respect to the perpetual subordinated debt securities of any series, we will not need to obtain the approval of the holders of those perpetual subordinated debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten), partial share exchange (kabushiki-kofu) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

No Events of Default or Rights of Acceleration

Non-payment of principal of or interest on the perpetual subordinated debt securities (including additional amounts with respect thereto, if any) or breach of covenants in the Perpetual Subordinated Debt Securities Indenture or the perpetual subordinated debt securities or any other event shall not constitute an event of default or an event of acceleration under the Perpetual Subordinated Debt Securities Indenture or the perpetual subordinated debt securities or give rise to any right of the holders or the Perpetual Subordinated Debt Securities Trustee to declare the principal of or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle the holders of perpetual subordinated debt securities or the Perpetual Subordinated Debt Securities Trustee to require that the perpetual subordinated debt securities become immediately due and payable.

Upon the occurrence and continuation of a Liquidation Event, holders of the perpetual subordinated debt securities shall have a Liquidation Claim, payment of which is subject to the subordination provisions described under “—Subordination.” The only action the Perpetual Subordinated Debt Securities Trustee (acting on behalf of the holders) or the holders may practically take against us upon a Liquidation Event might be to file their Liquidation Claims in the liquidation proceeding with respect to us pursuant to the laws of Japan, subject to the subordination provisions described under “—Subordination.”

Pursuant to the Perpetual Subordinated Debt Securities Indenture, the Perpetual Subordinated Debt Securities Trustee shall give notice by mail to the holders of the perpetual subordinated debt securities of all events which could lead to a breach known to the Perpetual Subordinated Debt Securities Trustee that has occurred with respect to the perpetual subordinated debt securities, provided that, except in the case of nonpayment, the Perpetual Subordinated Debt Securities Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the Perpetual Subordinated Debt Securities Trustee in good faith determines that the withholding of such notice is in the interests of the holders of such series of perpetual subordinated debt securities. The Perpetual Subordinated Debt Securities Trustee shall transmit the notice within 90 days of such occurrence, unless all events which could lead to a breach have been cured before transmission of such notice.

Under the Perpetual Subordinated Debt Securities Indenture, subject to the provisions as described above, unless otherwise set forth in the applicable prospectus supplement, a “breach” with respect to the perpetual subordinated debt securities of any series means each one of the following events which shall have occurred and be continuing:

(i)

our failure to pay the principal, if, when and to the extent due, or, to pay the interest when due unless we determined to cancel such interest payment in respect of any series of the perpetual subordinated debt securities, and the continuance of any such failure for a period of 30 days after the date when due, unless we shall have cured such failure by payment within such period,

(ii)

our failure to duly perform or observe any other term, covenant or agreement contained in any of the perpetual subordinated debt securities of such series or in the Perpetual Subordinated Debt Securities Indenture in respect of the perpetual subordinated debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring us to remedy the same, shall have been given first to us (and to the Perpetual Subordinated Debt Securities Trustee in the case of notice by the holders referred to below) by the Perpetual Subordinated Debt Securities Trustee or holders of at least 25% in principal amount of the then outstanding perpetual subordinated securities of such series (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” under the Perpetual Subordinated Debt Securities Indenture), or

(iii)	any other events or conditions that would constitute a breach as provided in any applicable supplemental indenture or in the perpetual subordinated indenture of such series.

Compliance with Perpetual Subordinated Debt Securities Indenture

We will furnish to the Perpetual Subordinated Debt Securities Trustee every year a written statement certifying that to our knowledge we are in compliance with the Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities issued under it, or else specifying any default under the Perpetual Subordinated Debt Securities Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Perpetual Subordinated Debt Securities Trustee. Book-entry and other indirect owners are described above under “—Book-Entry; Delivery and Form.”

Limitation on Suits by You as an Individual Holder of Perpetual Subordinated Debt Securities

The Perpetual Subordinated Debt Securities Indenture provides that no individual holder of perpetual subordinated debt securities may institute any action against us under the Perpetual Subordinated Debt Securities Indenture, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the Perpetual Subordinated Debt Securities Trustee of the continuing breach;

(ii)

the holders of not less than 25% in aggregate principal amount of the outstanding perpetual subordinated debt securities of each affected series, with each such series treated as a single class, must have:

a.	made written request to the Perpetual Subordinated Debt Securities Trustee to institute that action; and

b.	offered the Perpetual Subordinated Debt Securities Trustee indemnity and/or security to its satisfaction;

(iii)	the Perpetual Subordinated Debt Securities Trustee must have failed to institute that action within 60 days after receipt of the request referred to in (ii) above; and

(iv)

the holders of a majority in principal amount of the outstanding perpetual subordinated debt securities of each affected series, voting as one class, must not have given written directions to the Perpetual Subordinated Debt Securities Trustee inconsistent with those of the holders referred to above.

Notwithstanding any other provision in the Perpetual Subordinated Debt Securities Indenture and any provision of the perpetual subordinated debt securities, the right of any holder of any perpetual subordinated debt security to receive payment of the principal of and interest on such perpetual subordinated debt securities on or after the date on which it has become due and payable, or to institute suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such holder.

Notwithstanding the foregoing, by subscribing for, purchasing or otherwise acquiring the perpetual subordinated debt securities, holders of the perpetual subordinated debt securities agree to the limitations, suspension and waiver of rights triggered by an event triggering any Going Concern Write-Down, Write-Down and Cancellation, interest cancellation and subordination. For the avoidance of doubt, the foregoing shall not be construed to impair the effectiveness of the going concern, non-viability and bankruptcy write-down provisions, the interest cancellation provisions, the subordination provisions set forth in the Perpetual Subordinated Debt Securities Indenture or related provisions of the perpetual subordinated debt securities.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of perpetual subordinated debt securities for any series, to issue additional perpetual subordinated debt securities of such series on terms and conditions identical to those of the perpetual subordinated debt securities of that series, which additional perpetual subordinated debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the perpetual subordinated debt securities of that series. We may also issue other securities under the Perpetual Subordinated Debt Securities Indenture as part of a separate series that have different terms from the perpetual subordinated debt securities.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, we may discharge all of our obligations, other than as to transfers and exchanges, under the Perpetual Subordinated Debt Securities Indenture after we have:

(i)

redeemed all perpetual subordinated debt securities outstanding under the Perpetual Subordinated Debt Securities Indenture in accordance with the redemption provisions described in “—Repurchases and Optional Redemption;”

(ii)	delivered to the Perpetual Subordinated Debt Securities Trustee, the paying agent or registrar, as applicable, for cancellation all of the outstanding perpetual subordinated debt securities; or

(iii)

all securities of each series outstanding under the Perpetual Subordinated Debt Securities Indenture shall have been canceled in connection with a write-down upon occurrence of a Non-Viability Event or Bankruptcy Event as provided in the Perpetual Subordinated Debt Securities Indenture.

Modification of the Perpetual Subordinated Debt Securities Indenture and Waiver of Covenants

There are three types of changes we can make to the Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities or series of perpetual subordinated debt securities issued under the Perpetual Subordinated Debt Securities Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each perpetual subordinated debt security affected by the change under the Perpetual Subordinated Debt Securities Indenture except as otherwise required or permitted pursuant to the Going Concern Write-Down, Write-Down and Cancellation, interest payment cancellation or subordination provisions applicable to such series of perpetual subordinated debt securities. Here is a list of those types of changes:

•

reduce the principal amount (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event, Bankruptcy Event or Liquidation Event, as provided in the Perpetual Subordinated Debt Securities Indenture), the interest rate (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event, Bankruptcy Event, Liquidation Event, or due to the cancellation of interest as provided in the Perpetual Subordinated Debt Securities Indenture) or the redemption price (other than upon the occurrence of a Capital Ratio Event, Non-Viability Event, Bankruptcy Event or Liquidation Event as provided in the Perpetual Subordinated Debt Securities Indenture) for a perpetual subordinated debt security;

•	permit redemption of a perpetual subordinated debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its perpetual subordinated debt security;

•	impair any right that a holder of an indexed or any other perpetual subordinated debt security may have to convert the perpetual subordinated debt security for or into securities;

•	change the currency of any payment on a perpetual subordinated debt security;

•	change the place of payment on a perpetual subordinated debt security;

•

modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the perpetual subordinated debt securities of any particular series pursuant to the Perpetual Subordinated Debt Securities Indenture;

•

remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions in a manner not expressly permitted to be accomplished without obtaining consent of holders;

•	impair a holder’s right to sue for payment of any amount due on its perpetual subordinated debt security;

•

reduce the percentage in principal amount of the perpetual subordinated debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the perpetual subordinated debt securities of a series, the approval of whose holders is needed to change the Perpetual Subordinated Debt Securities Indenture or those perpetual subordinated debt securities;

•

reduce the percentage in principal amount of the perpetual subordinated debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the perpetual subordinated debt securities of a series, the consent of whose holders is needed to waive our compliance with the Perpetual Subordinated Debt Securities Indenture or to waive defaults; and

•

change the provisions of the Perpetual Subordinated Debt Securities Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected perpetual subordinated debt security.

Changes Not Requiring Holders’ Approval

Changes to the Perpetual Subordinated Debt Securities Indenture that are limited to clarifications and changes that would not adversely affect any perpetual subordinated debt securities of any series in any material respect do not require the approval of the holders of the affected perpetual subordinated debt securities. Holders’ approval is similarly not necessary to make changes that affect only perpetual subordinated debt securities to be issued under the Perpetual Subordinated Debt Securities Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular perpetual subordinated debt security, even if they affect other perpetual subordinated debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected perpetual subordinated debt security; we need only obtain any required approvals from the holders of the affected perpetual subordinated debt securities.

In addition, we may make changes to the Perpetual Subordinated Debt Securities Indenture, without the consent of the holders of the perpetual subordinated debt securities issued under the Perpetual Subordinated Debt Securities Indenture, to:

(i)

remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions; provided that such removal, amendment or modification does not adversely affect the interests of the holders of the perpetual subordinated debt securities in any material respect or the treatment of the perpetual subordinated debt securities as our Additional Tier 1 Capital; or

(ii)	effect any changes to the Perpetual Subordinated Debt Securities Indenture in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

Changes Requiring Majority Approval

Any other change to the Perpetual Subordinated Debt Securities Indenture and the perpetual subordinated debt securities issued thereunder would require the following approval:

•

If the change affects only particular perpetual subordinated debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular perpetual subordinated debt securities.

•

If the change affects multiple perpetual subordinated debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all perpetual subordinated debt securities affected by the change, with all such affected perpetual subordinated debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected perpetual subordinated debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the Perpetual Subordinated Debt Securities Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Perpetual Subordinated Debt Securities Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular perpetual subordinated debt security, or in the Perpetual Subordinated Debt Securities Indenture as it affects that perpetual subordinated debt security, that we cannot change without the approval of the holder of that perpetual subordinated debt security as described above in “—Changes Requiring Holders’ Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Perpetual Subordinated Debt Securities Indenture or any perpetual subordinated debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Perpetual Subordinated Debt Securities Indenture, such as approving any change or waiver or giving the Perpetual Subordinated Debt Securities Trustee an instruction, we will apply the following rules, except as may otherwise be provided in the applicable prospectus supplement.

Only Outstanding Perpetual Subordinated Debt Securities Are Eligible

Only holders of outstanding perpetual subordinated debt securities or the outstanding perpetual subordinated debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such perpetual subordinated debt securities or the perpetual subordinated debt securities of that series. Also, we will count only outstanding perpetual subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a perpetual subordinated debt security will not be “outstanding” if:

•	it has been canceled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen perpetual subordinated debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Perpetual Subordinated Debt Securities Indenture. In certain limited circumstances, only the Perpetual Subordinated Debt Securities Trustee will be entitled to set a record date for action by holders. If we or the Perpetual Subordinated Debt Securities Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Perpetual Subordinated Debt Securities Trustee specifies if it sets the record date. We or the Perpetual Subordinated Debt Securities Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global perpetual subordinated debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global perpetual subordinated debt securities may differ from those for other perpetual subordinated debt securities.

Form, Exchange and Transfer of Perpetual Subordinated Debt Securities

If any perpetual subordinated debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their perpetual subordinated debt securities for perpetual subordinated debt securities of smaller denominations or combined into fewer perpetual subordinated debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your perpetual subordinated debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their perpetual subordinated debt securities at the office of the Perpetual Subordinated Debt Securities Trustee. They may also replace lost, stolen, destroyed or mutilated perpetual subordinated debt securities at that office. We have appointed the Perpetual Subordinated Debt Securities Trustee to act as our agent for registering perpetual subordinated debt securities in the names of holders and transferring and replacing perpetual subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their perpetual subordinated debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any perpetual subordinated debt securities.

If we have designated additional transfer agents for your perpetual subordinated debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the perpetual subordinated debt securities of any series are redeemable and we redeem less than all of those perpetual subordinated debt securities, we may block the transfer or exchange of those perpetual subordinated debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any perpetual subordinated debt security selected for redemption.

If a perpetual subordinated debt security is issued as a global perpetual subordinated debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the perpetual subordinated debt security as described in this subsection, since the depositary will be the sole holder of the perpetual subordinated debt security.

The rules for exchange described above apply to exchange of perpetual subordinated debt securities for other perpetual subordinated debt securities of the same series and kind. If a perpetual subordinated debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the perpetual subordinated debt securities. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the holders of the perpetual subordinated debt securities, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Perpetual Subordinated Debt Securities Trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global perpetual subordinated debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of perpetual subordinated debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the Perpetual Subordinated Debt Securities Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Perpetual Subordinated Debt Securities Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the Perpetual Subordinated Debt Securities Trustee for the perpetual subordinated debt securities. Under the Perpetual Subordinated Debt Securities Indenture, we are required to file with the Perpetual Subordinated Debt Securities Trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the Perpetual Subordinated Debt Securities Trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of the Perpetual Subordinated Debt Securities Trustee for Actions Taken on Your Behalf

The Perpetual Subordinated Debt Securities Indenture provides that we will indemnify the Perpetual Subordinated Debt Securities Trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Perpetual Subordinated Debt Securities Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Perpetual Subordinated Debt Securities Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding perpetual subordinated debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the Perpetual Subordinated Debt Securities Trustee, or exercising any trust or power conferred on the Perpetual Subordinated Debt Securities Trustee.

Transfer and Exchange

A holder of the perpetual subordinated debt securities issued in definitive form may transfer or exchange perpetual subordinated debt securities in accordance with the Perpetual Subordinated Debt Securities Indenture. The registrar and the Perpetual Subordinated Debt Securities Trustee may require a holder of perpetual subordinated debt securities, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Perpetual Subordinated Debt Securities Indenture.

We will treat the registered holder of perpetual subordinated debt securities as the owner of that perpetual subordinated debt security for all purposes. See “—Book-Entry, Delivery and Form” above.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of debt securities will describe:

•	the terms of the offering of these debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of debt securities and will have no established trading market. Any underwriters to whom offered debt securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the debt securities will be distributed by one of our affiliates, each such offering of debt securities will be conducted in compliance with the requirements of Rule 5121 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the debt securities, our affiliates may offer and sell these debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these debt securities and may discontinue any market-making activities at any time without notice.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code, relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our corporate website is https://www.nomura.com.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i)  our annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 23, 2025, (ii) our current report on Form 6-K submitted to the SEC on August 5, 2025 (containing our supplement for financial highlights for the three months ended June 30, 2025) and (iii) our current report on Form 6-K submitted to the SEC on August 7, 2025 (containing our financial summary for the three months ended June 30, 2025, but excluding the English translation of the Interim Review Report of Independent Auditor).

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-6746-7720; Attention: Treasury Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended March 31, 2025, and the effectiveness of our internal control over financial reporting as of March 31, 2025, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

OUR REGISTERED HEAD OFFICE

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

OUR LEGAL ADVISORS

As to New York and United States Law:

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

As to Japanese Law:

Anderson Mori & Tomotsune

Otemachi Park Building

1-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-8136

Japan

LEGAL ADVISORS TO THE UNDERWRITERS

As to New York and United States Law:

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

TRUSTEE	PAYING AGENT, TRANSFER AGENT, CALCULATION AGENT, REGISTRAR AND AUTHENTICATING AGENT

Citibank, N.A. 388 Greenwich Street New York, N.Y. 10013	Citibank, N.A., London Branch Corporate Trust Department, Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young ShinNihon LLC

Hibiya Mitsui Tower, Tokyo Midtown Hibiya

1-2, Yurakucho 1-chome

Chiyoda-ku, Tokyo 100-0006 Japan